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                            DATED 30th OCTOBER, 1997


                            CHIREX (HOLDINGS) LIMITED
                                   as Borrower


                                   CHIREX INC.
                             CHIREX (DUDLEY) LIMITED
                             CHIREX (ANNAN) LIMITED
                                  as Guarantors


                         BANKERS TRUST INTERNATIONAL PLC
                                MIDLAND BANK PLC
                               as Joint Arrangers


                              BANKERS TRUST COMPANY
                                    as Agent


                              BANKERS TRUST COMPANY
                                as Security Agent


                                       and


                          THE LENDERS DESCRIBED HEREIN

                          ----------------------------

                              FACILITIES AGREEMENT

                                 GBP 62,000,000
                          ----------------------------


                              O'MELVENY & MYERS LLP
                               10 Finsbury Square
                                 London EC2A 1LA

                              Tel: +44 171 256 8451
                              Fax: +44 171 638 8205
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                                TABLE OF CONTENTS

1.   INTERPRETATION............................................................3

2.   THE FACILITIES...........................................................28

3.   PARTICIPATION OF LENDERS.................................................29

4.   CONDITIONS PRECEDENT.....................................................33

5.   DRAWDOWN PROCEDURES......................................................36

6.   REPAYMENT OF ADVANCES....................................................38

7.   PREPAYMENT...............................................................39

8.   INTEREST.................................................................42

9.   PAYMENTS.................................................................45

10.  CHANGE IN CIRCUMSTANCES..................................................48

11.  FEES, EXPENSES AND STAMP DUTIES..........................................51

12.  REPRESENTATIONS AND WARRANTIES...........................................53

13.  UNDERTAKINGS.............................................................61

14.  EVENTS OF DEFAULT........................................................78

15.  GUARANTEE................................................................83

16.  THE AGENT AND THE OTHER FINANCE PARTIES..................................86

17.  EVIDENCE OF INDEBTEDNESS.................................................93

18.  APPLICATION OF MONEYS....................................................93

19.  PRO RATA PAYMENTS........................................................94

20.  SET-OFF..................................................................95

21.  NOTICES..................................................................95

22.  NO IMPLIED WAIVERS.......................................................96

23.  INVALIDITY OF ANY PROVISION..............................................96

24.  CONFIDENTIALITY..........................................................96

25.  CHANGES TO PARTIES.......................................................96


                                       (i)
                                                                   Executed Copy
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26.  LENDER DECISIONS.........................................................99

27.  INDEMNITIES..............................................................99

28.  CERTIFICATES CONCLUSIVE.................................................101

29.  GOVERNING LAW...........................................................101

30.  JURISDICTION............................................................101

31.  COUNTERPARTS............................................................102


SCHEDULE 1
     Commitments and Lending Offices......................................S1 - 1

SCHEDULE 2
     Repayment Schedule...................................................S2 - 1

SCHEDULE 3
     Form of Drawdown Request.............................................S3 - 1

SCHEDULE 4
     Structure of ChiRex Group............................................S4 - 1

SCHEDULE 5
     Calculation of the Mandatory Liquid Asset Costs
         for any Sterling Advances........................................S5 - 1

SCHEDULE 6
     Form of Deed of Accession............................................S6 - 1

SCHEDULE 7
     Form of Transfer Certificate.........................................S7 - 1
     First Schedule to the Transfer Certificate...........................S7 - 4
     Second Schedule to the Transfer Certificate..........................S7 - 5

SCHEDULE 8
     Continuing Indebtedness..............................................S8 - 1


                                      (ii)
                                                                   Executed Copy
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THIS AGREEMENT ("Agreement") is made on 30th October, 1997

AMONG:-

(1) CHIREX (HOLDINGS) LIMITED, a limited company organised under the laws of England with registered number 3080257 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG;

(2) CHIREX INC., a corporation organised under the laws of the State of Delaware with its principal office at 300 Atlantic Street, Suite 402, Stamford, CT 06901, U.S.A., CHIREX (DUDLEY) LIMITED., a limited company organised under the laws of England with registered number 857670 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG, and CHIREX (ANNAN) LIMITED., a limited company organised under the laws of England with registered number 3417229 with its registered office at Dudley, Cramlington, Northumberland NE23 7QG;

(3)    BANKERS TRUST INTERNATIONAL PLC and MIDLAND BANK PLC, as Joint Arrangers;

(4)    BANKERS TRUST COMPANY, as Agent;

(5)    BANKERS TRUST COMPANY, as Security Agent; and

(6)    THE LENDERS DESCRIBED HEREIN.

IT IS AGREED as follows:-

1.     INTERPRETATION

1.1    Definitions

       In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings:-

       "Accountants' Report" means the reports prepared by Arthur Andersen relating to analysis of costs of certain operations in the U.K. of the ChiRex Group, together with the letter in respect thereof dated 16th October, 1997, each addressed to and for the benefit of, inter alia, the Finance Parties;

       "Achievement Date" means the later of (i) 31st December, 1998 or (ii) the first Accounting Quarter end following the date of this Agreement as at which the Total


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       Debt/EBITDA Ratio, calculated as provided in Clause 13.4, is 2:1 or lower;

       "Accounting Quarter" means, subject to Clause 13.3, each successive fiscal period of the ChiRex Group consisting of three consecutive months;

       "Accounting Reference Period" means each successive financial year of the ChiRex Group ending on or about 31st December, as such ending date may be altered in accordance with Clause 13.3;

       "Advance" means the principal amount of the borrowing made or to be made by the Borrower on a Drawdown Date under any of the Facilities (and includes a WCP Advance) or, as the context requires, the principal amount thereof for the time being outstanding;

       "Advisory Capacity" has the meaning given to it in Clause 16.6.3;

       "Affected Interest Period" has the meaning given to it in Clause 8.5.1;

       "Affected Lender" has the meaning given to it in Clause 10.1.1;

       "Agency Indemnitees" has the meaning given to it in Clause 16.8.1;

       "Agent" means Bankers Trust Company acting in its capacity as agent for the Lenders or such other agent for the Lenders as shall be appointed pursuant to Clause 16.9;

       "Annan Facility" means the manufacturing facility situated at Annan, Dumfries, Scotland to be purchased pursuant to the Sale and Purchase Agreement;

       "Annan Note" means the note dated the date hereof to be issued by ChiRex (Annan) Limited to the Borrower in respect of the proceeds of the Tranche A Facility;

       "Approved Accounting Principles" means (a) with regard to the Borrower, ChiRex (Dudley) Limited, and ChiRex (Annan) Limited, accounting principles and practices generally accepted in the U.K. consistently applied and (b) with regard to ChiRex Inc. and ChiRex America Inc., accounting principles generally accepted in the U.S. consistently applied;


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       "Assets" has the meaning set forth in the Sale and Purchase Agreement;

       "Auditors" means Arthur Andersen, or such other firm of accountants as the Borrower may appoint in compliance with the provisions of Clause 13.3.3;

       "Availability Period" means the period commencing on the Initial Drawdown Date and ending on the earlier of (i) the fifth day thereafter and (ii) the date on which the Commitments are terminated in full;

       "Available Amount" means, at any time, the lesser of (i) 50% of the cumulative Net Income of the ChiRex Group or (ii) 50% of the cumulative Cashflow of the ChiRex Group, in each case calculated for each successive Accounting Reference Period or part thereof beginning on the date of this Agreement and ending on the last day of the Accounting Reference Period ending immediately prior to such time, and in each case after making appropriate deduction in respect of any Accounting Reference Period in which Net Income or Cashflow, as the case may be, is negative;

       "Available Currency" means (a) in respect of the Tranche A Facility, GBP only and (b) in respect of the Tranche B Facility, DEM, FF, LIT, GBP, CHF, Yen and USD and, subject to the provisions of Clause 5.1.7, any other currency freely available to all the Lenders in which dealings regularly occur in the London interbank market, provided that the Agent has, prior to selection of such currency, confirmed such availability to the Borrower;

       "Borrower" means ChiRex (Holdings) Limited;

       "Business" means the business of ChiRex Inc. and its subsidiaries as described in ChiRex Inc.'s Form 10-K with respect to its fiscal year most recently ended;

       "Business Day" means, in respect of each Available Currency, a day (other than a Saturday, Sunday or public holiday) which is a day on which banks are open for dealings in such Available Currency in the London interbank market and on which banks are open for business (and are not permitted by law to remain closed) in the place where the main domestic market for such Available Currency is situated;

       "Business Plan" means a set of five year financial projections, together with the assumptions forming the


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       basis thereof, prepared in connection with the execution and delivery of this Agreement by the management of ChiRex Inc. in respect of the consolidated operations of ChiRex Inc. and its subsidiaries, which Business Plan shall include the initial Operating Budget;

       "Capital Expenditure" means in relation to a person or group of persons, expenditure treated as expenditure in respect of tangible fixed assets in accordance with the applicable Approved Accounting Principles and determined for such person or, on a consolidated basis, for such persons (as the case may be);

       "Cashflow" means, in respect of the relevant testing period in relation to a person or group of persons under the applicable Approved Accounting
       Principles:

       EBITDA, adjusted as follows, to the extent not already similarly treated in calculating EBITDA,

            PLUS: (a)   decreases in Working Capital during the relevant period,
                        and losses on fixed asset disposals during the relevant period;

                  (b) increases in provisions to the extent not previously taken into account in Working Capital (other than deferred tax provisions);

                  (c) cash proceeds from the issuance of shares of capital stock in ChiRex Inc. and cash proceeds from any Equity Sale;

                  (d) cash income constituting extraordinary or exceptional items; and

                  (e) Net Cash Proceeds of disposals during the relevant period, if positive;

           MINUS: (f)   increases in Working Capital during the relevant period
                        and gains on fixed asset disposals during the relevant period;

                  (g) Capital Expenditure paid during the relevant period which expenditure is (i) in accordance with the Business Plan, or (ii) pursuant to the prior written consent of the Agent;

                  (h)   Tax paid during the relevant period;


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                  (i)   Total Debt Service, to the extent paid in cash, in
                        respect of (i) Financial Indebtedness under the Finance Documents, (ii) Continuing Indebtedness, and (iii) Permitted Indebtedness falling within paragraph (iii) or
                        (x) of the definition thereof;

                  (j) the sum of prepayments pursuant to Clauses 7.1 (to the extent applied pursuant to the provisions hereof to Tranche A Term Advances only) and 7.3;

                  (k) cash expenses constituting extraordinary or exceptional items;

                  (l) decreases in provisions to the extent not previously taken into account in Working Capital (other than deferred tax provisions); and

                  (m) Net Cash Proceeds of disposals during the relevant period, if negative;

       and determined in accordance with such Approved Accounting Principles for such person or, on a consolidated basis, for such persons (as the case may be);

       "Change of Control" means (i) ChiRex Inc. shall cease to beneficially own and control, directly or indirectly, 100% of the issued and outstanding shares of ChiRex America Inc. or the Borrower, or the greater of (A) 75% of the issued and outstanding shares of capital stock of any of its other subsidiaries or (B) the percentage of ownership necessary for ChiRex Inc. to maintain group tax benefits with respect to its other subsidiaries; or
       (ii) any person or any two or more persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the equity securities of ChiRex Inc. (or other securities convertible into such equity securities) representing 50% or more of the combined voting power of all equity securities of ChiRex Inc. entitled to vote in the election of director; or (iii) any person or any two or more persons acting in concert shall have acquired the ability to exercise management control over ChiRex Inc.;

       "CHF" means the lawful currency from time to time of Switzerland;


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       "ChiRex (Annan) Limited" means ChiRex (Annan) Limited, a limited company organised under the laws of England with registered number 3417229;

       "ChiRex Group" means ChiRex Inc. and each direct and indirect subsidiary thereof;

       "ChiRex Inc." means ChiRex Inc., a corporation organised under the laws of the state of Delaware;

       "Code" means the United States Internal Revenue Code of 1986;

       "Commitment" means, in relation to the participation of any Lender in a Facility, the amount stated opposite its name in Schedule 1 in relation to that Facility (or, in the case of a Transferee, the amount stated in the Schedule to the relevant Transfer Certificate as being transferred to that Transferee), in each case as the same may be transferred (in whole or in part), cancelled, reduced, varied or terminated in accordance with the terms of this Agreement;

       "Continuing Indebtedness" means financial indebtedness of the ChiRex Group identified on Schedule 8, and in each case all interest and other amounts accrued thereon during or for the interest period current at any date of determination, each such item of financial indebtedness being evidenced by its related agreement, deed or other instrument in the form in existence on the date of this Agreement, subject to such changes therein and refinancings thereof as do not materially prejudice the interests of the Finance Parties under or in connection with the Finance Documents;

       "Dangerous Substance" means any natural or artificial substance (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) (i) capable of causing harm to man or any other living organism or of damaging the Environment or causing danger to public health or welfare, including without limitation any hazardous, toxic or dangerous waste, which is subject to regulation by any Governmental Authority under any applicable Environmental Law, or (ii) because of its quantity, concentration or physical or chemical characteristics, exposure to which is limited by any applicable Governmental Authority;


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       "Deed of Accession" means one or more deeds to be executed by any obligor who becomes an Obligor after the date of this Agreement, substantially in the form of Schedule 6, subject to variation in accordance with the laws of the jurisdiction of organisation of the relevant Obligor which relate to the giving of guarantees and similar undertakings, and with such amendments thereto as the Agent may reasonably require or permit;

       "Default Interest Period" has the meaning given to it in Clause 8.4.1.;

       "Default Rate" has the meaning given to it in Clause 8.4.1;

       "DEM" means the lawful currency from time to time of the Republic of Germany;

       "Discharged Rights and Obligations" has the meaning given to it in Clause 25.3.2;

       "Drawdown" means the making of the Advances hereunder;

       "Drawdown Date" means the date for the making of an Advance as specified by the Borrower in the relevant Drawdown Request;

       "Drawdown Request" means a notice requesting an Advance in the form set out in Schedule 3;

       "Dudley Facility" means the manufacturing facility situated at Dudley, Cramlington, Northumberland NE23 7QG, England, owned as of the date of this Agreement by ChiRex (Dudley) Limited;

       "Due Diligence Report (Legal)" means, collectively, (i) ChiRex Inc.'s Form 10-K with respect to its fiscal year ended 31st December 1996, (ii) the report(s) in agreed terms previously compiled by Dibb Lupton Alsop regarding the Annan Facility, (iii) the report(s) in agreed terms compiled by Brodies WS regarding the Annan Facility, (iv) the report(s) in agreed terms compiled by British Geological Survey regarding the water supply at the Annan Facility, and (v) the report(s) in agreed terms compiled by MacFarlanes regarding the Dudley Facility;

       "EBIT" means, in respect of the relevant testing period and in relation to a person or group of persons under the applicable Approved Accounting Principles, EBITDA less (i) depreciation on all fixed assets, (ii) amortisation


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       of goodwill, acquisition costs and other intangible assets and (iii)
       write-downs, write-offs, minority interests and other non-cash charges in determining earnings of such person or persons for that period, determined in accordance with such Approved Accounting Principles for such person or, on a consolidated basis, for such persons;

       "EBITDA" means, in respect of the relevant testing period and in relation to a person or group of persons under the applicable Approved Accounting Principles, Net Income for that period, determined in accordance with such Approved Accounting Principles for such person or, on a consolidated basis, for such persons adding back (if previously deducted) or, as the case may be, before any deduction (to the extent that such deduction is made in the calculation of earnings) for or on account of:-

       (a)    Total Interest;

       (b)    Tax charged or credited during the relevant testing period;

       (c)    depreciation on fixed assets;

       (d) amortisation of goodwill, acquisition costs and other intangible assets; and

       (e) write-downs, write-offs, minority interests and other non-cash charges in determining earnings of such person or persons for that period;

       and excluding the effect, positive or negative, of items which would be regarded as extraordinary or exceptional items;

       "Employee Benefit Plan" means, at any time, any "employee benefit plan" as defined in Section 3(3) of ERISA and any "multiemployer plan" as defined in Section 3(37) of ERISA, to which any US Obligor or any of their respective ERISA Affiliates is contributing, or ever has contributed, or to which any US Obligor or any of their respective ERISA Affiliates has, or ever has had, an obligation to contribute;

       "Environment" consists of all, or any, of the following media: the air, water as ground water, surface water, drinking water supplied, vapour and ice, and land (both surface and subsurface); and the medium of the air includes the air within buildings and air within other


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       natural or manmade structures, above or below ground and "Environmental"
       shall be construed accordingly;

       "Environmental Claim" means (i) any threatened or instituted claim, demand, accusation, allegation or notice of violation, in each case made in writing, against any Obligor or any of their respective subsidiaries (not being a purely vexatious, frivolous or specious claim) by any person
       (x) in respect of any loss or liability suffered or incurred by that person as a result or in connection with any violation of Environmental Law or (y) giving rise to any remedy or penalty that may be enforced or assessed by private or public legal action in connection with Environmental Contamination or (ii) any remedial action or action to comply that any Obligor or any of their respective subsidiaries is obliged to undertake pursuant to Environmental Law in connection with Environmental Contamination, or (iii) any application for any interim or final judicial or administrative decree, injunction, cease and desist order, abatement order, compliance order, consent order, consent decree, settlement agreement, request for information, clean-up order or enforcement notice, stop notice, improvement notice, prohibition notice or revocation order against any Obligor or any of their respective subsidiaries in respect of Environmental Contamination;

       "Environmental Contamination" means the following and the consequences resulting therefrom: any condition connected with any emission, release, leakage, spillage, or presence, use, leaching or migration (in any case whenever occurring), of Dangerous Substances at or from any site (or the migration of a Dangerous Substance from surrounding property or groundwater in, into or onto any site) owned or operated by any Obligor or any of their respective subsidiaries, and any residual Dangerous Substance on or under any site owned or operated by any Obligor or any of their respective subsidiaries including (without limitation) the storage, keeping, handling, labeling, transfer or disposal of Dangerous Substances, to the extent any of the foregoing results in a breach of any Environmental Law or has given or could reasonably be expected to give rise to an Environmental Claim;

       "Environmental Event" means any event (whenever occurring) which constitutes a breach of any Environmental Law or which has given or could reasonably be expected to give rise to an Environmental Claim;


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       "Environmental Law" means all present and future laws, regulations, ordinances, permits guidance documents or other requirements having legal effect in any jurisdiction in which any Obligor carries on business or owns assets, or in the European Union as a whole, concerning the protection of the Environment, human health and safety or the control of Dangerous Substances;

       "Environmental License" means any permit, license, authorisation, plan, consent order or consent decree of or from any Governmental Authority;

       "Environmental Report" means such reports or other documents from the Obligors and/or third parties in form and substance satisfactory to the Agent to be provided to the Agent in connection with the execution and delivery of the Agreement, compiling information relating to compliance by the Obligors with, and liabilities of the Obligors under, applicable Environmental Laws, including the following documents: (i) Environmental Phase I Survey of Annan Facility, dated September 1997, prepared by Dames & Moore, (ii) Environmental Phase I Survey of Dudley Facility, dated August 1995, prepared by Peter Brett Associates, (iii) Environmental Phase I Update of Dudley Facility, dated November 1995, prepared by Environmental Resources Management, and (iv) management letter dated 30th October, 1997, relating to environmental updates in respect of the Dudley Facility;

       "Equity Sale" means the sale or transfer of equity securities in any direct or indirect subsidiary of ChiRex Inc., which sale or transfer dilutes the aggregate percentage equity ownership (direct or indirect) of ChiRex Inc. in such subsidiary;

       "Equivalent Amount" means the amount of a currency other than GBP that can be purchased with GBP calculated on the basis of the Agent's spot rate of exchange for the purchase of such other currency with GBP on the date such calculation is to be made (such calculation to be made, for the purpose of determining the amount available to be drawn under the Tranche B Multicurrency Revolving Facility, on the Rate Fixing Day applicable to the relevant Drawdown Date);

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute;


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       "ERISA Affiliate", as applied to any person, means any entity required to be treated with any US Obligor as a single employer under Section 414 of the Internal Revenue Code;

       "Event of Default" means one of the events specified in Clause 14.1;

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute;

       "Facilities" means the Tranche A Facility and the Tranche B Facility (including the WCP Facilities) not in excess of the Total Commitments granted to the Borrower hereunder (as the same may be reduced in accordance with the terms of this Agreement);

       "Facility Amount" means (i) in the case of the Tranche A Term Facility, GBP 40,000,000, and (ii) in the case of the Tranche B Multicurrency Revolving Facility, GBP 22,000,000, or the Equivalent Amount thereof, in each case as the same may be reduced or cancelled pursuant to the terms of this Agreement;

       "Fees Letter" means the letters from ChiRex Inc. to Bankers Trust International PLC in the agreed terms setting out details of the fees payable pursuant to Clause 11.1.1(b);

       "FF" means the lawful currency from time to time of the Republic of France;

       "Final Repayment Date" means the earlier of (a) 31st December, 2002 and
       (b) the date on which the Commitments are terminated in full in accordance with the terms of this Agreement;

       "Finance Documents" means this Agreement, the Fees Letter, each WCP Agreement, each Transfer Certificate, each Security Document, each Deed of Accession and any other document expressed to be made supplemental to, amending and/or modifying any of the foregoing or entered into pursuant hereto or thereto, and "Finance Document" means any of them;

       "Finance Indemnitees" has the meaning given to it in Clause 27.1;

       "Finance Parties" means each Arranger, the Agent, the Security Agent, each Lender and each WCP Provider, and

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       "Finance Party" means any of them; "Financial Indebtedness" means, without duplication, any indebtedness in respect of or arising under or in connection with:-

       (i) moneys borrowed including, without limitation, on a contractually subordinated basis;

       (ii) any debenture, bond, note or loan stock or other similar instrument;

       (iii) any acceptance or documentary credit (except, in the case of documentary credits, those issued in support only of liabilities to trade creditors incurred in the ordinary course of business and having a term of not more than 90 days);

       (iv) receivables sold or discounted in a transaction other than one in respect of which (a) no recourse exists against any Obligor and no Obligor has any obligation to repurchase, or make any payment in respect of deficiencies in collection of, any receivables, and (b) no Obligor has the right or obligation to sell, discount or otherwise dispose of receivables in addition to those transferred on the initial funding date of the transaction;

       (v) the acquisition cost of any asset to the extent payable after the time of acquisition or possession by the person liable as principal obligor for the payment thereof where the deferred payment is arranged primarily as a method of raising finance or financing or refinancing the acquisition of the asset acquired (which, for the avoidance of doubt, shall not include liabilities to trade creditors incurred in the ordinary course of business and having a term of not more than 90 days);

       (vi) the sale price of any asset to the extent paid before the time of sale or delivery by the person liable to effect such sale or delivery where the advance payment is arranged primarily as a method of raising finance or financing or refinancing the manufacture, assembly, acquisition or holding of the asset to be sold;

       (vii) finance leases, credit sale or conditional sale agreements (whether in respect of land, buildings, plant, machinery, equipment or otherwise) entered into primarily as a method of raising finance or financing or refinancing


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              the acquisition of the relevant asset (but not including
              liabilities under operating leases);

       (viii) the amount payable under any put option or other arrangement whereby the Borrower or any of its subsidiaries is liable to purchase share capital or other securities issued;

       (ix) any guarantee, indemnity or similar assurance against financial loss of any person in respect of obligations of the type described in the preceding paragraphs (i) to (viii);

       (x) any guarantee, endorsement or other undertaking of responsibility for any obligations of any other person, whether (a) directly or indirectly by agreement to purchase the Financial Indebtedness of any other person, or (b) through the purchase of goods or other assets, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan which, in any case in this subclause (b), is entered into for the purpose of paying or discharging any Financial Indebtedness of such other person or assuring the holder of such Financial Indebtedness or obligation against loss in respect thereof;

       (xi) amounts raised under any other transaction having as a primary, and not an incidental effect, the commercial effect of a borrowing;

       (xii) debts incurred in the ordinary course of business which remain unpaid for more than 60 days after their due date for payment, including for this purpose debts which upon their incurrence are within the exceptions set forth in paragraph (iii) above (other than debts which are being diligently contested in good faith unless the Agent reasonably believes that there is no reasonable prospect of success); or

       (xiii) net amounts payable under any interest rate or currency swap, collar or other similar agreement or any other hedging or derivative instrument, the amount of Financial Indebtedness being attributable thereto being 10% of the face or notional amount of the relevant agreement, or in each case such lower


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              percentage as shall be reasonably approved by the Agent;

       "GBP" means the lawful currency from time to time of the United Kingdom;

       "Glaxo Group Limited" means Glaxo Group Limited, a company organised under the laws of England, whose registered office is at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN;

       "Glaxo Operations UK Limited" means Glaxo Operations UK Limited, a company organised under the laws of England, whose registered office is at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 0NN;

       "Governmental Authority" means any domestic or foreign court or governmental body, department, agency, commission, authority or instrumentality;

       "Guarantees" means the guarantees by the Guarantors pursuant to Clause
       15;

       "Guarantor" means, together, ChiRex Inc., ChiRex (Dudley) Limited, ChiRex (Annan) Limited, and/or other guarantors acceptable to the Lenders;

       "Holdings Note" means the promissory note issued by the Borrower to ChiRex Inc. on 30th October 1997 in the principal amount of USD 38,234,000;

       "ICTA" means the Income and Corporation Taxes Act 1988, as the same may be amended from time to time;

       "Industry Report" means the report by Chem. Systems, together with the letter in respect thereof, each addressed to and for the benefit of, inter alia, the Finance Parties;

       "Information Memorandum" means the document containing information relating to the Business prepared in connection with this Agreement by the Agent and the ChiRex Group and distributed by the Agent to the Lenders and potential Lenders;

       "Initial Drawdown" means the making of the first Advance hereunder, which Advance must in any event be an amount sufficient to discharge all fees due and payable on the Initial Drawdown Date pursuant to Clause 11.1.1;


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       "Initial Drawdown Date" means the date of the Initial Drawdown, which date shall occur on or after each of the conditions set forth in Clause
       4.1 have been satisfied or waived by the Agent, and which date shall occur on or before the tenth Business Day after the date of this Agreement;

       "Intellectual Property" means all patents and patent applications, trade and/or service marks and trade and/or service mark applications (and all goodwill associated with such applications), all brand and trade names, all copyrights and rights in the nature of copyright, all design rights, all registered designs and applications for registered designs, all trade secrets, know-how and all other intellectual property rights now or in the future owned by any Obligor throughout the world or the interest of any Obligor in any of the foregoing now or in the future, together with the benefit of all present and future agreements entered into or the benefit of which is enjoyed by any Obligor relating to the use or exploitation of any of the aforementioned rights;

       "Interest Coverage Ratio" means, at any time, the ratio of (i) consolidated EBITDA for the immediately preceding four Accounting Quarters, to (ii) Total Interest for the immediately preceding four Accounting Quarters, in each case in respect of the ChiRex Group.;

       "Interest Payment Date" means, in relation to an Advance, the date determined pursuant to Clause 8.2;

       "Interest Period" means a period by reference to which interest is calculated and payable on an Advance or an overdue sum, and includes a Default Interest Period;

       "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter;

       "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, or, as the case may be, an assignee or Transferee therefrom to whom rights and/or obligations are assigned or transferred in accordance with Clause 25.2 or 25.3, and includes a successor of any such person;

       "Lending Office" means in relation to a Lender, the office or offices through which it is acting for


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       the purpose of this Agreement, which office or offices initially are set out in Schedule 1;

       "LIBOR" means, in relation to any Advance or any overdue sum:-

       (a) the rate determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the offered quotations for deposits in the relevant Available Currency for a period equal to the Interest Period relating to that Advance (or overdue sum) which appear on the Telerate Display Screen page number 3750 (or such other page(s) as may replace such pages from time to time on that system) at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day; or

       (b) if no such offered quotations appear on the relevant page as aforesaid the arithmetic mean (rounded upwards, if necessary, to the nearest five decimal places) of the respective rates, as supplied to the Agent at its request, quoted (subject to Clause 8.1.3) by the Reference Lenders to prime lenders in the London Interbank Market at or about 11.00 a.m. (London time) on the relevant Rate Fixing Day for the offering of deposits in the relevant Available Currency and in an amount comparable to the amount of, and for a period equal to the Interest Period relating to, that Advance (or overdue sum) for delivery on the first day of that Interest Period;

       "LIT" means the lawful currency from time to time of Italy;

       "Loan" means the aggregate principal amount of all Advances for the time being outstanding under this Agreement, and "Tranche A Term Loan" and "Tranche B Multicurrency Revolving Loan" shall be construed accordingly;

       "Majority Lenders" means one or more Lenders, the sum of whose Relevant Amounts equals or exceeds 51 per cent. (51%) of the aggregate of the Relevant Amounts of all the Lenders;

       "Mandatory Liquid Asset Costs" means, in relation to each Lender, the additional cost to such Lender of complying with (i) the relative reserve asset ratio required by the Bank of England from time to time (if any), expressed as


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       a percentage per annum and calculated as set forth in Schedule 5, or (ii)
       any analogous requirement of any central banking or financial regulatory authority imposed at the date of this Agreement in respect of the funding or maintenance of commitments or loans of the type contemplated hereby and applicable to a specific currency;

       "Margin" means 1.00% for the period commencing on the Initial Drawdown Date and ending on the last day of the fourth full Accounting Quarter following such date, and thereafter 0.75%, upon ChiRex Inc. (on a consolidated basis) achieving a level of Total Debt/EBITDA Ratio equal to
       1.5 : 1 (and only for such time as such level continues to be achieved), tested as at the last day of the immediately preceding Accounting Quarter and calculated as provided in Clause 13.4 provided that:-

       (a) there shall be no decrease in the Margin if there has occurred an Event of Default or a Potential Event of Default which is continuing and the Margin shall remain at or increase to 1.00% until such time as such Event of Default or Potential Event of Default is no longer continuing, whereupon the Margin shall be determined as aforesaid; and

       (b) any reduction or increase in the Margin shall take effect as from the date of receipt by the Agent of the relevant accounts in accordance with Clause 13.3.4 (on the basis that in the case of a reduction or increase taking effect during an Interest Period the interest payable on the Interest Payment Date will reflect such reduction or increase on a time apportioned basis);

       "Margin Stock" means margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System of the U.S.;

       "Material Adverse Effect" has the meaning given thereto in Clause 1.2.5;

       "Material Agreement" means, at any time, any agreement or group of related agreements (i) to which, individually or in the aggregate, is attributable (on a reasonable estimation basis) 10% or more of either the gross turnover or the EBITDA of the ChiRex Group for the Accounting Reference Period then in effect, or, at any time before 31st December, 1997, for the Accounting Reference Period ending on 31st December, 1998, or (ii)


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       the termination or non-performance of which would constitute a Material
       Adverse Effect;

       "Material Subsidiary" means any direct or indirect subsidiary of ChiRex Inc. other than a subsidiary that has been designated in writing by the Agent as a Non-Material Subsidiary; provided that upon each such designation, ChiRex Inc. shall deliver a certificate signed on behalf of ChiRex Inc. by two of its officers, certifying that (i) the aggregate gross turnover of the Non-Material Subsidiaries as at such date does not exceed 10% of the gross turnover of ChiRex Inc. and its subsidiaries as at such date, (ii) the aggregate gross assets of the Non-Material Subsidiaries as at such date does not exceed 10% of the gross assets of ChiRex Inc. and its subsidiaries as at such date, and (iii) the aggregate EBITDA of the Non-Material Subsidiaries as at such date does not exceed 10% of the EBITDA of ChiRex Inc. and its subsidiaries as at such date. For this purpose:-

       (a) in the case of a person which itself has subsidiaries, the calculation shall be made by using the consolidated gross turnover or gross assets or EBITDA of it and its subsidiaries; and

       (b) the calculation of consolidated gross turnover or gross assets or EBITDA shall be made by reference to:-

(i) the accounts of the relevant subsidiary (or, as the case may be, a consolidation of the accounts of it and its subsidiaries) used for the purpose of the then latest unaudited quarterly or audited annual consolidated accounts of ChiRex Inc. delivered to the Agent under Clause
       4.1.1 or 13.3 (as the case may be) or, in the case of a newly acquired or formed subsidiary, the most recent unaudited quarterly or audited annual accounts of the relevant subsidiary (or, as the case may be, a consolidation of the accounts of it and its subsidiaries), provided such accounts report a period ending no earlier than six months from the date of such calculation; and

(ii) the unaudited quarterly or audited annual consolidated accounts (as the case may be) of ChiRex Inc. on a pro forma basis together with any newly-acquired or formed subsidiary described in sub-clause (b)(i) of this definition;


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       "Multiborrower Revolving Note" means the note(s) dated the date hereof to be issued by each member of the ChiRex Group (other than the Borrower) to the Borrower in respect of the proceeds of the Tranche B Facility;

       "Net Cash Proceeds" means the remainder of cash proceeds arising from the disposal of any fixed asset or any part of the business of any Obligor, or from any Equity Sale, after deducting (i) in the case of such a disposal, required repayment of Financial Indebtedness secured by such asset and/or Financial Indebtedness incurred to purchase such asset or business (or any refinancings thereof), (ii) reasonable costs related to such Equity Sale or disposal, and (iii) reasonable provision for Taxes attributable to such Equity Sale or disposal;

       "Net Income" means, in respect of any period and in relation to:

       (a) the Borrower, the profit shown on the Borrower's profit and loss account for such period, determined in accordance with Approved Accounting Principles; or

       (b) the ChiRex Group, the profit shown on the profit and loss account on a consolidated basis for the ChiRex Group for such period, determined in accordance with the applicable Approved Accounting Principles, provided that there shall be excluded (i) the profit of any person (other than any Obligor) in which any other person (other than any Obligor or any of their respective subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to any Obligor or any of their respective subsidiaries by such person during such period and (ii) the profit of any person accrued prior to the date it becomes a subsidiary of any Obligor or any of their respective subsidiaries or is merged into or consolidated with any Obligor or any of their respective subsidiaries or that person's assets are acquired by any Obligor or any of their respective subsidiaries;

       "Net Tranche B Multicurrency Revolving Commitment" means, in relation to any Lender, its Tranche B Multicurrency Revolving Commitment less, to the extent it is a WCP Provider under the Tranche B Facility, the amount of its WCP Commitment under the Tranche B Facility pursuant to Clause 3.6.1 from time to time;


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       "Non-Material Subsidiary" means a subsidiary of ChiRex Inc. that is not a
       Material Subsidiary;

       "Obligor" means the Borrower, each Guarantor and any other member of the ChiRex Group which is or becomes a party to a Finance Document;

       "Operating Budget" means a budget for the ChiRex Group in form and scope reasonably satisfactory to the Agent and consistent with the financial reporting of the ChiRex Group (including budgeted statement of income, and sources and uses of cash and balance sheets);

       "Participation" means, in relation to a Lender and a Facility, its right, title, interest and obligations in relation to such Facility, namely:-

       (a) its right to receive its Participation Proportion of principal and interest in respect of outstanding Advances under the Facility including its right to any consequential payment pursuant to Clause 3.7.1; and

       (b) its obligation to participate in its Participation Proportion in future Advances up to the limit of that Facility;

       "Participation Proportion" means, in relation to a Lender and a Facility, the proportion in which that Lender has agreed to participate in that Facility pursuant to Clause 3.1 (Basis of Participation) and subject to Clause 3.6 (the WCP Facilities);

       "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto);

       "Permitted Indebtedness" means, in relation to the Obligors:-

       (i)    Financial Indebtedness outstanding under any of the Facilities;

       (ii) the Continuing Indebtedness (and refinancings thereof), provided that the principal amount thereof shall not be increased after the date of this Agreement;

       (iii) finance leases, hire purchase and conditional sale agreements in relation to which the maximum aggregate liability on termination of


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              such leases or agreements would not exceed in aggregate GBP
              1,000,000 (or its equivalent);

       (iv) guarantees, indemnities or bonds given in the ordinary course of trading activities;

       (v) Financial Indebtedness arising from a loan or credit permitted by Clause 13.2.12;

       (vi) Financial Indebtedness (and any refinancings thereof) of any person which, by way of acquisition after the date of this Agreement, will be consolidated on the ChiRex Group's financial statements, provided that: (i) such Financial Indebtedness was subsisting prior to the date of the person's acquisition, (ii) such Financial Indebtedness was not incurred in contemplation of or in connection with the acquisition, (iii) the principal amount of such Financial Indebtedness shall not have been and shall not be increased after the date of such acquisition above the amount outstanding on such date or, if greater, the maximum amount available to be drawn under the documentation governing such Financial Indebtedness as in effect on such date, and (iv) the aggregate amount of such Financial Indebtedness outstanding at any one time, when added to that outstanding and permitted pursuant to item (x) of this definition, shall not exceed GBP 10,000,000 (or its equivalent);

       (vii) Financial Indebtedness in connection with the provision of customs bonds required in the ordinary course of trading of the relevant person;

       (viii) Permitted Subordinated Debt;

       (ix) guarantees, indemnities or similar assurances given by an Obligor in respect of obligations of another member of the ChiRex Group which is a Tier I Guarantor, the guaranteed obligations in each case in this paragraph (ix) being themselves permitted under this Agreement;

       (x) Financial Indebtedness not falling within any other paragraph of this definition in a principal amount which when added to Financial Indebtedness outstanding and permitted pursuant to item
              (vi) of this definition, does not exceed GBP 10,000,000 (or its equivalent) at any one time outstanding; and


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       (xi)   any other Financial Indebtedness incurred with the consent of the
              Agent (acting on the instructions of the Majority Lenders);

       "Permitted Investment" means, in relation to the Obligors:-

       (i)    cash;

       (ii) commercial paper maturing not more than nine months from the date of issue and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

       (iii) any deposit of not more than one year's maturity with, or acceptance maturing not more than one year after issue accepted by, a bank or credit institution which has a combined capital and surplus and undistributable profits of not less than GBP 100,000,000 (or its equivalent) and whose short term unsecured, unsubordinated debt rating is at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.;

       (iv) securities issued or directly and fully guaranteed or insured by the governments of Great Britain or the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

       (v) repurchase obligations with a term of not more than seven days fully collateralised by underlying securities of the types described in paragraphs (ii) and (iii) above entered into with any bank meeting the qualifications specified in paragraph (iii) above;

       (vi) debt securities having not more than one year until final maturity and listed on a recognised stock exchange and rated at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Ratings Group;

       (vii)  loans or credits permitted pursuant to Clause 13.2.12;

       (viii) investments in the ordinary course of the trading business of the relevant person; and


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       (ix)   investments in subsidiaries in the respective amounts in effect on the date of this Agreement;

       "Permitted Security Interest" means, in relation to the Obligors:-

       (i) Security Interests granted with the consent of the Agent (acting on the instructions of the Majority Lenders);

       (ii) liens arising and subsisting by operation of law and in the ordinary course of business activities;

       (iii) rights of set-off existing in the ordinary course of trading activities between such Obligor and its suppliers or customers, and rights of set-off arising by operation of law by virtue of the provision to such person of bank clearing facilities or overdraft facilities permitted hereunder;

       (iv) any retention of title to goods supplied to such Obligor where such retention is permitted by the relevant person in the ordinary course of its trading activities and on customary terms;

       (v) Security Interests securing Financial Indebtedness referred to in paragraph (vi) of the definition of "Permitted Indebtedness", provided that: (i) such Security Interest was subsisting prior to the date of the person's acquisition by such Obligor, (ii) such Security Interest was not granted in contemplation of or in connection with the acquisition, and (iii) the principal Financial Indebtedness secured by any such Security Interest shall not be increased after the date of such acquisition;

       (vi) Security Interests securing the Continuing Indebtedness on the date of this Agreement, provided that the principal Financial Indebtedness secured by any such Security Interest shall not be and shall not have been increased after such date;

       (vii) Security Interests covering assets the subject of equipment and finance leases, hire purchase, conditional sale or similar arrangements entered into by such Obligor which are permitted by this Agreement;


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       (viii) Security Interests arising in respect of any escrow arrangements put into place for the purpose of a disposal or acquisition by such Obligor permitted by this Agreement; and

       (ix) Security Interests of such Obligor not falling within any other paragraph of this definition securing Financial Indebtedness (including interest and fees relating thereto) which does not exceed GBP 100,000 (or its equivalent) at any one time;

       in each case, other than any of the aforementioned imposed pursuant to
       Section 401(1)(29) or 412(n) of the Internal Revenue Code or by ERISA;

       "Permitted Subordinated Debt" means unsecured Financial Indebtedness of the Obligors provided that either (i) such Financial Indebtedness is subordinated to the Financial Indebtedness outstanding under the Finance Documents upon terms in all respects reasonably satisfactory to the Agent taking into consideration the market in or into which it is issued, or
       (ii) the terms of subordination of such Financial Indebtedness provide, without limitation, that:

       (a) such Financial Indebtedness shall not amortise prior to the final date of maturity, which date shall be no earlier than 31st December, 2003;

       (b) no amount in respect of principal of such Financial Indebtedness (by way of purchase, redemption or otherwise) shall be paid until all amounts which may be or become payable under the Finance Documents have been irrevocably paid in full and all Commitments hereunder shall have terminated, except on terms and conditions reasonably satisfactory to the Majority Lenders and the Agent;

       (c) no amount in respect of interest on such Financial Indebtedness may be paid until all amounts which may be or become payable under the Finance Documents have been irrevocably paid in full and all Commitments hereunder shall have terminated, except on terms and conditions reasonably satisfactory to the Majority Lenders and the Agent;

       (d) no default in respect of such Financial Indebtedness shall arise and the lender thereof shall waive any available remedies as a result thereof until all amounts which may be or become payable under the


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              Finance Documents have been irrevocably paid in full and all
              Commitments hereunder shall have terminated;

       (e) each lender in respect of such Financial Indebtedness shall agree that it will not accelerate any such Financial Indebtedness or otherwise declare it prematurely payable, enforce any such Financial Indebtedness (to the maximum extent permitted by law), petition for or otherwise take any steps with a view to any insolvency, liquidation, re-organization, administration or dissolution proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings, including without limitation any event referred to in Clause 14.1.5 to Clause 14.1.10 (inclusive) involving any member of the ChiRex Group or otherwise exercise any rights or pursue any remedy for the recovery of such Financial Indebtedness or in respect of any breach of covenant, misrepresentation or non-observance of any provision of such Financial Indebtedness, in each case, until all amounts which may be or become payable under the Finance Documents have been irrevocably paid in full and all Commitments hereunder shall have been terminated; and

       (f) each lender in respect of such Financial Indebtedness shall agree to turn over to the Agent all payments and distributions received in respect of any proceeding referred to in Clause 14.1.5 to Clause 14.1.10 (inclusive) involving the Borrower, and any other amount paid in a manner inconsistent with clauses (a) and (b) of this definition, for application by the Agent to the satisfaction of outstandings under this Agreement until all amounts which may be or become payable under the Finance Documents have been irrevocably paid in full and all Commitments hereunder shall have been terminated;

       "Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both or the making of any determination or the fulfilment of any condition, will constitute an Event of Default, provided that such notice, lapse of time, determination or condition is in any case specified or referred to in the relevant Event of Default as set forth in Clause 14.1;

       "Qualifying Lender" means an institution which is (i) a bank resident in the U.K. for the purpose of Section 349 of the Income and Corporation Taxes Act 1988 (as in effect on the date of this Agreement) and is beneficially


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       entitled to its Participation Proportion of interest due on the Advances or (ii) a bank lending through any other branch, affiliate or agency if the bank or affiliate (as the case may be) is resident in a country with which the United Kingdom has an appropriate double taxation treaty pursuant to which that bank or affiliate (as the case may be) is entitled to receive principal, interest and fees under this Agreement from the Borrower without withholding of United Kingdom income Tax or is otherwise entitled to receive principal, interest and fees without such withholding;

       "Rate Fixing Day" means, in relation to an Advance, the Business Day being two Business Days prior to the Drawdown Date for that Advance and, in relation to any Interest Period, the Business Day being two Business Days prior to the first day of that Interest Period provided that, in relation to an Advance denominated in GBP the Rate Fixing Day shall be the Drawdown Date or, as the case may be, the first day of the relevant Interest Period;

       "Recovering Lender" has the meaning given to it in Clause 19.1;

       "Recovery" has the meaning given to it in Clause 19.1;

       "Reference Lenders" means, subject to Clause 25.5.2, Bankers Trust Company and Midland Bank plc;

       "Relevant Amounts" means, in relation to a Lender, the aggregate from time to time of (a)(i) before the making of the initial Advances, its Commitments or (ii) after the making of the initial Advances, all Advances made by it then outstanding, or (b) if the Commitments have been terminated, all Advances made by it then outstanding;

       "Repayment Dates" means the semi-annual dates commencing on 31st December, 1998, as detailed in Schedule 2;

       "Repayment Schedule" means the repayment schedule for the Tranche A Term Facility which is set out in Schedule 2;

       "Reservations" means limitations on enforceability of legal documents dictated by local law and used as qualifications in legal opinions delivered to and accepted by the Agent in connection with the Initial Drawdown or the accession of a Guarantor pursuant to a Deed of Accession;


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       "Restricted Payment" means any of (i) the redemption, purchase, retirement or acquisition by ChiRex Inc. of any shares, warrants or other equity related securities issued by it, or the setting apart by it of any sum for such purpose, or other reduction by it of its capital, (ii) the declaration or payment by ChiRex Inc. or making of any other distribution on any ordinary or other shares issued by it, and (iii) before the Achievement Date only, the incurrence of any Capital Expenditure by the ChiRex Group in excess of that set forth for the relevant Accounting Reference Period in the Business Plan;

       "Revolving Lenders" means any Lender participating in the Tranche B Multicurrency Revolving Facility;

       "Sale and Purchase Agreement" means the Agreement in the agreed terms dated 23rd September 1997 between Glaxo Group Limited and ChiRex (Annan) Limited for the Sale and Purchase of the Business and Assets of Glaxo Group Limited operated from its site at Annan, Dumfries, Scotland;

       "Same Day Funds" means funds settled for value on the same day throughout a clearing system relevant for the currency concerned and such other funds as the Agent shall specify as being customary at the time for such settlement;

       "Scheme" means the ChiRex Pension Plan as established by an interim trust deed dated 5th February, 1996;

       "SEC" means the United States Securities and Exchange Commission (or any successor thereto);

       "Security Agent" means Bankers Trust Company as agent for the Finance Parties under the Security Documents or any other person as may from time to time hold the whole or any part of the security created thereby pursuant to Clause 16;

       "Security Documents" means each of:-

       (a) Pledge Agreement dated as of the date hereof between the Security Agent, on behalf of the Lenders, and ChiRex Inc. relating to all the issued and outstanding shares of capital stock of ChiRex America Inc. and the Borrower, and the Holdings Note;


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       (b)    Debenture dated as of the date hereof between the Security Agent, on behalf of the Lenders, and the Borrower relating to all the issued and outstanding shares of ChiRex (Dudley) Limited and ChiRex (Annan) Limited, the Annan Note and the Multiborrower Revolving Notes;

       (c) Debenture dated the date hereof by ChiRex (Dudley) Limited in favour of the Security Agent, on behalf of the Lenders, relating to the Dudley Facility and certain other assets of ChiRex (Dudley) Limited;

       (d) Debenture dated the date hereof by ChiRex (Annan) Limited in favour of the Security Agent, on behalf of the Lenders, relating to certain assets of ChiRex (Annan) Limited; and

       (e) Standard Security in agreed terms dated the date hereof by ChiRex (Annan) Limited in favour of the Security Agent, on behalf of the Lenders, relating to the Annan Facility;

       in each case as the same may be amended, from time to time, in accordance with its terms;

       "Security Interest" means any mortgage, charge (fixed or floating), standard security, pledge, lien, right of set-off hypothecation, trust, assignment by way of security, reservation of title, or any other security interest whatsoever, howsoever created or arising or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) having the practical effect of conferring security, and any agreement to enter into, create or establish any of the foregoing;

       "Standard Security" means a standard security in terms of the Conveyancing and Feudal Reform (Scotland) Act 1970;

       "Syndication" has the meaning set forth in Clause 3.5;

       "Taxes" means and includes all present and future income and other taxes, levies, assessments, imposts, deductions, charges, duties, compulsory loans and withholdings whatsoever and wheresoever imposed and any charges in the nature of taxation together with interest thereon and penalties and fines with respect thereto, if any, and any payments made on or in respect thereof; and "Tax" and "Taxation" shall be construed accordingly;


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       "Tier I Guarantor" means any Guarantor which (i) has guaranteed all obligations of each Obligor hereunder and the amount of which guarantee is not subject to any limitation hereunder or under any Deed of Accession, if applicable, and (ii) for the purpose of securing such guarantee, has entered into one or more Security Documents in favour of the Security Agent creating in favour of the Security Agent a valid, perfected, first priority Security Interest in all or substantially all of such Guarantor's assets;

       "Total Borrowings" means, at any time, the aggregate outstanding amount of all Financial Indebtedness of all Obligors, calculated on a consolidated basis;

       "Total Commitments" means, together, the Lenders' Commitments.

       "Total Debt" means, as at any date of determination, in respect of any person or persons, the aggregate principal amount of Financial Indebtedness of such person or, on a consolidated basis, persons (as applicable), determined in accordance with the applicable Approved Accounting Principles;

       "Total Debt/EBITDA Ratio" means, at any time, the ratio of (i) Total Debt as of the last day of the immediately preceding Accounting Quarter, to
       (ii) consolidated EBITDA for the immediately preceding four Accounting Quarters, in each case in respect of ChiRex Inc.;

       "Total Debt Service" means, in respect of any period and any person or persons, the aggregate of (a) Total Interest and (b) the aggregate principal amount of Financial Indebtedness of such person or, on a consolidated basis, persons (as applicable) scheduled to be repaid (having regard to any reductions in respect thereof due to previous prepayment of any such amount where such prepayment occurred in a previous period) during such period under the terms and conditions relating to such Financial Indebtedness;

       "Total Interest" means, in respect of the relevant testing period, the aggregate of all interest (including amounts in the nature of interest in connection with any interest rate and/or currency swap, cap, floor, collar or other similar arrangement), guarantee fees, commitment fees and other costs and fees of a similar nature (not including, to the extent otherwise included, costs of issuance of debt, equity or warrants or amortisation of


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       debt discount) due in respect of Total Borrowings (including, for purposes of calculating "Total Borrowings" and notwithstanding sub-clause
       (xiii) of the definition of "Financial Indebtedness", 100% of the face or notional amount of each interest rate or currency swap, collar or other similar agreement or other hedging or derivative instrument as the Financial Indebtedness attributable thereto) and payable by the ChiRex Group during such period (including interest, the interest finance charge element of hire-purchase, credit sale and conditional sale agreements and of lease rentals under finance leases), less the sum of all interest (including amounts in the nature of interest in connection with any interest rate and/or currency swap, cap, floor, collar or other similar arrangement), guarantee fees, commitment fees and other costs and fees of a similar nature payable to the ChiRex Group during such period;

       "Tranche A Facility" or "Tranche A Term Facility" means the Tranche A Term loan facility not in excess of the Tranche A Term Commitments granted to the Borrower hereunder (as the same may be cancelled, reduced, varied or terminated in accordance with the terms of this Agreement);

       "Tranche A Term Commitment" means, in relation to the participation of any Lender in the Tranche A Term Facility, the amount stated opposite its name in Schedule 1 in relation to that Facility (or in the case of a Transferee, the amount stated in the Schedule to the relevant Transfer Certificate as being transferred to that Transferee), in each case as the same may be transferred (in whole or in part), cancelled, reduced, varied or terminated in accordance with the terms of this Agreement;

       "Tranche B Facility" or "Tranche B Multicurrency Revolving Facility" means the Tranche B multicurrency revolving loan facility not in excess of the Tranche B Multicurrency Revolving Commitments granted to the Borrower hereunder (as the same may be cancelled, reduced, varied or terminated in accordance with the terms of this Agreement);

       "Tranche B Multicurrency Revolving Commitment" means, in relation to the participation of any Lender in the Tranche B Multicurrency Revolving Facility, the amount (or the Equivalent Amount thereof) stated opposite its name in Schedule 1 in relation to the Facility (or in the case of a Transferee, the amount or Equivalent Amount of such amount stated in the Schedule to the relevant


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       Transfer Certificate as being transferred to that Transferee), in each case as the same may be transferred (in whole or in part), cancelled, reduced, varied or terminated in accordance with the terms of this Agreement;

       "Transfer" has the meaning given to it in Clause 25.2;

       "Transfer Certificate" means a certificate substantially in the form set out in Schedule 7;

       "Transferee" means a bank, financial institution or other person to which a Lender seeks to transfer or has transferred all or part of its rights and obligations hereunder;

       "United Kingdom" or "UK" means the United Kingdom of Great Britain and Northern Ireland;

       "United States" or "US" means the United States of America;

       "USD" means the lawful currency from time to time of the United States;

       "US Obligor" means any Obligor organised under the laws of any jurisdiction within the the United States;

       "VAT" means value added tax imposed in any relevant jurisdiction or any other tax of a substantially similar nature substituted therefor from time to time;

       "WCP Advance" means an Advance under a WCP Facility;

       "WCP Agreement" means an agreement between a WCP Provider and the Borrower relating to a WCP Facility;

       "WCP Commitment" means, in respect of any WCP Provider for a WCP Facility, the amount designated by the WCP Provider pursuant to Clause 3.6.1, as such WCP Commitment may be reduced pursuant to the terms of this Agreement;

       "WCP Facility" means a revolving credit facility made available by a WCP Provider to the Borrower pursuant to Clause 3.6 and "WCP Facilities" means all such facilities;

       "WCP Provider" means any Lender acting through a branch or affiliate in respect of a WCP Commitment of that Lender;


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       "Working Capital" means in relation to a person or group of persons under any Approved Accounting Principles, trade and other debtors in respect of operating items plus prepayments and inventory less trade and other creditors in respect of operating items and less accrued expenses and accrued costs, in each case determined in accordance with such Approved Accounting Principles for such person or, on a consolidated basis, for such persons (as the case may be); and

       "Yen" means the lawful currency from time to time of Japan.

1.2    Construction of Other Terms

       In this Agreement, unless the context otherwise requires, a reference to:-

1.2.1 "affiliate" means in relation to any person (a) any person (other than a subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person or (iii) of any person described in clause (a) above. For purposes of this definition, "control" of a person shall mean the power, direct or indirect, (i) to vote 25% or more of the securities having ordinary voting power for the election of directors of such person, whether by way of ownership of securities, contract, proxy or otherwise, or (ii) to direct or cause the direction of the management and policies of such person, whether by ownership of securities, contract, proxy or otherwise;

1.2.2 "assets" means business, undertaking, property, assets (tangible or intangible), revenues, rights and uncalled capital, wherever situated, present, future and contingent (including uncalled share capital), and every kind of interest in an asset, except that the word "contingent" shall not be deemed included in this definition where the definition is used in provisions relating to financial accounting;

1.2.3 "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent, except that the word "contingent" shall not be deemed included in this definition where the definition is used in provisions relating to financial accounting;


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1.2.4  a document or other writing being "in the agreed terms" means that the relevant document or writing is in form and substance satisfactory to the Agent and has been initialled by or on behalf of the Agent and the Borrower (or their respective agents) on or before the date hereof;

1.2.5 an event or matter having a "Material Adverse Effect" is to be construed as a reference to an event or matter (a) which has or is reasonably likely to have a material adverse effect on the prospects, financial condition, business, assets or revenues of the ChiRex Group taken as a whole such that the Obligors, taken as a whole, will be, or are reasonably likely to be, unable to perform in a timely and diligent manner all or any of their material obligations (including, without limitation, payment obligations) under each of the Finance Documents or
       (b) resulting in any material term of the Finance Documents not being legal, valid and binding on and enforceable against any Obligor party thereto, subject only to the Reservations;

1.2.6 a "month" means (save where used in the expression "calendar month") a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (or in a subsequent calendar month in the case of the plural "months"), provided that if:-

       (a) any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day in the same calendar month, or if none, on the preceding Business Day; and

       (b) a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month;

       (and references to "months" shall be construed accordingly);

1.2.7 "outstanding" under a Facility means the principal amount of all Advances outstanding under such Facility;

1.2.8 a "person" includes any person, firm, company, corporation, government, state or agency of a state or any undertaking (within the meaning of Section 259(1) of the Companies Act 1985) or other entity or association


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       (whether or not having separate legal personality), or any two or more of the foregoing;

1.2.9 "repayment" includes "prepayment" and its grammatical variations and cognate expressions shall be construed accordingly;

1.2.10 "subsidiary" means, with respect to any person, any corporation or other person more than fifty percent (50%) of whose securities or other ownership interests having ordinary voting power for the election of directors or similar representatives (other than securities having such power only by reason of the happening of a contingency) are, as of the date of determination thereof, directly or indirectly owned by such person or one or more of such person's subsidiaries; and

1.2.11 "winding-up" of any person includes its dissolution and/or termination and/or any equivalent or analogous proceedings under the law of any jurisdiction in which the person concerned is incorporated, registered, established or carries on business or to which that person is subject.

1.3    Other Provisions

       Except where a contrary intention appears, in this Agreement:-

1.3.1 a reference to an Obligor or a Finance Party is, where relevant, deemed to be a reference to or to include, as appropriate, their respective successors or assigns;

1.3.2 references to Clauses and Schedules are references to, respectively, clauses of and schedules to this Agreement;

1.3.3 a reference to any agreement, deed or other instrument (including the Finance Documents) is to be construed as a reference to that agreement, deed or other instrument as it may have been or hereafter be, from time to time, amended, varied, supplemented, restated or novated but excluding for this purpose any amendment, variation, supplement or modification which is contrary to any provision of any of the Finance Documents;

1.3.4 a reference to a statute, law, rule, regulation or statutory instrument is to be construed as a reference to that statute as the same may have been, or may from time to time hereafter be, amended or re-enacted;

1.3.5  a time of day is a reference to London, England time;


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1.3.6  the index to and the headings in this Agreement are inserted for convenience only and are to be ignored in construing this Agreement;

1.3.7 references to the singular shall include the plural and vice versa, and reference by way of masculine pronoun or adjective shall include references by way of the feminine, and vice versa ; and

1.3.8 accounting terms are to be construed in accordance with the Approved Accounting Principles.

2.     THE FACILITIES

2.1    The Facilities

2.1.1 The Lenders grant to the Borrower, upon the terms and subject to the conditions of this Agreement, the Facilities.

2.2    Purpose

2.2.1 Tranche A Term Facility: The proceeds of the Advance under the Tranche A Term Facility shall be used by the Borrower to advance to ChiRex (Annan) Limited the consideration for the purchase of the Assets from Glaxo Group Limited pursuant to the Sale and Purchase Agreement.

2.2.2 Tranche B Multicurrency Revolving Facility: The proceeds of any Advance under the Tranche B Multicurrency Revolving Facility (including WCP Advances, except as otherwise restricted by Clause 3.6) shall be used by the Borrower (a) up to the principal amount of GBP 1,000,000, for the purpose for which proceeds under the Tranche A Facility may be used and
       (b) otherwise, to advance to any member of the ChiRex Group for general corporate purposes of such member of the ChiRex Group.

2.2.3 Financial Assistance: No amount drawn down hereunder shall be applied by an Obligor in a manner which may be prohibited by any financial assistance or other similar laws in any relevant jurisdiction.

3.     PARTICIPATION OF LENDERS

3.1    Basis of Participation


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       Subject to the provisions of this Agreement, each Lender will participate in each Advance in the proportion which (i) in the case of an Advance under the Tranche A Term Facility, its Commitment in relation to such Facility as at the Drawdown Date bears to the undrawn portion of the Total Commitments of the Lenders in relation to such Facility as at such date, and (ii) in the case of an Advance under the Tranche B
       Multicurrency Revolving Facility, its Net Tranche B Multicurrency Revolving Commitment in relation to such Facility as at the Drawdown Date bears to the undrawn portion of the Total Commitments of the Lenders in relation to such Facility as at such date.

       None of the Lenders is obliged to participate in an Advance to the extent that to do so would result in the amount outstanding to it under the relevant Facility exceeding its Commitment in respect of that Facility.

3.2    Lending Office

3.2.1 Each Lender will participate in each Advance as aforesaid through its Lending Office.

3.2.2 If any Lender changes any Lending Office, that Lender agrees to notify the Agent and the Borrower promptly of such change and, until it does so, the Agent and the Borrower shall be entitled to assume that no such change has taken place.

3.3    Rights and Obligations of Finance Parties

3.3.1 The rights and obligations of each of the Finance Parties under the Finance Documents are several. Failure of any Finance Party to observe and perform its obligations under any Finance Document shall neither:-

       (a) result in any other Finance Party incurring any liability whatsoever; nor

       (b) relieve the Borrower or any other Finance Party from their respective obligations under the Finance Documents.

3.3.2 Notwithstanding any other provision of any Finance Document, the interests of each Finance Party are several and the total amounts outstanding at any time under the Finance Documents and due to each Finance Party constitute separate and independent debts.

3.4    Enforcement of Rights


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       Each Finance Party has the right to protect and enforce its rights arising out of the Finance Documents and it will not be necessary for any other Finance Party to be joined as an additional party in any proceedings brought for the purpose of protecting or enforcing such rights.

3.5    Syndication

       The Borrower acknowledges that, without limitation of the provisions of Clause 25, the Lenders may assign or transfer their respective rights under this Agreement ("Syndication") and the Borrower undertakes to assist and co-operate with the Joint Arrangers in Syndication in such manner and to such extent as the Joint Arrangers may from time to time each reasonably request including, without limitation, by:-

       (a) providing and causing the Borrower's advisers to provide the Joint Arrangers with all reasonable information deemed necessary by the Joint Arrangers to complete Syndication, including but not limited to information and evaluations prepared by the Borrower and its advisers;

       (b)    assisting in the preparation of an Information Memorandum;

       (c) making available officers of the Borrower and ChiRex Inc. from time to time and, as may reasonably be requested, causing such officers to attend and make presentations regarding the business and prospects of the Borrower and ChiRex Inc., as appropriate, at a meeting or meetings of Lenders or prospective Lenders;

       (d) arranging and conducting appropriate Borrower site visits for the Joint Arrangers;

       (e) selecting Interest Periods having a duration of not more than one month in respect of all Advances made for the first six months following the date of this Agreement or, if earlier, the date on which the Agent notifies the Borrower that in the Agent's determination Syndication is completed, which the Agent hereby agrees to do promptly upon completion of Syndication; and

       (f) refraining and causing its subsidiaries to refrain, from placing any of their respective borrowings in the English, French, Spanish or international


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              financial or capital markets until the earlier of (i) six months after the date of this Agreement, and (ii) completion of such Syndication as notified to the Borrower by the Agent.

3.6    The WCP Facilities

3.6.1  (a)    If a WCP Provider so agrees, at the request of the Borrower, a WCP
              Provider may designate by notice to the Agent all or part of its Tranche B Multicurrency Revolving Commitment as being utilised by its provision of a WCP Commitment in the amount designated in respect of a WCP Facility for the Borrower up to a maximum aggregate amount of GBP 2,000,000 or the Equivalent Amount thereof.

       (b) Under no circumstance shall the aggregate of any WCP Provider's WCP Commitments exceed such WCP Provider's Tranche B Multicurrency Revolving Commitment.

       (c)    Subject to the terms of this Agreement,

(i) while and to the extent a WCP Facility is made available for drawing by the Borrower, the Tranche B Multicurrency Revolving Commitment of the WCP Provider for that WCP Facility shall be reduced by the amount of its WCP Commitment in respect of that WCP Facility, as set forth in the definition of Net Tranche B Multicurrency Revolving Commitment; and

(ii) the Borrower may cancel any undrawn element of a WCP Facility at any time, and in any such event or upon the expiration of the WCP Commitment for that WCP Facility, the Net Tranche B Multicurrency Revolving Commitment of the WCP Provider for that WCP Facility shall automatically be increased by the amount so cancelled or expired; provided that such WCP Provider's Net Tranche B Multicurrency Revolving Commitment shall not be increased in excess of its Tranche B Multicurrency Revolving Commitment.

3.6.2 Each WCP Facility shall be made available to the Borrower upon the terms of this Agreement, as follows:-

       (a) WCP Advances may be in the form of cash Advances, letters of credit or revolving credit guarantees as agreed between the relevant WCP Provider in the applicable WCP Agreement.


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       (b)    WCP Advances under a WCP Facility shall, except as otherwise provided, be made available to the Borrower on the same terms and conditions (including without limitation the terms and conditions relating to interest, payments, change in circumstances, defaults, etc.) under which Advances under the Tranche B Multicurrency Revolving Facility are made available to the Borrower under this Agreement, provided that for purposes of Clauses 2, 3 and 5 to 11 (inclusive):

(i) the Lending Office(s) of a WCP Provider for purposes of its WCP Facility may be different from the Lending Office(s) it designates for other purposes under this Agreement;

(ii) except as set forth in Clause 3.6.1, all notices to be given by or to the Agent in respect of a Tranche B Multicurrency Revolving Advance shall, in respect of a WCP Advance, be given by or to (as applicable) the WCP Provider for the relevant WCP Facility (and references to the Agent and its address in the relevant provisions of such clauses shall be deemed references to the relevant WCP Provider and its address for this purpose);

(iii) all determinations to be made by the Agent in respect of a Tranche B Multicurrency Revolving Advance shall, in respect of a WCP Advance, be made by the relevant WCP Provider (and references to the Agent in the relevant provisions of such clauses shall be deemed references to the relevant WCP Provider for this purpose);

(iv) all payments which, in respect of a Tranche B Multicurrency Revolving Advance are required to be made to the Agent hereunder shall, in respect of a WCP Advance to the Borrower, be made to the WCP Provider in respect of those WCP Advances (and references to the Agent and its address in the relevant provisions of such clauses shall be deemed references to the relevant WCP Provider and its address for this purpose); and

(v) each WCP Advance shall be in such minimum amount and integral multiples as is agreed between the relevant WCP Provider and the Borrower in the applicable WCP Agreement.

       (c) The foregoing notwithstanding, the Borrower and WCP Provider in relation to a WCP Facility may agree in a WCP Agreement between them to vary the interest rate applicable to WCP Advances under the WCP Facility, the number of WCP Advances that may be


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              outstanding at any one time, or the form of or requirement for any
              Drawdown Request or the notice required to make a drawing of a WCP Advance under that WCP Facility, and payment and amount of fees; provided that such WCP Agreement may not amend, supplement or vary this Agreement in any other respect without the consent of the Agent acting at the direction of the Majority Lenders, or, to the extent required by the other provisions of this Agreement, the Lenders.

       (d) In addition to the foregoing, Clause 8.3.4 shall not apply in respect of any WCP Advance.

3.7    Certain Adjustments Relating to WCP Facilities

3.7.1 Following the occurrence and during the continuance of an Event of Default:-

       (a) each WCP Provider shall promptly notify the Agent of any Recovery made by it from the Borrower and/or any loss or expense suffered by it in connection with the failure to repay in full, in each case by reference to the WCP Facility or WCP Facilities to which it is a party; and

       (b) in the event of a shortfall as regards any or all of the Obligors under the Finance Documents, the Agent shall calculate the necessary adjustments between that WCP Provider and the other Lenders so that, as closely as is practicable, each Lender shares any loss suffered by all the Lenders (including the WCP Provider) in the proportion which that Lender's Commitments under the Facilities bears to the Total Commitments under the Facilities.

       (c) The Lenders (including each WCP Provider) agree to accept as conclusive (in the absence of manifest error) the calculations of the Agent under paragraph (b) above and to make such consequential payments as between themselves as may be necessary to achieve the proportionate loss sharing contemplated by that paragraph (b) and to give effect to Clause 19.

3.7.2 Any consequential payment made by a Lender under Clause 3.7.1 above is without prejudice to the obligations under this Agreement of the Borrower to pay all amounts due and payable under this Agreement.

4.     CONDITIONS PRECEDENT


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4.1    Initial conditions precedent

4.1.1 The obligations of the Lenders to make any Advance available to the Borrower under this Agreement are conditioned upon the Agent and its legal advisers having received the following documents and evidence in all respects (except where otherwise specified) in form and substance satisfactory to the Agent and its legal advisers by 12:00 noon on the first Business Day prior to the Initial Drawdown Date:-

       (a) a copy, certified as of the Initial Drawdown Date as true and complete by a duly authorised representative of the relevant Obligor, of:

(i) the constitutional documents of each Obligor, including evidence of due incorporation, together with satisfactory search results of any public corporate registers of that Obligor;

(ii)   board (or other appropriate governing body) resolutions of each Obligor
       (A) approving the transactions and the matters contemplated by each of the Finance Documents, and (B) authorising or granting a power of attorney to a specified person or persons to (x) execute on its behalf each of the Finance Documents to which it is a party, and (y) give all notices, requests, instructions, certificates and other documents for that Obligor in connection with each of the Finance Documents to which it is a party;

(iii) all other corporate, trust or other applicable authorisations and actions of it required (including without limitation any resolutions of shareholders or approvals of beneficiaries) to enable it to enter into, execute and perform those of the Finance Documents to which it is, or is to be, a party;

(iv) specimen signatures of the signatories authorised by each Obligor in the board (or other appropriate governing body) resolutions described in Clause 4.1.1(a)(ii) to sign Financing Documents to which it is or is to be a party; and

(v) all other resolutions, powers, declarations, approvals, consents and licenses (corporate, official or otherwise) necessary or appropriate for the entry into and performance by each Obligor of the Finance Documents to which it is or is to be a party, and for the enforceability and validity thereof;


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       (b)    duly and unconditionally executed counterparts (except where such documents are expressly governed (in whole or in part) by Scottish law, in which case such documents shall not be executed in counterparts) of:-

(i)    this Agreement; and

(ii)   each of the Security Documents.

       (c)    legal opinions properly addressed to the Agent and Lenders from:-

              (i) Cravath, Swaine & Moore, U.S. legal advisers to the ChiRex Group;

              (ii) Dibb Lupton Alsop, English legal advisers to the ChiRex Group; and

              (iii)  O'Melveny & Myers LLP, legal advisers to the Agent;

       (d)    (i) in relation to the Annan Facility, evidence that:

                     (A) the consummation of the transactions contemplated in the Sale and Purchase Agreement and entry into the Supply Agreement will occur on terms and conditions acceptable to the Agent substantially contemporaneously with the Initial Drawdown; and

                     (B) an executed and completed letter of obligation from Brodies WS, "Disposition" in favour of ChiRex (Annan) Limited, a wire transfer in respect of (i) stamp duty on the Disposition in the amount of GBP 240,000 and (ii) registration dues on the Disposition and Standard Security in the amount of GBP 7,522, and the prior writs and land registration forms 1 and 4 in respect of the Disposition, have each been delivered to Tods Murray, Scottish counsel for the Agent; and

              (ii) in relation to the Dudley Facility, evidence that the Security Interest held by Midland Bank plc has been paid and discharged in full substantially contemporaneously with the Initial Drawdown.


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       (e)    delivery of share certificates and share transfer forms and/or evidence of the relevant recording on the share registers with respect to the shares of ChiRex America Inc., the Borrower, ChiRex (Dudley) Limited and ChiRex (Annan) Limited, and the Holdings Note, the Annan Note and the Multiborrower Revolving Note, all as pledged pursuant to the Security Documents, and/or any other evidence that the Security Interests created thereby are appropriately perfected or will be perfected upon registration under applicable law;

       (f)    Environmental Report;

       (g)    Due Diligence Report (Legal);

       (h)    Business Plan;

       (i)    Operating Budget;

       (j)    Accountants' Report and Industry Report;

       (k) in each case, unless the relevant report itself is addressed to the Agent and each of the Lenders, reliance letters addressed to the Agent and each of the Lenders in form and substance satisfactory to the Agent with respect to each of (i) the Environmental Report, to the extent it relates to the Annan Facility, (ii) the Due Diligence Report (Legal) as described in item (ii), (iii) and (iv) of the definition thereof, (iii) the Accountants' Report, and (iv) the Industry Report;

       (l) analyses and evidence of insurance complying with Clause 13.2.6 (Insurances) in scope, form and substance reasonably satisfactory to the Agent;

       (m) audited consolidated financial statements for ChiRex Inc. for the Accounting Reference Period ended 31st December, 1996 and unaudited interim financial statement for the Accounting Quarter ended 30th June, 1997;

       (n) each of the financial statements and other materials required pursuant to Clause 13.3.4 (Financial Statements and Operating Budget);

       (o) copies of each of the agreements, deeds or other instruments, in each case containing covenants, events of default and matters relating to requirements for repayment in advance of scheduled


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              maturity in form and substance reasonably satisfactory to the
              Agent, evidencing the Continuing Indebtedness, certified as of the Initial Drawdown Date by a duly authorised representative of the Borrower;

       (p)    evidence that the agents for service of process named in Clause
              30.2 have accepted their respective appointments for the purposes of this Agreement and the other Finance Documents; and

       (q)    evidence of the payment of the fees specified in Clause 11.1.1(b).

4.1.2 When the Agent is satisfied that such conditions have been fulfilled, the Agent will give notice to that effect to the Borrower and each of the Lenders.

4.2    Additional Conditions Precedent for All Advances

4.2.1 The obligations of the Lenders to make any Advance to the Borrower is subject to the following further conditions precedent that on both the date of the relevant Drawdown Request and the relevant Drawdown Date, unless waived by the Agent acting in accordance with Clause 26:-

       (a) no Event of Default or Potential Event of Default has occurred and continues unremedied or will occur as a result of the making of the Advance; and

       (b) the representations and warranties required to be made in accordance with Clause 12 are true and accurate in all material respects in each case by reference to the facts and circumstances then subsisting and will remain true and accurate immediately after the Advance is made.

4.2.2 Each Drawdown must fall on a Business Day on or before the expiry of the Availability Period for the relevant Facility. Any amounts not drawn on or before the expiry of the Availability Period for the Facility shall be cancelled.

5.     DRAWDOWN PROCEDURES AND LENDERS' PARTICIPATIONS;

5.1    Drawdown of Advances

5.1.1 Whenever the Borrower wishes to borrow an Advance, the Borrower must deliver to the Agent a duly completed Drawdown Request not later than
       10.00 a.m. three Business


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       Days prior to the proposed Drawdown Date (including with respect to the
       Initial Drawdown Date).

5.1.2 A Drawdown Request for an Advance delivered to the Agent must be in the form set out in Schedule 3 and must specify each of the following:-

       (a) the proposed Drawdown Date for the Advance (which must be a Business Day falling within the Availability Period);

       (b) the amount of the Advance which amount must be a minimum of GBP 1,000,000 or the Equivalent Amount thereof and an integral multiple of GBP 500,000 or the Equivalent Amount thereof, except to the extent of variations from such amounts for rounding purposes approved by the Agent;

       (c) the duration of the first Interest Period applicable to the Advance, which must comply with Clause 8.3;

       (d)    the account to which the proceeds of the Advance are to be paid;
              and

       (e)    the purpose for which the Advance is requested.

5.1.3 In no event may the amount specified in a Drawdown Request be such that the Loan would thereby exceed the then Total Commitments. If, however, the amount specified in a Drawdown Request exceeds the then Total Commitments, and the amount of that excess may reasonably be attributed to exchange rate fluctuations on or after the date a Drawdown Request is given, the Agent in its sole discretion may agree with the Borrower to adjustments, complying with the terms and conditions of this Agreement, in the amount of any Loan requested pursuant to such Drawdown Request so that the amounts requested pursuant to such Drawdown Request comply with this Clause 5.1.3. The Agent shall notify the Lenders promptly after any such adjustment is made, and all expenses, losses, damages and liability of the Lenders arising out of any such adjustments shall be for the account of the Borrower pursuant to Clause 27.1 (General Indemnity and Breakage Costs).

5.1.4 A Drawdown Request in relation to an Advance, once given, may not be withdrawn or revoked.

5.1.5 Advances under the Tranche A Term Facility may only be requested for the Initial Drawdown Date.


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5.1.6  Not more than fifteen separate Tranche B Multicurrency Revolving Advances may be outstanding at any time.

5.1.7  (a)    The Borrower may not request the drawdown of an Advance in a currency other than DEM, FF, LIT, GBP, CHF, Yen or USD (unless the
              Agent has confirmed in writing to the Borrower that such other currency is freely available to all the Lenders and is one in which dealings regularly occur in the London interbank market).

       (b) Notwithstanding Clause 5.1.7(a), if before 9.15 a.m. (London time) on the proposed Drawdown Date for a utilisation to be denominated in a currency other than DEM, FF, LIT, GBP, CHF, Yen or USD:-

(i) the Agent receives notice from a Lender that it is impracticable for the Lender to fund its participation for the relevant Interest Period in such currency in the ordinary course of its business in the London interbank market; or

(ii) the drawing of the proposed Advance in such currency could, in the opinion of the Agent, be reasonably likely to contravene any applicable law or regulation;

              then:-

              (A) the Agent shall promptly and in any event before 10.00 a.m. on that Drawdown Date notify the Borrower;

              (B) if the Agent receives notice from the Borrower by 11.00 a.m. on the relevant Drawdown Date, the drawdown shall not be made;

              (C) if the Agent does not receive any notice under sub-paragraph (B) above, the drawdown will be denominated instead in GBP and there shall be substituted in the definition of "LIBOR" in Clause 1.1 the time "1.00 p.m." for the time "11.00 a.m."; and

              (D) the Borrower shall forthwith on demand indemnify each Lender against any liability which that Lender incurs as a consequence of the operation of this Clause 5.1.7(b).

5.2    Lenders' Participations


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5.2.1  Subject to the provisions of this Agreement, each Lender will make available to the Agent its Participation Proportion of the relevant Advance on the relevant Drawdown Date in accordance with Clause 9.1.1 (Payments).

5.2.2 If, prior to an Advance being made, a Lender's Commitment has been or will be wholly cancelled or terminated pursuant to this Agreement, such Lender will not participate in such Advance.

5.3    Notice to the Lenders of a Proposed Drawdown

       Whenever the Agent receives a Drawdown Request which complies with the requirements of Clause 5.1, the Agent will promptly give notice to each of the Lenders of (a) the details of the requested Advance, and (b) the amount of such Lender's participation (or deemed participation) in the relevant Advance.

6.     REPAYMENT OF ADVANCES

6.1    Repayment of Tranche A Term Loans

6.1.1 On each Repayment Date, the Borrower shall repay or cause the repayment (as applicable) of the aggregate amount of the Tranche A Term Loan set forth opposite such date in Schedule 2.

6.1.2 If any Repayment Date is not a Business Day it will be adjusted to fall on the next succeeding Business Day unless the result of such adjustment would be to carry that Repayment Date into another calendar month, in which event such Repayment Date shall be the last preceding Business Day.

6.1.3 Any amount of the Tranche A Term Loan repaid under this Agreement may not be redrawn and the relevant Tranche A Term Commitment shall be reduced by an amount equal to the amount of such Loan so repaid.

6.2    Repayment of Tranche B Multicurrency Revolving Advances

6.2.1 Each Advance under the Tranche B Multicurrency Revolving Facility shall be borrowed for a period equal to the Interest Period selected in relation to such Advance. The Borrower shall accordingly repay each such Advance on the last day of such Interest Period in the currency in which such Advance was made to the Borrower.


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6.2.2  The Borrower shall ensure that the aggregate principal amount of all
       Tranche B Multicurrency Revolving Advances from time to time outstanding does not exceed the aggregate amount of the Tranche B Multicurrency Revolving Facility from time to time (including Equivalent Amounts in respect of Advances not denominated in GBP).

6.2.3 Subject to the provisions of this Agreement, Tranche B Multicurrency Revolving Advances repaid in accordance with Clause 6.2.1 above shall be capable of being redrawn by the Borrower.

6.2.4 Subject to the terms of this Agreement: (i) on 31st December, 2000, the Borrower shall repay such portion of the outstanding Tranche B Multicurrency Revolving Advances, if any, required to cause the total outstanding Tranche B Multicurrency Revolving Advances to equal GBP 19,000,000 (or the Equivalent Amount thereof) or less (and the Tranche B Multicurrency Revolving Commitments shall be decreased accordingly); (ii) on 31st December, 2001, the Borrower shall repay such portion of the outstanding Tranche B Multicurrency Revolving Advances, if any, required to cause the total outstanding Tranche B Multicurrency Revolving Advances to equal GBP 16,000,000 (or the Equivalent Amount thereof) or less (and the Tranche B Multicurrency Revolving Commitments shall be decreased accordingly); and (iii) on 31st December, 2002, the Borrower shall repay all remaining outstanding Tranche B Multicurrency Revolving Advances.

6.2.5 Subject to the terms of this Agreement, if any Tranche B Multicurrency Revolving Advance (the "New Revolving Advance") is to be made to the Borrower on the day on which another Tranche B Multicurrency Revolving Advance denominated in the same currency (the "Maturing Revolving Advance") is due to be repaid (the "Revolving Maturity Date") by the Borrower then (subject to there being no Event of Default or Potential Event of Default), as between each Lender and the Borrower, the amount to be repaid by the Borrower by way of Maturing Revolving Advance shall be set off against the amount of the New Revolving Advance to be advanced by each Lender (in respect of its participation) and the party to whom the smaller amount is to be paid shall advance or repay (as appropriate) to the party to whom the larger amount is to be paid the difference between the two amounts on the Revolving Maturity Date.

7.     PREPAYMENT AND CANCELLATION


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7.1    Voluntary Prepayments

7.1.1 Subject to the order of application set forth in Clause 7.3.1, the Borrower may voluntarily prepay the whole or part of any Advance on the last day of an Interest Period (or on any other Business Day subject to payment of any breakage costs thereby incurred by any Lender in accordance with Clause 27.1) relating thereto provided that the Agent has received from the Borrower not less than ten Business Days' notice of the proposed date and the amount of the prepayment.

7.1.2 If the Loans are to be prepaid voluntarily in part, the aggregate amount of the partial prepayment must be a minimum of GBP 1,000,000 or the Equivalent Amount thereof and an integral multiple of GBP 500,000 or the Equivalent Amount thereof.

7.1.3 A prepayment made in accordance with the terms of this Clause 7 may be made without premium or penalty.

7.2    Mandatory Prepayments

7.2.1  Asset Disposals

       If the Borrower disposes of an asset (other than:-

       (a)    a disposal permitted by Clauses 13.2.8(a), (b) or (c), or

       (b) disposals permitted by Clauses 13.2.8(d) and (e) up to an aggregate amount of Net Cash Proceeds for all such disposals described in this sub-clause (b) of GBP 2,500,000 (or its equivalent) following the date of this Agreement), the Net Cash Proceeds of such disposal shall be applied by the Borrower as promptly as practicable in prepayment of the outstandings under this Agreement in accordance with Clause 7.3.1 below.

7.2.2  Cashflow

       Before the Achievement Date only, the Borrower will once per annum make a prepayment to be applied against the outstandings under this Agreement in accordance with Clause 7.3.1 below within 120 days of the expiry of each Accounting Reference Period (beginning with the Accounting Reference Period ended 31st December 1998) in the amount of 50% of the aggregate of the unconsolidated


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       Cashflow, without allowing for any duplication, of each Obligor
       (determined in accordance with the respective applicable Approved Accounting Principles) for the Accounting Reference Period then ended, if a positive number.

7.2.3  Change of Control

       Immediately upon a Change of Control:

       (a) the Borrower will prepay all Advances, accrued interest thereon and all other sums payable under this Agreement and the other Finance Documents; and

       (b) the unborrowed amount of all Facilities will be cancelled and the Commitment of each Lender in respect of each Facility shall be reduced to zero.

7.3    Prepayments; Order of Application

7.3.1 Partial prepayments made pursuant to Clauses 7.1 and 7.2 will be applied by the Borrower first, to the permanent prepayment of the Tranche A Term Loan (to be applied pro-rata against the scheduled remaining repayments thereof); and second, to the permanent prepayment of the Tranche B Multicurrency Revolving Advances.

7.3.2 Amounts applied in permanent repayment of the Tranche B Multicurrency Revolving Advances may not be redrawn and, upon any such prepayment, each Lender's Tranche B Multicurrency Revolving Commitment shall be reduced proportionately.

7.4    Prepayments during Interest Periods

7.4.1 Prepayments pursuant to Clauses 7.1, 7.2 and 7.3 applied to the obligations of the Borrower hereunder shall be subject to payment of any breakage costs incurred by any Finance Party, calculated in accordance with Clause 27.1 (General Indemnity and Breakage Costs). If requested by the Borrower, the Agent shall deposit the proceeds of prepayment in an interest-bearing account established on terms (including terms as to security) in all respects satisfactory to the Agent until the end of the Interest Period then current and apply such funds (together with any interest accrued thereon) toward the required prepayment on the last day of such Interest Period.

7.5    Cancellation


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7.5.1  The Borrower may cancel the whole or any part (but if in part, in a minimum amount of GBP 1,000,000 or the Equivalent Amount thereof and in integral multiples of GBP 500,000 or the Equivalent Amount thereof) of the Tranche B Multicurrency Revolving Facility undrawn when the notice of cancellation takes effect if it gives three Business Days' written notice of cancellation to the Agent. Cancellation made in accordance with the terms of this Clause 7 may be made without penalty.

7.5.2 Upon each cancellation of the Tranche B Multicurrency Revolving Facility, the Borrower shall be required to make such repayments thereof as are necessary so that the Tranche B Multicurrency Revolving Advances outstanding at the time of the cancellation do not exceed the total Tranche B Multicurrency Revolving Commitments after giving effect to such cancellation. Upon any such cancellation taking effect the maximum amount of the Tranche B Multicurrency Revolving Facility shall be accordingly reduced and the amount of each Lender's Tranche B Multicurrency Revolving Commitment (if any) shall be reduced proportionately.

7.6    General

7.6.1 No prepayment may be made except at the times and in the manner expressly provided by this Agreement.

7.6.2 No amount prepaid in respect of the Tranche A Term Facility may be subsequently re-drawn.

7.6.3 All prepayments shall be made together with interest accrued thereon up to the date of prepayment and any other amounts then due and payable under any Finance Document.

7.6.4 The Agent shall notify the Lenders promptly upon receipt by it of a notice of prepayment.

7.6.5 All notices of prepayment and all notices of cancellation given by the Borrower are irrevocable.

8.     INTEREST

8.1    Interest Rate

8.1.1 Each Advance will bear interest during each Interest Period applicable to that Advance at the rate per annum determined by the Agent to be the sum of (a) the applicable Margin, (b) LIBOR for such Interest Period,


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       and (c) in the case of Advances denominated in GBP or another currency subject to Mandatory Liquid Asset Costs, Mandatory Liquid Asset Costs.

8.1.2 Interest will be calculated on the basis of actual days elapsed and a 360-day year (other than interest in respect of Advances denominated in GBP, which will be calculated on the basis of a year of 365 days), and will accrue from day to day from, and including, the first day of each Interest Period.

8.1.3 If requested to do so, each Reference Lender shall use its reasonable endeavours to supply a quotation to the Agent for the purposes of determining LIBOR for a particular Interest Period. If any Reference Lender does not do so, the relevant arithmetic mean shall be determined on the basis of the quotations supplied by the remaining Reference Lenders. At such time as there are three Reference Lenders, if no, or only one, Reference Lender supplies a quotation, Clause 8.5 shall apply; provided that if there are only two Reference Lenders and one supplies a quotation, Clause 8.5 shall not apply in such case.

8.2    Payment of Interest

       The Borrower will pay interest accrued on each Advance to the Agent for the account of the Lenders in arrears on the last day of each Interest Period applicable to that Advance, provided that where such Interest Period is of a duration of longer than three months, accrued interest in respect of the relevant Advance shall be paid every three months during such Interest Period and on the last day of such Interest Period.

8.3    Selection of Interest Periods

8.3.1 Subject to Clause 3.5.(e), the duration of each Interest Period will be a period of one, two, three or six months (or such other period as may be agreed between the Borrower and all of the Lenders) as notified by the Borrower to the Agent not later than 10.00 a.m. three Business Days prior to the commencement of such Interest Period, provided that:-

       (a) the first Interest Period in relation to an Advance will commence on the Drawdown Date relating thereto and each subsequent Interest Period relating to such Advance (or part thereof) will commence on the expiry of the preceding Interest Period relating thereto;


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       (b)    if the Borrower fails to select an Interest Period, then, subject as provided in this Clause 8.3, the Borrower will be deemed to have selected an Interest Period of three months; and

       (c) if all or part of a Tranche A Term Advance is required to be repaid on a Repayment Date to ensure that the Borrower complies with its obligations under Clause 6.1.1 and if an Interest Period relative to that Advance would, but for the operation of this sub-clause (c), extend beyond such Repayment Date, then if necessary such Advance shall be split into two separate Advances (such additional Advance not to be counted for the purposes of sub- clause (d) below), one of which shall be in an amount equal to the amount required to be repaid and having an Interest Period commencing upon the expiry of the immediately preceding Interest Period and expiring on the relevant Repayment Date, the other Advance being for the balance of the amount of the original Advance; and

       (d) the Borrower will not be entitled to select more than three concurrent Interest Periods in relation to the Advances.

8.3.2 If any Interest Period would, but for this Clause 8.3.2, end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the last preceding Business Day.

8.3.3 No Interest Period for any Advance shall expire after the Final Repayment Date.

8.3.4  The Agent will notify:-

       (a) the Lenders of each Interest Period applicable to each Advance promptly upon the same being determined; and

       (b) the Lenders and the Borrower of the rate of interest applicable to such Interest Period as soon as it is determined under this Agreement.

8.4    Interest on Unpaid Sums


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8.4.1  If the Borrower fails to pay any sum due from it under this Agreement or any other Finance Document on its due date (an "unpaid sum"), the Borrower will pay default interest on such unpaid sum from its due date to the date of actual payment (after as well as before judgement or decree) at a rate (the "Default Rate") determined by the Agent to be 2 per cent per annum above:-

       (a) if the unpaid sum is principal which has fallen due prior to the expiry of the relevant Interest Period, the rate applicable to such principal immediately prior to the date it so fell due (but only for the period from such due date to the end of the relevant Interest Period); or

       (b) in any other case (including principal falling within (a) above once the relevant Interest Period has expired), the rate which would be payable if the unpaid sum was an Advance made for a period equal to the period of non-payment divided into successive Interest Periods of such duration as shall be selected by the Agent (a "Default Interest Period").

8.4.2 Default interest will be payable by the Borrower on demand by the Agent and will be compounded at the end of each Default Interest Period.

8.4.3 The Agent will promptly notify the Borrower and the Lenders of each determination of the Default Rate and each selection of a Default Interest Period.

8.5    Market Disruption

8.5.1 If prior to the commencement of an Interest Period (an "Affected Interest Period"):-

       (a) the Agent, after consultation with the Lenders, determines that, by reason of circumstances affecting the London interbank market or the financial markets generally, adequate and fair means do not or will not exist for ascertaining the interest rate applicable to the Affected Interest Period; or

       (b) Lenders whose Relevant Amounts exceed 51% of Relevant Amounts of all Lenders notify the Agent that LIBOR would not accurately reflect the cost to such Lenders of making or maintaining their respective Participations in the relevant Advance during the Affected Interest Period; or


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       (c)    the appropriate page of the Telerate Display Screen does not list any appropriate quotations and (i) at such time as there are three Reference Lenders none or only one of the Reference Lenders has notified a rate to the Agent for the purposes of determining LIBOR for the Affected Interest Period, or (ii) at such time as there are two Reference Lenders none of the Reference Lenders has notified a rate to the Agent for the purposes of determining LIBOR for the Affected Interest Period;

       the Agent shall give notice of such event to the Borrower and the Lenders (a "Suspension Notice"). If such Suspension Notice shall be given prior to the receipt by the Agent of a Drawdown Request, the Borrower's right to borrow and issue a Drawdown Request in respect of Advances hereunder shall be suspended during the continuance of such circumstances.

8.5.2 If at the time of the Suspension Notice a Drawdown Request has been given pursuant to Clause 5.1.1, such Drawdown Request shall, unless the Borrower and the Agent (after consultation with the Lenders) otherwise agree, be deemed to have been cancelled and the Advance concerned shall not be made.

8.5.3 Subject to Clause 8.5.4, during the 21 days following the giving of the Suspension Notice, the Agent, the Borrower and the Lenders shall negotiate in good faith in order to arrive at a mutually acceptable substitute basis for calculating the alternative interest rate or (as the case may be) an alternative basis for the relevant Lender to fund or continue to fund the affected Advance during the Affected Interest Period on the basis that the net return to the Lenders or the relevant Lender shall be no less than had the event described in Clause 8.5.1 not occurred. If within such 21 day period such parties shall agree in writing upon a substitute basis, such substitute basis shall apply in accordance with its terms. If such parties fail to agree on a substitute basis within such 21 day period, the Agent (after consultation with the Lenders or, as the case may be, the relevant Lender) shall certify to the Borrower (such certificate to be conclusive in the absence of manifest error, and binding on all concerned) the basis upon which interest in relation to the Affected Interest Period is to be fixed or (as the case may be) the basis upon which the relevant Lender will fund or continue to fund its participation in the Advance during the Affected Interest Period. Such basis (in relation to the said rate of interest) may include the substitution of the cost of


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       funds to such Lenders from other sources and for different funding periods, plus the Margin (plus, in the case of Advances in GBP or another currency subject to Mandatory Liquid Asset Costs, Mandatory Liquid Asset Costs), and may be retroactive to the beginning of the Affected Interest Period. Such interest shall be calculated at the rate specified in the Agent's certificate.

8.5.4 Notwithstanding the foregoing, the Borrower may, at any time after the Agent shall have set a substitute funding procedure or interest rate or rates pursuant to Clause 8.5.3 and for so long as such funding procedure or interest rate or rates continue(s) to be applicable, give to the Agent not less than five Business Days' notice (which shall be irrevocable) of its intention to prepay the whole (but not part only) of the Advance affected, in which event the Borrower shall pay:-

       (a) on the date specified in such notice to the Agent for the account of the Lenders the principal amount of the Advance affected together with interest accrued thereon at the applicable rate to the date of actual prepayment; and

       (b) to each Lender on demand such amount (if any) as such Lender may certify should be paid to it pursuant to Clause 26.1 (General Indemnity and Breakage Costs).

9.     PAYMENTS

9.1    Place and Time

9.1.1 All payments to be made by any Obligor or any Lender under the Finance Documents are to be made in full, without any deduction or withholding for or on account of any Taxes, to the Agent not later than 11.00 a.m. on the due date therefor to such account as the Agent specifies by written notice for this purpose, in immediately available and freely transferable Same Day Funds in the relevant currency.

9.1.2 Subject to Clause 9.1.3, each payment received by the Agent pursuant to Clause 9.1.1 for the account of another person will be made available by the Agent to that person for value on the same day by transfer to such bank account as that person has previously notified to the Agent by not less than three Business Days' prior notice.


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9.1.3  Where a sum is to be paid under the Finance Documents for the account of another person, the Agent will not be obliged to make any such sum available to that person until it has been able to establish to its satisfaction that it has actually received such sum, but shall be free to do so and if it does so and it proves to be the case that it has not actually received the sum it paid out, then such person will on request ensure that the amount so made available is refunded to the Agent and such person shall be liable (1) to pay to the Agent interest on the amount in question at the rate determined by the Agent to be equal to the cost to the Agent of funding such amount for the period from payment out by the Agent until refund to the Agent thereof and (2) to indemnify the Agent against any additional cost or loss it may have suffered or incurred by reason of it having paid out such sum prior to it having received the same.

9.2    No Deductions

       All payments made by any Obligor under the Finance Documents (whether of principal, interest, acceptance commission, fees or otherwise) shall be paid in full without set-off or counterclaim and not subject to any condition.

9.3    Taxes

9.3.1 All payments by the Obligors under the Finance Documents are to be made in full without any deduction or withholding for or on account of any Taxes unless the deduction or withholding is required by law in which event the relevant Obligor Borrower will:-

       (a) ensure that the deduction or withholding does not exceed the minimum amount legally required;

       (b) pay to the relevant Taxation or other authorities within the period for payment permitted by the applicable law such amount as is required to be paid in consequence of the deduction (including, but without prejudice to the generality of the foregoing, the full amount of any deduction from any additional amount paid pursuant to Clause 9.3.2); and

       (c) deliver to the relevant Finance Parties within 30 days from the date on which the payment of such withholding tax or deduction was due, the documents evidencing the payment of such aforementioned withholding tax or deductions; and


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       (d)    indemnify each of the Finance Parties against any losses or costs incurred by it by reason of (i) any failure on the part of such Obligor to make any deduction or withholding or (ii) any such additional amount not being paid on the due date for payment thereof.

9.3.2 Subject to Clause 9.3.3, if any deduction or withholding for or on account of Taxes or any other deduction from any payments made or to be made by the relevant Obligor, or by the Agent to any other Finance Party, under any of the Finance Documents is required by law, then the Obligor shall pay to the Finance Party concerned an additional amount being the amount required to procure that the aggregate net amount received by that Finance Party will equal the full amount which would have been received by it had no such deduction or withholding or other deduction been made.

9.3.3 No additional amount will be payable to a Lender under Clause 9.3.2 in respect of Taxes to the extent that such additional amount becomes payable as a result only of (i) a Lender not having been a Qualifying Lender at the time it became a Lender, or (ii) a Lender having ceased to be a Qualifying Lender by any action on its part, or (iii) a change in the Lending Office of the relevant Lender, unless (A) such change is requested by the Borrower, or (B) under the relevant Tax laws, regulations, treaties or rules in effect at the time of the change in Lending Office, such additional amount would not have been payable.

9.3.4 If the Borrower is obliged to pay an amount under Clause 9.3.1, the Borrower may prepay in whole (but not in part) and without penalty (subject to Clause 27) all Advances made available to it by the affected Lender, upon the Borrower giving not less than three Business Days' prior written notice to the Agent and the affected Lender, provided that such notice is given within 30 days of the Borrower becoming aware that it would be obliged to pay such amount. The liability of such Lender to make any further Advances or other extensions of credit available to the Borrower (and such lender's Commitments) shall automatically be cancelled on the giving of such notice.

9.3.5 If any of the Lenders determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which an Obligor has made an increased payment or paid any indemnifying amount or


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       compensating sum under this Clause 9.3, such Lender shall, provided that the Agent and each Lender has received all amounts which are then due and payable by an Obligor under any of the Finance Documents, promptly pay to the Borrower (to the extent that such Lender can do so without prejudicing the amount of such benefit or repayment and the right of such Lender to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Lender, in its absolute discretion shall determine will leave such Lender in no worse position than it would have been in if the deduction or withholding had not been required, provided that:-

       (a) each Lender shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

       (b) no Lender shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

       (c) if a Lender has made a payment to the Borrower pursuant to this Clause 9.3.5 on account of any Tax benefit and it subsequently transpires that such Lender did not receive that Tax benefit, or received a lesser Tax benefit, the Borrower shall, on demand, pay to such Lender such sum as the relevant Lender may determine as being necessary to restore its after-Tax position to that which it would have been had no adjustment under this Clause 9.3.5 been necessary; and

       (d)    no Lender shall be obliged to make any payment under this Clause
              9.3.5 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

9.4    Payments on Business Days

       Subject to Clauses 6.2 and 8.3.2, if any sum would otherwise become due for payment pursuant to any of the Finance Documents on a day which is not a Business Day, such sum shall become due on the next succeeding Business Day unless that day falls in the next calendar month, in


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       which case the sum shall become due on the preceding Business Day and all sums payable under any of the Finance Documents calculated by reference to any period of time shall be recalculated on the basis of such extension in time (or reduction thereof).

9.5    Accounts

9.5.1 Each Lender shall maintain an account or accounts recording the amounts from time to time lent by, owing to and paid to such Lender pursuant to the Finance Documents, which shall, as between such Lender and the relevant Obligor, be prima facie evidence of such amounts.

9.5.2 The Agent will maintain a memorandum account showing the principal amount of all Advances for the time being outstanding hereunder and all payments with respect thereto made by the Obligors from time to time pursuant to this Agreement.

9.6    Currency

9.6.1 A repayment or prepayment of an Advance or any part of an Advance is payable in the currency in which the Advance was denominated on the date it was made.

9.6.2 Interest and fees in respect of an Advance are payable in the currency in which the relevant amount of the relevant Advance in respect of which it is payable is denominated. Fees in respect of Commitments hereunder shall be payable in GBP.

9.6.3 Amounts payable in respect of costs, expenses and Taxes and the like are payable in the currency in which they are incurred.

9.6.4 Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in GBP.

10.    CHANGE IN CIRCUMSTANCES

10.1   Increased Costs

10.1.1 If the effect of any implementation of, change in or introduction or making after the date of this Agreement of, any law, regulation, treaty or official directive or official request or guidance applicable to any Lender or any affiliate, including without limitation, a holding company, (an "Affected Lender") (whether or not having


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       the force of law) or any change in the interpretation or application thereof or compliance by such Affected Lender, with the same (including without limitation those relating to Taxation, reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary controls) is to:-

       (a) impose an additional cost on the Affected Lender as a result of it having entered into any of the Finance Documents or making or maintaining its participation in any Advance or of it performing its obligations under the Finance Documents; or

       (b) reduce any amount received or receivable by the Affected Lender under the Finance Documents or reduce the effective return on its capital or any class thereof; or

       (c) result in the Affected Lender making any payment or foregoing any interest or other return on or calculated by reference to any amount received or receivable by the Affected Lender from any other party under any of the Finance Documents, each such increased cost, reduction, payment, foregone interest or other return being hereafter referred to in this Clause 10.1 as an "increased cost"), then:-

(1) the Affected Lender will notify the Borrower and the Agent of such event promptly upon its becoming aware of the same; and

(2) upon demand from time to time by the Affected Lender, the Borrower will pay to the Affected Lender such amount as the Affected Lender shall determine to be necessary to compensate the Affected Lender on an after-tax basis for such increased cost (or the portion of such increased cost as is in the reasonable opinion of the Affected Lender attributable to its entering into the Finance Documents or of making or maintaining its participation in any Advance or of maintaining its Commitment).

10.1.2 The certificate of an Affected Lender specifying the amount of compensation payable under Clause 10.1.1 and containing reasonable detail as to how such amount was calculated will, in the absence of manifest error, be conclusive.

10.1.3 The Borrower will not be obliged to compensate any Affected Lender pursuant to Clause 10.1.1 in respect of any increased cost:-


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(a)    attributable to a change in the rate of Tax on the overall net income of the Affected Lender; or

(b)    compensated for by the operation of Clause 9.3 (Taxes); or

(c) incurred in consequence of the implementation in whole or in part of the International Convergence of Capital Measurements and Capital Standards dated July 1988 published by the Basle Committee on Banking Regulations and Supervisory Practices (the "Guidance"), except to the extent that a higher level of capital adequacy is imposed than that stipulated in the Guidance as at the date of this Agreement;

(d)    including within the definition of Mandatory Liquid Asset Costs; or

(e) until the calculation of such cost set forth in the certificate referred to in Clause 10.1.2 has been received by the Borrower.

10.2   Illegality

       If the effect of any implementation of, change in, or introduction or making after the date of this Agreement of, any law, regulation, treaty or official directive or official request or guidance applicable to any Lender or any affiliate, including without limitation, a holding company, (a "Restricted Lender") (whether or not having the force of law) in any jurisdiction applicable to such Restricted Lender is to prohibit such Restricted Lender, or make it illegal for such Restricted Lender, to make available or to maintain its participation in any Advance or maintain its Commitment, then such Restricted Lender will give written notice to that effect to the Agent and the Borrower, specifying in reasonable detail the obligations the performance of which is prohibited and the relevant law, regulation, treaty, directive, request or guideline, whereupon:-

       (a) to the extent of such prohibition or illegality, the Borrower shall forthwith prepay the Restricted Lender's participation in all Advances then outstanding together with all interest accrued thereon and all other amounts due to the Restricted Lender under this Agreement (including pursuant to Clause 26 (Indemnities)); and/or


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       (b)    to the extent of such prohibition or illegality, the Restricted
              Lender's undrawn Commitment (if any) shall be cancelled forthwith.

10.3   Mitigation

       If circumstances arise in relation to a particular Lender which would, or may, result in:-

       (a) an obligation to pay an additional amount under Clause 9.3.2 (Gross-Up); or

       (b)    a demand for compensation pursuant to Clause 10.1 (Increased
              Costs); or

       (c) an obligation to repay or the cancellation of an undrawn Commitment under Clause 10.2 (Illegality);

       then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under any of the Clauses referred to above, such Lender will promptly after becoming aware thereof notify the Agent and the Borrower thereof and, except as set out in the provisos in paragraphs (y) and (z) below, in consultation with the Agent and the Borrower, take such steps as may be reasonably open to it to mitigate the effects of such circumstances including (but without limitation):-

(i)    changing its Lending Office for the purposes of this Agreement; or

(ii) transferring its rights and obligations hereunder pursuant to Clause 25.2 or 25.3 to a bank or financial institution acceptable to the Borrower and the Agent which is willing to participate in the Facilities in its place;

       provided that (y) the Lender concerned will not be obliged to take any action under sub-paragraph (i) above if to do so would or might (in its opinion) have an adverse effect upon its business, operations or financial condition or cause it to incur liabilities (including any material costs and expenses) or obligations (including Taxation) which (in its opinion) are material or would reduce its return in relation to its participation in the Facilities and (z) such Lender will not be obliged to take the action referred to in sub-paragraph (ii) above unless the Borrower indemnifies it by means of an indemnity in form and content satisfactory to such Lender against any liabilities or obligations reasonably incurred as a result of taking such action.


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11.    FEES, EXPENSES AND STAMP DUTIES

11.1   Fees

11.1.1 The Borrower will pay to the Agent the following fees:-

(a) for the account of each Lender a commitment fee during the Availability Period for each respective Facility which will:-

(i) be computed at a rate per annum equal at all times to one-half of the Margin and on the daily aggregate undrawn, uncancelled amount of the Total Commitments;

(ii) accrue from day to day and be calculated on the basis of a 365 day year and the actual number of days elapsed;

(iii) be payable quarterly in arrears on the last day of each successive calendar quarter, on each drawing under the Tranche A Term Facility and on the termination or lapse of the Availability Period to the extent no drawing under the Tranche A Term Facility is made concurrent with such termination or lapse; and

(b) for its own account or as otherwise specified in the Fees Letter, such arrangement, agency and other fees at the times and otherwise in accordance with the terms of the Fees Letter.

11.1.2 All fees payable under the Finance Documents are exclusive of any VAT or other similar tax chargeable upon or in connection with such fees. If any VAT or other similar Tax is or becomes so chargeable, such Tax will be paid by the Borrower at the same time as the relevant fee itself is paid.

11.1.3 The Borrower authorises the Agent to discharge the fees due upon Initial Drawdown under Clauses 11.1.1 (a) and (b) from the proceeds of Advances made upon Initial Drawdown under any Facility.

11.2   Expenses

11.2.1 The Borrower will (subject to the limitations set forth in the Fees Letter) on demand pay and reimburse to the Agent and the Security Agent, on the basis of a full indemnity, all reasonable costs and expenses (including legal fees, due diligence expenses, recordation fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by the Agent or the Security Agent


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       in connection with the negotiation, preparation, recordation, execution and completion of each of the Finance Documents, and all documents, matters and things referred to in the Finance Documents or incidental to any of the Finance Documents.

11.2.2 The Borrower will on demand pay and reimburse to the Agent and the Security Agent, on the basis of a full indemnity, all reasonable costs and expenses (including reasonable legal fees, recordation fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by the Agent or the Security Agent in connection with:-

(a) any variation, recordation, amendment, supplement, restatement, waiver, consent or suspension of rights (or any proposal for any of the same) relating to any of the Finance Documents (and documents, matters or things referred to therein); and

(b) the investigation of any Event of Default or Potential Event of Default, provided that the relevant Finance Party had reasonable grounds to believe that such Event of Default or Potential Event of Default had occurred.

11.2.3 The Borrower will on demand pay and reimburse to each Finance Party, on the basis of a full indemnity, all costs and expenses (including reasonable legal fees, recordation fees and other out-of-pocket expenses and any VAT or other similar Tax thereon) incurred by such Finance Party in connection with the preservation, enforcement or the attempted preservation or enforcement of any Finance Document or of such Finance Party's rights under any of the Finance Documents (and documents referred to therein).

11.3   Stamp Duties, etc.

       The Borrower will:-

       (a) pay, and on demand indemnify each Finance Party from and against any liability for, any stamp duty, documentary, registration and other duties and Taxes (if any) which are or may hereafter become payable in connection with the entry into, performance, recordation, execution or enforcement of any of the Finance Documents or to which any of the Finance Documents may otherwise be or become subject or give rise; and


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       (b)    on demand indemnify each of the Finance Parties from and against any losses or liabilities which they may incur as a result of any delay or omission by the Borrower to pay any such duties or Taxes.

12.    REPRESENTATIONS AND WARRANTIES

12.1   Reliance and Effective Time

12.1.1 Each Obligor acknowledges that each Finance Party has or will have entered into this Agreement and the other Finance Documents to which it is a party and participated in the Advances in full reliance on representations in the terms set out in the following provisions of this Clause 12. Subject to Clause 12.1.2, each Obligor represents and warrants to each Finance Party in the terms set forth in Clauses 12.2 to 12.23 inclusive with reference to itself and, where appropriate, its subsidiaries.

12.1.2 The representations and warranties in this Clause 12 will be deemed initially made on the date of this Agreement and repeated on the date of delivery of each Drawdown Request, on each Drawdown Date and on each Interest Payment Date thereafter by reference to the facts and circumstances existing on each such day, except that:

(a) each reference to financial statements in Clause 12 shall be construed as a reference to the then latest available financial statements of the relevant Obligor; and

(b) those representations and warranties which are expressly stated to relate to an earlier date or time shall be deemed repeated only by reference to the facts and circumstances existing at that earlier date or time.

12.2   Incorporation

       It is duly incorporated or organised and validly existing with limited liability under the laws of the country or other jurisdiction of its incorporation or organisation, and has the power to own its assets and carry on its business as it is being conducted or is proposed to be conducted.

12.3   Power and Authority

       It has all necessary power and authority to enter into and perform all its obligations under the Finance Documents to which it is expressed to be a party, has


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       taken all necessary action to authorise the execution (if appropriate, under seal or as a deed), delivery and performance by it of each Finance Document and other document referred to therein to which it is expressed to be a party or signatory, and (in the case of the Borrower only) has taken all necessary action to authorise the borrowings by it under this Agreement.

12.4   No Contravention

12.4.1 The execution, delivery and performance of the Finance Documents to which it is a party is not now and will not:-

       (a) violate, conflict with, or cause a breach or default under, its organisational documents, any provision of any existing law, regulation, statute, judgement, decree, order, license, permit or consent applicable to it or its assets or of any agreement, mortgage, contract, instrument or other undertaking to which it is party, which is binding upon it or under which it or any of its assets may be bound or affected; or

       (b) will not oblige it to create any Security Interest over all or any of its assets other than any Security Interest under the Security Documents.

12.4.2 Borrowings by the Borrower under this Agreement up to and including the maximum amount available hereunder will not cause any limit on borrowings (whether imposed by statue, regulation, agreement or otherwise), or on the powers of its board of directors, to be exceeded.

12.5   Authorisations and Consents

       All consents, licenses, approvals, authorisations and notifications (whether corporate, official or otherwise) required to be obtained or made by it in connection with the entry into, validity, performance and enforceability of each of the Finance Documents to which it is a party have been unconditionally obtained and are in full force and effect.

12.6   Enforceability; Ranking

       Its obligations under the Finance Documents to which it is a party constitute its legal, valid, binding and enforceable obligations and are in full force and effect, except (in the case of enforceability) as limited by the Reservations, and such obligations, to the extent not secured by any Security Interest, ranks and will continue


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       to rank at all times at least pari passu with all its unsecured and unsubordinated obligations (subject to the preference of certain obligations in the liquidation, bankruptcy or other analogous proceedings in respect of it by mandatory operation of applicable law).

12.7   Litigation

       It is not involved in any pending or, to the best of its knowledge, threatened litigation, arbitration or administrative proceeding, nor is there subsisting any unsatisfied judgement or award given against it by any court, board of arbitration or other body, which is reasonably likely to result in liability to any Obligor which has or is reasonably likely to have a Material Adverse Effect.

12.8   Accounts

12.8.1 The consolidated or unconsolidated financial statements of each Obligor most recently delivered to the Agent pursuant to Clause 4.1.1 or 13.3, as the case may be, including any notes thereto:-

(a) have been prepared in accordance with the respective relevant Approved Accounting Principles consistently applied, except to the extent specified therein; and

(b) give a true and fair view of the consolidated or unconsolidated (as the case may be) financial condition of the relevant persons as at the respective dates to which they were drawn up;

       and in each case set forth all material actual or contingent liabilities then existing required to be set forth therein in accordance with the relevant Approved Accounting Principles consistently applied subject in the case of any unaudited interim financial statements, to changes resulting from normal year-end audit and other adjustments.

12.9   No Material Adverse Effect

       No event or matter having or likely to have a Material Adverse Effect has occurred since 31st December, 1996.

12.10  Security Interests

       Except as permitted by Clause 13.2.10, no Security Interest exists on the date of this Agreement on the


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       undertaking, property or assets, present or future, of the Borrower or any of its subsidiaries.

12.11  No Defaults

       Unless notified to the Agent under Clause 13.3.1, no Event of Default or Potential Event of Default has occurred and is continuing and no event has occurred (which has not been remedied or waived) which constitutes a default under or in respect of any agreement, instrument, deed or document to which it is a party or by which it or any of its assets may be bound or affected being a default which has or is reasonably likely to have a Material Adverse Effect, and no event has occurred (which has not been remedied or waived) which, with the giving of notice which may validly be given and/or the lapse of any grace period and/or giving of any certificate or statement which may validly be given and/or making of any determination which may validly be made and/or fulfilment of any other condition (which notice, grace period, certificate, statement, determination or condition is in any case specified or referred to in the relevant agreement, instrument, deed or document), will constitute any such default which is reasonably likely to have a Material Adverse Effect.

12.12  Compliance with Laws

       It is in compliance with all laws, regulations, statutes, judgements, orders, licenses, permits or consents applicable to it or its assets, except any non-compliance which does not have and is not reasonably likely to have a Material Adverse Effect.

12.13 Ownership of Assets, Licenses and Agreements for Business Operations; Intellectual Property

12.13.1 It has good (and in the case of Scottish property, valid and marketable) title to, or valid leasehold or other valid right to use, all its material assets (including without limitation those relating to the Annan Facility and the Dudley Facility) to the extent required to conduct the Business or the part thereof which it conducts.

12.13.2 All licenses, consents and authorisations (including without limitation, all such licenses, consents and authorisations required to be obtained from the United States Food and Drug Administration, the Medicines Control Agency and any other regulatory body having jurisdiction over the manufacture and/or


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         sale of pharmaceutical products in the United States or the United
         Kingdom) have been obtained which are necessary for the carrying on of its Business or the part thereof which it conducts, and all such licenses, consents and authorisations are in full force and effect, and there are no circumstances known to it which indicate that any of such licenses, consents and authorisations is reasonably likely to be revoked or varied or amended in whole or in part, except to the extent that the absence, non-effectiveness, revocation, variation or amendment of any such license, consent or authorisation would not have and would not be reasonably likely to have a Material Adverse Effect.

12.13.3 The Obligors own or have licensed to them all Intellectual Property rights required to conduct the Business, and the Intellectual Property:-

         (a) is beneficially owned by or validly licensed to an Obligor, is, to the best knowledge of the Obligors, free from any licenses to third parties and Security Interests, and will not be adversely affected by the transactions contemplated by this Agreement;

         (b) has not lapsed or been cancelled and all steps have been taken to protect and maintain the Intellectual Property including paying renewal fees where appropriate; and

         (c) does not, to the best knowledge of any Obligor, infringe any intellectual property rights of any nature of any third party.

12.13.4 ChiRex (Annan) Limited has made appropriate provision for an operationally and economically viable source of water supply for the needs of the Business currently conducted, or anticipated, at the Annan Facility.

12.14    Tax Liabilities

         No claims are being or are reasonably likely to be asserted against it with respect to Taxes which would be reasonably likely to have a Material Adverse Effect.

12.15    Solvency

12.15.1 As at the Initial Drawdown Date, immediately prior to each Drawdown, it will be solvent within the


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         definition of any law applicable to it which requires as a condition to the validity (and/or non-avoidability) of financial obligations undertaking by it that it be solvent.

12.15.2 It has not taken any action nor (so far as it is aware having made all due enquiry) have any steps been taken or legal proceedings been started against it for winding-up, dissolution or re-organisation, the enforcement of any Security Interest over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee, judicial factor, manager for credits, or similar officer of it or of any or all of its assets or any other procedure under which it obtains protection from any of its creditors, or any analogous proceedings in any relevant jurisdiction.

12.16    Group Structure

         The structure of the ChiRex Group as at the Initial Drawdown Date is as set out in Schedule 4.

12.17    Indebtedness

         The Obligors have no Financial Indebtedness as of the date of this Agreement other than as set forth in subclause (iii) of the definition of Permitted Indebtedness.

12.18    Margin Stock

         Neither it, nor any of its subsidiaries, is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock and none of the proceeds of the facilities made available hereunder will be used, directly or indirectly, to purchase or convey any Margin Stock or to extend credit to others for the purchasing or conveying of any Margin Stock.

12.18.1  Accountants' Report; Industry Report; Business Plan; Operating Budget

         In relation to the Accountants' Report:-

         (a) all factual information contained in the Accountants' Report was, at the date of the report, true and accurate in all material respects; and


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         (b)      all assumptions and presumptions contained in the Accountants'
                  Report (on the consolidated basis contemplated in the Accountants' Report) attributable to the ChiRex Group were reasonable at the time they were made and in relation to the period in respect of which they were made.

         In relation to the Industry Report:-

         (c) all factual information contained in the Industry Report was, at the date of the report, true and accurate in all material respects; and

         (d) all assumptions and presumptions contained in the Industry Report (on the consolidated basis contemplated in the Industry Report) attributable to the ChiRex Group were reasonable at the time they were made and in relation to the period in respect of which they were made.

         In relation to the Business Plan and the Operating Budget:

         (e) all factual information contained in or utilised for the purpose thereof was, at the date thereof, true and accurate in all material respects and nothing has occurred since the date thereof which renders any factual statement contained therein or so utilised misleading in any material respect;

         (f) all assumptions and presumptions made for the purpose thereof were fair and reasonable at the time they were made and in relation to the period in respect of which they were made and so far as the ChiRex Group is aware (after having made all due enquiry) nothing has occurred since the date thereof which makes it necessary to change the consolidated forecasts, projections and estimates set out therein in any material respect; and

         (g) all forecasts, projections and estimates taken on a consolidated basis contained or referred to in the Operating Budget and all assumptions and presumptions upon the basis of which the same were made, at the time they were made were, to its best knowledge, fair and reasonable and, so far as the ChiRex Group is aware (after having made all due enquiry), nothing has occurred since the date thereof which makes it necessary to change any of those forecasts, projections and estimates in any material respect.


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12.19    Environmental Report

         In relation to the Environmental Report, (a) to the best knowledge of the Borrower after due inquiry all factual information contained in the Environmental Report was, at the date of such report, true and accurate in all material respects and nothing has occurred since the date of such report which renders any factual statement therein misleading in any material respect, and (b) all forecasts, projections and estimates contained or referred to in the Environmental Report and all assumptions and presumptions upon the basis of which the same were made, at the time they were made were fair and reasonable and, so far as the Borrower is aware (after having made all due enquiry), nothing has occurred since the date thereof which makes it necessary to change any of those forecasts, projections and estimates in any material respect.

12.20    Environmental Warranties

12.20.1 To the best knowledge of each Obligor, no Environmental Event has occurred at any time in relation to any site now or previously owned, operated or occupied by the Borrower, any Guarantor or any of their respective subsidiaries (or with respect to which any of them could be subject to an Environmental Claim) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

12.20.2 It has obtained and is, and has at all times been, in substantial compliance with all Environmental Licenses necessary in connection with the ownership and operation of its facilities and business as currently owned and operated or if there is or has been any failure to so obtain or any non-compliance with such Environmental Licenses such failure or non-compliance, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

12.20.3 No circumstances exist which could reasonably be expected to prevent or interfere with any Obligor or any of their respective subsidiaries obtaining or being in substantial compliance with any Environmental Licenses in the future so as to give rise to a Material Adverse Effect.


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12.20.4  On the basis of its ongoing reviews which identify and evaluate liabilities and costs relating to Environmental Law, it has reasonably concluded that the application of any Environmental Law to it or any of its subsidiaries could not reasonably be expected to have a Material Adverse Effect.

12.20.5 Its operations, and the operations of its subsidiaries, are, and at all times have been, in full compliance with all Environmental Law or if there is any non-compliance with Environmental Laws, such non-compliance could not reasonably be expected to have a Material Adverse Effect. No circumstances exist which currently are known or ought reasonably to be known by it which may reasonably be expected to prevent or interfere with any Obligor or any of their respective subsidiaries being in full compliance with any Environmental Laws in the future so as to give rise to a Material Adverse Effect.

12.21    Labour Law and Employee Benefit Plans

         It has complied with all applicable labour and social security laws and instituted all employee benefit plans legally necessary; these plans in place are in full force and effect and each such plan is fully funded to meet its expected obligations as they come due except for such failure to fund, the liability as to which is not reasonably likely to have a Material Adverse Effect.

12.22    U.S. Employee Benefit Plans.

         (a) As at the date of this Agreement no US Obligor has a "multiemployer plan" (as defined in the definition of Employee Benefit Plan) and no Employee Benefit Plan of any US Obligor is subject to Title IV of ERISA.

         (b) Each Employee Benefit Plan is in compliance in form and operation and in all other material respects with the applicable provisions of ERISA, the Code and any other applicable Federal or U.S. state law, and no event or condition has occurred or exists concerning such Employee Benefit Plan which any US Obligor or any ERISA Affiliate thereof would be under an obligation to report to the Agent in accordance with Clause 13.3.8(e).

12.23    U.K. Employee Benefit Plans.


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         (a)      No agreement or arrangement (other than the Scheme) exists for the provision by any Obligor of any relevant benefits (as defined in Section 612 of the ICTA) for any person or (without limitation to the foregoing) superannuation benefits for employees.

         (b) The last actuarial valuation of the Scheme disclosed that the aggregate value of the assets of the Scheme at the date of the valuation was equal to or greater than the aggregate value of the liabilities of the Scheme on an on-going basis calculated in accordance with the actuarial methods and assumptions used in the valuation. So far as the Obligors are aware, no event has occurred since the valuation that would have materially adversely affected the funding position of the Scheme.

         (c) Except that no action has been taken under the Scheme to eliminate discriminatory treatment as between men and women which is attributable to the provision of guaranteed minimum pensions (within the meaning of the Pension Schemes Act 1993), the applicable Obligors have complied in all material respects with their respective obligations under the Scheme in relation to past and present employees and officers of such Obligors and all material amounts due to be paid to the Scheme from such Obligors have been paid.

         (d) No undertaking or assurance has been given to any member of the Scheme as to continuance, introduction, increase or improvement of any benefits under the Scheme.

         (e) To the best knowledge of the Obligors, there are not in respect of the Scheme any claims or actions pending or threatened involving any Obligor or the trustees of the Scheme (other than routine claims for benefits).

         (f) No Obligor is providing, or, upon the consummation of the Sale and Purchase Agreement, will be obligated to provide, material ex gratia pension or other similar payments for any former employee.


         (g) No company other than the applicable Obligor participates or has participated in the Scheme.

12.24    Governmental Regulation


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          It is not subject to regulation under the Public Utility Holding
          Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Financial Indebtedness or which may otherwise render all or any portion of the obligations under the Finance Documents unenforceable.

13.       UNDERTAKINGS

13.1      Duration

          Each Obligor undertakes to each of the Finance Parties in the terms of the provisions of Clauses 13.2 to 13.4 (inclusive), and ChiRex Inc. undertakes to each of the Finance Parties in terms of the provisions of Clause 13.5, all such undertakings to continue until the liabilities and obligations under each of the Finance Documents have been finally discharged and no Finance Party has any obligation to lend hereunder, unless in any case the Agent (acting on the instructions of the Majority Lenders) agrees otherwise. All undertakings set forth in this Clause 13 are cumulative such that, if more than one set of such undertakings are given by an Obligor, such Obligor shall be bound by the aggregate of all restrictions set forth in the undertakings given by it.

13.2      General Undertakings

13.2.1    Use of Proceeds

          It will procure that the proceeds of Advances be used only for the purposes specified in Clause 2.2.

3.2.2     Authorisations and Consents

          It will, and will procure that each of its subsidiaries will, obtain and promptly renew from time to time and maintain in full force and effect all such authorisations, approvals, consents, licenses and exemptions, and promptly make and renew from time to time all such filings and registrations, as may be required under any applicable law or regulation (i) to enable it to perform its obligations under each of the Finance Documents and (ii) for the validity and enforceability thereof, subject to the Reservations.

13.2.3    Change of Business


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          It will not, and will procure that each of its subsidiaries will not, engage in any material business other than the Business or any business reasonably incidental thereto.

13.2.4    Maintenance of Status and Authorisations, Title to Assets

          It will, and will procure that each of its subsidiaries will:-

          (a) do all such things as are necessary to maintain their respective legal existences, except that any two or more subsidiaries of an Obligor may consolidate or merge with one another, in each case in accordance with Clause 13.2.9;

          (b) ensure that it and each of them has the right and is duly qualified to conduct their respective businesses as conducted in all applicable jurisdictions, and obtain and maintain all licenses, consents, authorisations, franchises, Intellectual Property and other rights necessary for the preservation and operation of such businesses in all material respects, except to the extent that the absence of any such right or qualification, or the non-existence or non-maintenance of such licenses, consents, authorisations, franchises, property or rights would not be reasonably likely to have a Material Adverse Effect; and

          (c) comply in all material respects with all laws, regulations, judgements, decrees, orders, licenses, permits or consents binding upon it, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.

13.2.5    Arm's Length Transactions

          It will not enter into, and will procure that each of its subsidiaries does not enter into, any arrangement or transaction other than (i) on an arm's length basis and for at least market value, or (ii) on terms that in every respect are equal to or more advantageous to such Obligor.

13.2.6    Insurances

          It will:-


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          (a)       maintain and will procure that each of its subsidiaries
                    maintains in full force and effect adequate insurance (including, without limitation, employer's and public liability insurance and business interruption/loss of profits insurance) in relation to its and their respective assets and businesses against all such risks as are normally insured against by other companies (whose practice is not to self-insure except in connection with reasonable excesses) owning or possessing similar assets or carrying on similar businesses in an amount, to the extent reasonably possible, equal to the full replacement cost of such assets (after allowing for any decrease in value of such assets as a result of normal wear and tear in the case of plant and machinery and related assets), in respect of its or their respective businesses, except where its failure to do so would not be reasonably likely to have a Material Adverse Effect;

          (b) procure that the interest of the Security Agent is noted on all policies of such insurance (or at the option of the Security Agent, acting reasonably, and where the relevant insurer agrees, that such policies are issued in the joint names of the Security Agent and the relevant Obligor); and

          (c) if so requested by the Agent, supply copies of all such policies, and receipts for all premiums and other payments necessary for effecting and keeping such policies.

13.2.7    Taxes

          It will pay within any permitted period, and will procure that each of its subsidiaries pays within any permitted period, all material Taxes imposed upon it or any of them or any of its or their assets, income or profits or any transactions undertaken or entered into by it or any of them (other than such Taxes as are being contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld without penalty, in respect of which Taxes there shall be set aside adequate reserves in accordance with the applicable Approved Accounting Principles).

13.2.8    Disposals

          It will not, and will procure that its subsidiaries will not (whether by a single transaction or a number of related or unrelated transactions and whether at the same


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          time or over a period of time) sell, transfer or otherwise dispose of any of its assets (including shares of the capital stock of any other person, or if such person is not an incorporated entity, other ownership interests therein, and the coverage of this undertaking is to be deemed to include any transaction the effect of which would be to reduce the percentage of any class of shares or interests in any person held directly or indirectly by such Obligor) or all or any part of its undertakings, assets or revenues or any interest therein, other than:-

          (a) disposals of assets on an arm's length basis in the ordinary course of trading;

          (b) payment of cash in respect of a transaction not otherwise prohibited by this Agreement, and exchange of cash equivalents for cash;

          (c) the exchange, or replacement within three months, of assets for or with other assets required for its trading activities of similar or greater value than the assets disposed of or replaced, on arm's length commercial terms;

          (d) disposals of assets which are no longer required for the purposes of its business at a price not significantly less than the market value of those assets less, if the assets would otherwise be liquidated, the costs of the liquidation; or

          (e) disposals, other than disposals of shares or ownership interests in ChiRex America Inc. or the Borrower, not falling within any other paragraph of this Clause 13.2.8 whose consideration does not exceed GBP 5,000,000 (or its equivalent) in any one Accounting Reference Period and GBP 15,000,000 (or its equivalent) when aggregated with all other such disposals made by the Obligors and each of their respective subsidiaries following the date of this Agreement.

13.2.9    Merger, Consolidation, Etc.

          It will not, and will procure that its subsidiaries do not, merge or consolidate with any other person (whether by winding-up, dissolution or other means) except that:-

          (a) two or more Tier I Guarantors may consolidate or merge with one another or an Obligor which is not a


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                    Tier I Guarantor may merge into an Obligor which is a Tier I
                    Obligor, and

          (b)       any subsidiary of an Obligor may merge into such Obligor,

          provided in that the Agent shall have received legal opinions in respect of the relevant merger or consolidation in form and substance reasonably satisfactory to the Agent, which legal opinions shall, in any event, confirm that none of the material rights of any Finance Party or the material obligations and liabilities to any Finance Party of any Obligor will, after such merger or consolidation, cease to be in full force and effect and that the person surviving or resulting from such merger or consolidation is bound under the Finance Documents after giving effect to such merger or consolidation to the same extent as the other person or persons party to such transaction were bound immediately prior thereto.

13.2.10   Negative Pledge; Absence of Other Negative Pledges

          (a) It will not, and will procure that its subsidiaries will not, create or have outstanding any Security Interest on or over its respective assets, other than Permitted Security Interests.

          (b) It will not, and will procure that none of its subsidiaries will, covenant for the benefit of any person other than the Lenders pursuant to the Finance Documents, to refrain from granting for the purpose of securing Financial Indebtedness, Security Interests on all or any portion of its or their assets or properties, except (i) in respect of assets subject to Permitted Security Interests in favour solely of the holder of the relevant Security Interest and (ii) any such covenants in existence on the date hereof pursuant to any of the Continuing Indebtedness provided that the principal amount of such Continuing Indebtedness shall not be increased after the date hereof.

13.2.11   Indebtedness

          It will not, and will procure that its subsidiaries will not, incur or permit to exist any Financial Indebtedness other than Permitted Indebtedness.

13.2.12   Loans, Etc.


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          It will not, and will procure that its subsidiaries will not, make or permit to be outstanding any loans or grant any credit to any person or make any other similar arrangement other than:-

(i) loans to directors or employees which, together with all such loans made by the Borrower and its subsidiaries, do not exceed a maximum aggregate amount of GBP 1,000,000 (or its equivalent) outstanding at any time;

(ii)      trade credit granted in the ordinary course of its trading business,

(iii) loans to all material terms of which the Agent (acting upon the instructions of the Majority Lenders) has consented; and

(iv) loans or credits granted by one of the Borrower's subsidiaries to the Borrower or another of the Borrower's subsidiaries.

13.2.13   Acquisitions of Subsidiaries or Businesses

          It will not, and will procure that its subsidiaries will not (i) acquire any subsidiary which is not its subsidiary as at the date of this Agreement, (ii) acquire any business, or (iii) enter into any agreement under which it may be or become bound to acquire any such subsidiary or business other than:-

          (a) subsidiaries or businesses acquired exclusively with the proceeds of one or more sales of equity securities or rights in relation thereto, where (i) the subsidiary or business to be acquired is such that it would not result in the untruth or inaccuracy of any representation or warranty set forth herein, the violation of any covenant set forth herein, or the occurrence of any Potential Event of Default or Event of Default, as demonstrated in each case to the reasonable satisfaction of the Agent, (ii) if on a pro forma basis (as demonstrated to the reasonable satisfaction of the Agent), the proposed acquisition would result in there being a Material Subsidiary which is not an Obligor, the acquiror shall simultaneously with the acquisition cause compliance by the acquired business or acquired subsidiary with Clause 13.2.22, and (iii) if the business or subsidiary proposed to be acquired has any interest in real property which may subject such business or subsidiary or any other member of the ChiRex Group


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                    to liability under any Environmental Law, the acquiror shall provide to the Agent a report of the type described in Clause 13.2.18(g) in all respects satisfactory to the Agent no fewer than 20 days prior to the date of the proposed acquisition; and

          (b) subsidiaries or businesses acquired in whole or in part with the proceeds of Financial Indebtedness (including any direct or indirect usage of the Tranche B Facility), where (i) the acquisition satisfies the requirements of the preceding Clause 13.2.13(a), and (ii) the Agent has received evidence to its reasonable satisfaction that the proposed acquisition will not result in the ChiRex Group having available to it at any time insufficient cash or liquid assets to enable it to meet all of the payment obligations under this Agreement as well as all other material liabilities as they are then anticipated to fall due.

13.2.14   Restriction on Redemption and Acquisition of Own Shares

          It will not, and will procure that none of its subsidiaries will, directly or indirectly redeem, purchase, retire or otherwise acquire for consideration any shares, warrants or other equity or equity related securities issued by it or set apart any sum for any such purpose or otherwise reduce its capital without the consent of the Agent (acting on the instructions of the Majority Lenders), except to the extent that any sums paid or set apart by ChiRex Inc. in respect of the redemption, purchase, retirement or acquisition of its shares, when added to any other Restricted Payments, do not exceed in aggregate the Available Amount.

13.2.15   Blockage of Payments, Etc.

          It is not, and will procure that none of its subsidiaries is, a party to any contractual or similar arrangement pursuant to which any such subsidiary is prohibited from making any loan, payment of dividends, distributions of income or other amounts, or transferring any properties or assets, to it, or any condition or requirement is imposed on any such payment or transfer except, in the case of prohibitions on transfers of properties or assets, customary provisions restricting subletting or assignment of any lease governing a leasehold interest of it or one of its subsidiaries.

13.2.16   Restriction on Payment of Dividends, Etc.


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          It will not declare or pay, directly or indirectly, any dividends or make any other distribution, or other amounts whether in cash or otherwise, on any of its ordinary or other shares except to the extent that dividends paid by ChiRex Inc., when added to any other Restricted Payments, do not exceed in aggregate the Available Amount.

13.2.17   Material Agreements

          The relevant Obligor will at its own cost and expense take all reasonable steps to preserve and enforce available rights and remedies in respect of the Material Agreements or any breach thereof, maintain in full force and effect (subject to rights of termination exercisable by the other party or parties thereto not arising from the relevant Obligor's actions or omissions) and during their term comply with the terms of the Material Agreements in all material respects, and not agree to any waiver of any material term of or to any material amendment or variation of the terms of the Material Agreements, except to the extent that the failure to perform or observe any of the undertakings set forth in this Clause 13.2.17 is not reasonably likely to have a Material Adverse Effect.

13.2.18   Environmental Obligations

          (a) It will, and will procure that each of its subsidiaries will, (i) comply with the terms of all Environmental Licenses and Environmental Laws applicable to it or any of its subsidiaries, (ii) promptly pay or cause to be paid all costs and expenses incurred in such compliance and (iii) keep or cause to be kept all real property now or hereafter owned or operated by it or any of its subsidiaries free and clear of any Security Interests imposed pursuant to such Environmental Laws for such period as such real property is owned or operated by it or any of its subsidiaries, except for such non-compliances, failures to pay or Security Interests which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (b) It shall promptly take, and shall cause each of its subsidiaries promptly to take, any and all investigation, study, sampling, testing, abatement, clean up, removal, remediation, or other appropriate response action necessary to remove, remediate,


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                    clean up, or abate any Environmental Contamination that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim where the failure to do is reasonably likely to have a Material Adverse Effect. In the event it or any of its subsidiaries undertakes any such action with respect to any Dangerous Substances on, under or about any real property owned or operated by any of them, it or such subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all Governmental Authorities except when, and only to the extent that, its or such subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Dangerous Substances is being contested in good faith by it or such subsidiary.

          (c) It shall promptly take, and shall cause each of its subsidiaries promptly to take, any and all action necessary to cure any violation of applicable Environmental Laws by such Obligor or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (d) It will not, and will procure that each of its subsidiaries will not, generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Dangerous Substances on any real property now or hereafter owned or operated by it or any of its subsidiaries, or transport or permit the transportation of Dangerous Substances to or from any such real property except for Dangerous Substances used or stored at, or transported from, any such real properties in compliance with all applicable Environmental Laws and used in connection with the operation, use and maintenance of any such real property, except such non-compliances as could not reasonably be expected to have a Material Adverse Effect.

          (e)       If: (i) an Event of Default has occurred and is continuing;
                    (ii) the Lenders receive notice under Clauses 13.2.18(f) or 13.2.18(g) for any event for which notice is required to be delivered for any such real property; or (iii) the Agent or the Majority Lenders reasonably believe that there was a breach of any representation, warranty or covenant


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                    contained in Clause 12.20, 13.2.18(a) or 13.2.18(d); then, at the written request of the Agent or the Majority Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, it will provide, at the Borrower's sole cost and expense, an environmental site assessment report and compliance audit concerning any real property in form and substance satisfactory to the Agent, prepared by an environmental consulting firm approved by the Agent addressing the matters in sub-clause (i), (ii) or (iii) above of this Clause 13.2.18(e) which gives rise to such request and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter. If the Borrower fails to provide the same within 90 days after such request was made, the Agent may order the same, and the Obligors shall grant and hereby grant to each of the Agent and the Lenders and their agents access to such real property and specifically grant the Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the expense of the Borrower (including, without limitation, taking samples of soil, groundwater and suspected asbestos containing materials). Any such investigation of any real property shall be conducted, unless otherwise agreed to by Borrower and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such real property or to cause any damage or loss to any property at such real property. Borrower and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this Clause 13.2.19(e) will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Facilities and to protect Lenders' security interests, if any, created by the Finance Documents. Agent agrees to deliver a copy of any such report to Borrower with the understanding that Borrower acknowledges and agrees that
                    (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Borrower's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Borrower neither Agent nor any Lender is


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                    requiring or recommending the implementation of any
                    suggestions or recommendations contained in such report.

          (f) Promptly upon, and in any event within five Business Days after, an officer or director of any Obligor obtaining knowledge thereof, written notice of any of the following matters (including all reasonably related claims or liabilities) which could reasonably be expected to result in costs to any Obligor in excess of GBP 2,500,000 shall be delivered to the Lenders:-

(i) any pending or threatened Environmental Claim against any Obligor (including any such claim arising out of the ownership or operation by an Obligor, or any predecessor-in-interest thereto, of any real property then no longer owned by such Obligor) or any real property then owned or operated by an Obligor and any pending or threatened suspension, revocation or material modification of any Environmental License applicable to such Obligor (including any threatened closure or shutdown of all or any part of a facility owned or operated by such Obligor);

(ii) any condition or occurrence on or arising from any real property owned or operated by any Obligor (or with respect to which any Obligor has liability) that (x) results in material noncompliance by an Obligor with any applicable Environmental Law or (y) could reasonably be expected to form the basis of an Environmental Claim against an Obligor, or any predecessor-in-interest thereto, (including any such claim arising out of the ownership or operation by an Obligor of any real property then no longer owned by such Obligor) or any real property then owned by an Obligor;

(iii) any condition or occurrence on any real property owned or operated by any Obligor that could reasonably be expected to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability by such Obligor of such real property under any Environmental Law;

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Dangerous Substances on any real property owned or operated by an Obligor, or any predecessor-in-interest thereto, as required by any Environmental Law or any Governmental Authority; and


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(v)       any change or addition to any applicable Environmental Law the effect of which change or addition is reasonably likely to have a Material Adverse Effect.

                    All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the relevant Obligor's response thereto. In addition, the relevant Obligor will provide the Lenders with copies of such detailed reports of any Environmental Claim as may reasonably be requested by the Majority Lenders. In addition, promptly upon receiving written notice of the entry of any real property (or any property with respect to which it or any of its subsidiaries has liability or potential liability) on any register or database maintained by any Governmental Authority or like authority for those properties deemed contaminated with Dangerous Substances including, without limitation, a "black spots" list, inform the Agent of the entry where the entry has or could reasonably be expected to have a Material Adverse Effect.

          (g) It will, and will procure that each of its subsidiaries will, undertake a suitable site assessment of the Environmental status of any material real property (or any material interest therein) or any company in which it intends or they intend to acquire a majority interest (which assessments shall include, but not be limited to, a written environmental site assessment prepared by a reputable environmental consultant for real property or interests therein acquired or held by any company to be acquired), provided it is so permitted by the then owner of such real property, and will notify the Agent of the results of such assessment.

13.2.19   Intellectual Property

          It will:-

          (a) make such registrations and pay such fees, registration Taxes and similar amounts as are necessary to keep all Intellectual Property rights which are material to the business of any member of the ChiRex Group in force and to record its interest in those Intellectual Property rights; and

          (b) take such steps as are necessary and commercially reasonable (including, without limitation, the institution of appropriate legal proceedings) to


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                    prevent third parties from infringing those Intellectual
                    Property rights referred to in paragraph (a) above and (without prejudice to paragraph (a) above) take such other steps as are reasonably practicable to maintain and preserve its interest in those rights.

13.2.20   Investments

          It will not, and will procure that its subsidiaries will not, own any interest in any share, equity related investment or investment security other than Permitted Investments.

13.2.21   Financial Indebtedness within the ChiRex Group

          It will not, and will procure that its subsidiaries will not, permit any Financial Indebtedness or other obligation owed by it to another Obligor or to it by another Obligor, to be either (i) contractually subordinated to any other obligations, or (ii) evidenced by a note or other similar instrument, unless that note or instrument is pledged to the Security Agent on behalf of the Lenders in a manner satisfactory in all respects to the Security Agent.

13.2.22   Additional Guarantors

          Each Obligor will procure that each of its subsidiaries which either after the date of this Agreement becomes a Material Subsidiary (an "Existing Material Subsidiary") or is a person to be acquired pursuant to Clause 13.2.13 which would be a Material Subsidiary after giving effect to such acquisition (an "Acquired Material Subsidiary") executes and delivers, except to the extent that (i) such execution and delivery is prohibited by law or (ii) it would, in the reasonable opinion of the Agent, create an unreasonable risk of liability for the directors of such Material Subsidiary after taking into account the costs of the contingent liability to the Material Subsidiary attributable to the guaranteeing of obligations under the Finance Documents versus the benefits to be derived therefrom by such Material Subsidiary, in the case of an Existing Material Subsidiary, within 90 days of availability to the Borrower of information demonstrating that such subsidiary has become a Material Subsidiary and, in the case of an Acquired Material Subsidiary, substantially contemporaneously with the consummation of its acquisition (and in any event within 30 days thereafter), to the Agent a Deed of Accession and the


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          documents described in the following sub-clauses (i), (ii) and (iii)
          relevant to it:

(i) a copy, certified as of the date of the Deed of Accession as true and complete by a duly authorised representative of such Material Subsidiary of:

                    (A) the constitutional documents of such Material Subsidiary, including evidence of due incorporation;

                    (B) board (or other appropriate governing body) resolutions of such Material Subsidiary (A) approving the transactions and the matters contemplated by each of the Finance Documents, and
                              (B) authorising a specified person or persons to
                              (x) execute on its behalf each of the Finance Documents to which it is a party, and (y) give all notices, requests, instructions, certificates and other documents for that Material Subsidiary in connection with each of the Finance Documents to which it is a party;

                    (C) all other corporate, trust or other applicable authorisations and actions required of it (including without limitation any resolutions of shareholders or approvals of beneficiaries) to enable it to enter into, execute and perform those of the Finance Documents to which it is, or is to be, a party;

                    (D) specimen signatures of the signatories authorised by such Material Subsidiary in the board (or other appropriate governing body) resolutions described in Clause 13.2.22(i)(B) to sign Financing Documents to which it is or is to be a party; and

                    (E) all other resolutions, powers, declarations, approvals, consents and licenses (corporate, official or otherwise) necessary or appropriate for the entry into and performance by such Material Subsidiary of the Finance Documents to which it is or is to be a party, and for the enforceability and validity thereof;


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(ii)      a legal opinion properly addressed to the Agent and Lenders from reputable counsel acceptable to the Agent in the jurisdiction in which such Material Subsidiary is organised or incorporated, who may be counsel to ChiRex Inc.; and

(iii)     such other documents as the Agent may reasonably request.

13.2.23   No Payment of Management Fees

          No Obligor will pay to any member of the ChiRex Group which is not an Obligor management fees, royalty fees or otherwise except in respect of services actually provided on commercially reasonable terms.

13.3      Information and Accounting Undertakings

13.3.1    Events of Default

          ChiRex Inc. will notify the Agent of the occurrence of any Event of Default or Potential Event of Default immediately upon becoming aware of it and will from time to time on request deliver to the Agent a certificate confirming that no Event of Default or Potential Event of Default has occurred or setting out details of any Event of Default or Potential Event of Default and the action taken or proposed to be taken to remedy it.

13.3.2    Books of Account

          Each Obligor will, and will procure that each of its respective subsidiaries will, keep proper books of account and will prepare management accounts in the usual form and will permit the Agent or any authorised representative of the Agent upon reasonable notice to visit them and inspect the same at the place where they are maintained and to interview such officers and employees of the Borrower as the Agent may reasonably require, provided that such visits and interviews may not occur more frequently than once a year unless an Event of Default has occurred.

13.3.3    Appointment of Auditors

          No Obligor will at any time appoint or continue to employ any auditors other than the Auditors or other auditors of international repute approved by the Agent, provided that nothing in this Clause 13.3.3 shall limit or otherwise affect the appointment of statutory auditors.

13.3.4    Financial Statements and Operating Budget


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          The Obligors will deliver, or cause to be delivered, to the Agent in form and substance acceptable to the Agent for distribution to the Lenders sufficient copies for each of the Lenders of the following:-

          (a) as soon as available and in any event within the period required to be delivered to the SEC, the Form 10-K of ChiRex Inc. which incorporates the consolidated financial statements of ChiRex Inc. and its subsidiaries, audited by the Auditors as at the end of and for that financial year;

          (b) as soon as available and in any event within the period required to be delivered to the SEC, the Form 10-Q of ChiRex Inc. which incorporates the unaudited consolidated financial statements of ChiRex Inc. and its subsidiaries and the relevant consolidating adjustments as at the end of, and for, the relevant Accounting Quarter;

          (c) as soon as available and in any event within 30 days after the end of each fiscal month for the first eleven months of each Accounting Reference Period, consolidated monthly management accounts for each of (i) the ChiRex Group, and
                    (ii) the Borrower (setting forth separately income and expenses of ChiRex (Annan) Limited and ChiRex (Dudley) Limited) each as at the end of such month including, without limitation, a consolidation adjustment column;

          (d) not more than 30 days after the beginning of each successive Accounting Reference Period, the Operating Budget applicable to such Accounting Reference Period; and

          (e) within 120 days after the end of each Accounting Reference Period, a report of ChiRex Inc. describing in reasonable detail each of the respective elements of the unconsolidated Cashflow of each Obligor demonstrating the calculations made in order to determine the Cashflow in each such case and, to the extent practicable, reconciling the figures set forth therein to the relevant audited figures;

          provided, that the financial statements provided pursuant to Sub-clauses 13.3.4(a), (b) and (c) shall include, without limitation, in respect of each Accounting Quarter or Accounting Reference Period, as the case may be, a statement of consolidated profit and loss, a consolidated balance sheet, a consolidated cash flow statement,


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          together with a comparison of all such information with the information, if any such consolidated information is available, for the corresponding period in the preceding financial year (or part thereof following the date hereof), and the financial statements provided pursuant to Sub-clauses 13.3.4(c) to include a comparison with the relevant projections, estimates or forecasts in the relevant Operating Budget.

13.3.5    Financial Covenant and Other Compliance Certificates

          Each of the financial statements delivered under Subclauses 13.3.4(a),
          (b) and (c) shall be accompanied by a certificate signed by the chief financial officer of ChiRex Inc. and (in the case of financial statements delivered pursuant to Sub-clause 13.3.4(a) approved by a the Board of Directors of ChiRex Inc., certifying whether or not the Obligors are in compliance with each of the covenants contained in Clause 13.4 (such certificate to contain detailed calculations reasonably acceptable to the Agent demonstrating such determination), confirming that at the date of such financial statement, no Event of Default or Potential Event of Default has occurred, or if one has occurred, a description thereof and the action taken or proposed to be taken to remedy it and, in the case of the annual financial statements, (i) listing each Material Subsidiary as at the date of such annual financial statements, and (ii) accompanied by a certificate from the Auditors (in such form and with such content as the Agent may reasonably require) demonstrating whether or not the Obligors are in compliance with the covenants contained in Clause 13.4.

13.3.6    Accounting Reference Period/Accounting Quarter

          No alteration may be made to its Accounting Reference Period or Accounting Quarters without the prior written consent of the Agent (which consent shall not be unreasonably withheld). The Agent may require such changes in the financial covenants contained in this Agreement as will fairly reflect any such change.

3.3.7     Auditors' Investigations

          [*** Clause Reserved ***]

13.3.8    Other Information

          Each Obligor (or each US Obligor, as applicable) will promptly deliver to the Agent for distribution to the Lenders:-


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          (a)       details of any litigation, arbitration or administrative
                    proceedings relating to such Obligor which is reasonably likely to give rise to a Material Adverse Effect;

          (b) at the same time as sent to any of its financial creditors, any other material document or information sent to such creditors;

          (c) such other information relating to its financial condition or operations (including sales and details in relation to its debtors), or those of any other Obligor as the Agent (or any other Lender through the Agent) may from time to time reasonably request;

          (d) details of any occurrence or circumstance which will materially adversely affect the ability of any Obligor to perform any of its payment obligations under any of the Finance Documents;

          (e) promptly upon becoming aware of any event or circumstance pertaining to an Employee Benefit Plan which is reasonably likely to give rise to a Material Adverse Effect, a written notice specifying the nature thereof, what action the relevant US Obligor or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the United States Internal Revenue Service, the United States Department of Labor or the PBGC with respect thereto; and

          (f) a copy of any notice or other writing received or issued by any Obligor in connection with the possible termination, revocation or modification of the terms of any license, consent or authorisation necessary for the carrying on of the Business, or the termination, waiver, amendment or variance of any Material Agreement.

13.3.9    Other Investigations

          It will, and will procure that its subsidiaries will, at any time during the occurrence of a Potential Event of Default or an Event of Default, permit the Agent and such person or persons as the Agent shall nominate at all reasonable times during normal business hours and on not less than 24 hours' written notice to enter into and upon the principal premises from which the relevant Obligor's or subsidiary's business is being conducted to view the state and condition of such premises.

13.3.10   Approved Accounting Principles


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          All audited financial statements or accounts of the Obligors delivered or to be delivered to the Agent under this Agreement shall be prepared in accordance with the relevant Approved Accounting Principles. If,
          (i) as a result of a change in law or other change in Approved Accounting Principles such statements or accounts are required to be prepared on a different basis, or (ii) any change in Approved Accounting Principles would result in any material change in the manner in which any item relevant to the covenants in Clause 13.4 (Financial Covenants) is accounted for or reported by any Obligor, or
          (iii) any Obligor shall propose to change its Approved Accounting Principles from those specified in the definitions herein:-

          (a) the relevant Obligor shall promptly so advise the Agent, and shall deliver to the Agent (with sufficient copies for the Lenders) the Operating Budget for the then current Accounting Reference Period and the financial statements required to be delivered under Clauses 13.3.4(a) and (b) during the prior twelve month period, in each case, giving effect to the relevant changes;

          (b) on request of the Agent (which request shall be deemed made in the case of a proposal to change any of the Approved Accounting Principles from those specified in the definitions herein), the Obligors and the Agent (on behalf of the Lenders) shall negotiate in good faith with a view to agreeing such amendments to Clauses 13.4 and/or the definitions of any or all of the terms used therein as are necessary as a result of such change in law or in generally accepted accounting principles (or other change) to give the Lenders comparable protection to that contemplated at the date of this Agreement;

          (c) if amendments satisfactory to the Lenders are agreed by the Obligors and the Agent in writing within 30 days of such notifications to the Agent, those amendments shall take effect in accordance with the terms of that agreement; and

          (d) if such amendments are not so agreed within 30 days, within 15 days after the end of that 30 day period, the relevant Obligor shall either:-

(i) deliver to the Agent, in reasonable detail and in a form satisfactory to the Agent, details of all such adjustments as need to be made to the relevant financial statements in order to bring them into line with Approved


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          Accounting Principles or, as the case may be, to eliminate the effect of the relevant change; or

(ii) ensure that the relevant financial statements are prepared in accordance with the relevant Approved Accounting Principles subject, as the case may be, to eliminating the effect of the relevant change.

13.3.11   Annual Meeting with Banks

          At the request of the Agent, the Obligors shall within 120 days after the close of each Accounting Reference Period, hold a meeting at a time and place selected by the Obligors and reasonably acceptable to the Agent, with all of the Lenders at which meeting shall be reviewed the financial results of the previous fiscal year, the financial condition of the Obligors and the Operating Budget for the then current fiscal year of the Obligors.

13.4      Financial Covenants

13.4.1    (a)       Maximum Total Debt / EBITDA Ratio

                    ChiRex Inc. shall maintain, as of the end of each Accounting Quarter to occur during the periods shown below, a Total Debt/EBITDA Ratio of not more than the maximum Total Debt/EBITDA Ratio shown below:

                ================================================================
                                                          Maximum Total
                                                           Debt/EBITDA
                          Period                              Ratio
                ----------------------------------------------------------------
                1st April, 1998 to 30th June, 1998          3.25 : 1
                ----------------------------------------------------------------
                1st July, 1998 to 30th September,           3.0 : 1
                1998
                ----------------------------------------------------------------
                Thereafter                                  2.5 : 1
                ================================================================

          (b)       Minimum Interest Coverage Ratio

                    ChiRex Inc. shall maintain, as of the end of each Accounting Quarter to occur during the periods shown below, an Interest Coverage Ratio of not less than the minimum Interest Coverage Ratio shown below:


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                      ==========================================================
                                                                 Minimum
                                                                 Interest
                               Period                          Coverage Ratio

                      ----------------------------------------------------------
                      1st April, 1998 to 30th September,          3.0 : 1
                      1998
                      ----------------------------------------------------------
                      Thereafter                                  3.5 : 1
                      ==========================================================

          (c)       Calculation

(i) The covenants contained in this Clause 13.4.1 will be tested on a rolling aggregate basis for the immediately preceding four quarterly periods ending on the last day of the relevant Accounting Quarter (except that Total Debt will be tested as of the last day of the Accounting Quarter most recently ended), in each case by reference to the quarterly management accounts in respect of the first three Accounting Quarters of each Accounting Reference Period, delivered to the Agent pursuant to Clauses 13.3.4(b), for the relevant period, and by reference to the audited accounts required to be delivered to the Agent pursuant to Clause 13.3.4(a) in respect of the fourth Accounting Quarter of each Accounting Reference Period; provided that if when the audited accounts become available they either demonstrate that the figures in any relevant quarterly management accounts utilised for any such calculation cannot have been substantially accurate or indicate a material discrepancy which is prejudicial to the Finance Parties between the aggregate figures for the management accounts for the four relevant Accounting Quarters and the aggregate audited figures, then the Agent shall require such adjustment to the calculations made or to be made as it reasonably considers appropriate to rectify such inaccuracy or discrepancy, and compliance with the covenants in this Clause 13.4.1 will be determined by reference to such adjusted figures.

(ii) In the case of any component calculated by reference to management accounts the relevant Approved Accounting Principles will be applied within the reasonable parameters which may be expected of management accounts not the subject of audit procedures.

13.4.2    Capital Expenditure

          (a) Before the Achievement Date only, ChiRex Inc. shall procure that the Capital Expenditures (determined in


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                    accordance with Approved Accounting Principles) of the
                    ChiRex Group in each Accounting Reference Period ending after the date of this Agreement do not exceed the sum of
                    (i) the amount set forth in respect thereof in the Business Plan and (ii) an amount which, when added to any other Restricted Payments, does not exceed in aggregate the Available Amount; provided that for any Accounting Reference Period of less than twelve months, the permitted amount of Capital Expenditures shall be pro-rated accordingly.

          (b) Without prejudice to the other terms of this Agreement, upon each disposal of a business or company (or a material part of either), the amount specified in Clause 13.4.2(a), if applicable, shall be automatically reduced by the amount (if any) reasonably determined by the Agent to be attributable to that business, company or part thereof.

          (c) Notwithstanding the foregoing, to the extent that the actual Capital Expenditures (as so calculated) during any Accounting Reference Period are less than the amount permitted by Clause 13.4.2(a) for such Accounting Reference Period, 100% of such unused amount shall be added to the amount of permitted Capital Expenditures in any succeeding year subject to no Event of Default having occurred and being continuing at the time of a proposed usage of all or any part of such unused amount in such succeeding year.

13.5      Additional Undertakings of ChiRex Inc.

          ChiRex Inc. undertakes that:

          (a)       Business

                    It will not engage in any business or activity other than the ownership of the shares of capital stock of its subsidiaries, and activities necessarily related thereto.

          (b)       Ownership

                    It will at all times own beneficially and of record 100% of the outstanding shares of capital stock of ChiRex America Inc. and the Borrower.

          (c)       Financial Indebtedness, Etc.


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It will procure that (i) none of ChiRex America Inc., ChiRex (Annan) Limited, nor the Borrower has any Financial Indebtedness, except (A) in the case of the Borrower only, its obligations in respect of the Finance Documents and the Holdings Note, and (B) in the case of ChiRex (Annan) Limited only, its obligations under the Finance Documents, the Annan Note and the Multiborrower Revolving Note, (ii) the Borrower has no material assets, other than the shares of capital stock of its subsidiaries and such assets as arise in connection with the use of proceeds of the Advances, and (iii) ChiRex America Inc. has expenses not exceeding GBP 2,500,000 in any Accounting Reference Period.


14.           EVENTS OF DEFAULT

14.1          List of Events

              Each of the events set out in this Clause 14.1 constitutes an Event of Default whether or not the occurrence of the event concerned is outside the control of the Obligors or any other person.

14.1.1        Payment Default

              Any Obligor fails to pay on the due date any amount payable by it under any of the Finance Documents at the place at which, and in the currency in which, it is expressed to be payable but, without prejudice to Clause 27.1, such non-payment shall not constitute an Event of Default if (i) it is a non-payment in respect of interest or fees and the relevant payment is received by the Agent within three Business Days of the due date for payment thereof, or (ii) such non-payment is caused by a technical fault in transmission of funds and such funds are subsequently successfully transmitted within one Business Day of the due date for payment thereof.

14.1.2        Breach of Other Obligations

              (a) a breach of any provision of Clause 13.4 (Financial Covenants) occurs;

              (b) any Obligor fails to comply with any of its obligations in Clause 13 (other than Clause 13.4) and, in any such case, if such failure is, in the reasonable opinion of the Agent, capable of remedy,


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              (c)     it is not remedied within twenty  Business Days
                      after such Obligor becomes aware of such failure; or

              (d) any Obligor fails to comply with or perform any of its other material obligations or undertakings under any of the Finance Documents and, if such failure is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within twenty Business Days after such Obligor becomes aware of such failure.

14.1.3    Misrepresentation

          Any representation, warranty or statement which is made by any Obligor in any of the Finance Documents or is contained in any certificate, statement or notice provided under or pursuant to any of the Finance Documents proves to be incorrect in any material respect when made (or deemed to be repeated) unless the circumstances giving rise to that default are, in the reasonable opinion of the Agent, remediable, and are remedied within twenty Business Days after such Obligor becoming aware of the same.

14.1.4    Invalidity, Unlawfulness, Etc.

          (a) Any provision of any Finance Document is, or becomes, materially invalid or unenforceable for any reason (except by reason of the unavailability of specific performance or other equitable remedy) or shall be repudiated or the validity or enforceability of any provision of any Finance Document shall at any time be contested by any Obligor party thereto, or any Obligor shall deny the existence of any liability or obligation on its part thereunder.

          (b) At any time it is or becomes unlawful under the laws of any applicable jurisdiction for any Obligor (other than a Non-Material Subsidiary) to perform any of its material obligations under any Finance Document.

          (c) At any time any act, condition or thing required to be done, fulfilled or performed in order (i) to enable any Obligor lawfully to enter into, exercise its rights under and perform the material obligations expressed to be assumed by it in any of the Finance Documents or (ii) to ensure that the material obligations expressed to be assumed by any Obligor in any Finance Document are legal, valid and


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                    binding, is not done, fulfilled or performed, and if the
                    relevant matter is, in the reasonable opinion of the Agent, capable of remedy, it is not remedied within fourteen Business Days after the first of such Obligor becomes aware of such matter.

14.1.5    Insolvency

          Subject to Clause 14.2, any Obligor is declared insolvent or is unable, or admits in writing its inability, to pay its debts as they fall due or stops or threatens to stop payment of its debts generally or becomes insolvent within the terms of any applicable law.

14.1.6    Receivership and Administration

          Subject to Clause 14.2,

          (a) an application is made for the appointment of an administrator (as such term is used in the Insolvency Act
                    1986) or similar official in relation to any Obligor or a resolution is passed by the directors or shareholders of ChiRex Inc. or any such Obligor for such an application to be made;

          (b) a liquidator, trustee, administrative or other receiver, manager (being a person acting on behalf of all or any creditors), judicial factor, manager for credits, or similar officer is appointed in respect of (or takes possession of) any Obligor or in respect of (or takes possession of) all or any part of its assets; or

          (c) any distress, execution, attachment (other than an attachment or arrest to found jurisdiction) or other process affects any asset of any Obligor, except where such Obligor is, in good faith, reasonably contesting such distress, execution, attachment or other process by proceedings diligently pursued and such distress, execution, attachment or other process is discharged or stayed within 30 days.

14.1.7    Compositions and Arrangements

          Subject to Clause 14.2, a moratorium or suspension of payments in respect of all or any classes of debts of any Obligor or a composition or an arrangement with creditors generally of any Obligor or any other arrangement whereby its affairs are submitted to the control of its creditors is applied for, ordered or declared.


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14.1.8    Winding-up or Similar Event

          Subject to Clause 14.2, any order is made or resolution passed or any legal proceedings are consented to by any Obligor or otherwise commenced (by way of petition or otherwise) for the suspension of payments generally or dissolution, termination of existence, liquidation, winding-up or bankruptcy of any Obligor.

14.1.9    Protection from Creditors

          Subject to Clause 14.2, any order is made, decree is passed or resolution is passed or other action is taken by or with respect to any obligor for protection from creditors of such Obligor.

14.1.10   Similar Events Elsewhere

          Subject to Clause 14.2, there occurs in relation to any Obligor or any of their respective assets, in any country or territory in which such Obligor is organised or carries on business or to the jurisdiction of whose courts it or any of its assets are subject, any event which corresponds in that country or territory with any of those mentioned in Clauses 14.1.5 to 14.1.9 (inclusive) (including, without limitation, the filing of any petition or the commencement of any proceedings under any U.S. federal or state bankruptcy, insolvency, reorganisation or other similar law), or any Obligor or its assets otherwise become subject, in any such country or territory, to any law relating to insolvency, bankruptcy or liquidation.

14.1.11   Cessation of Business

          Subject to Clause 14.2, any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business, other than in connection with a transfer by such Obligor of all or substantially all of its assets in accordance with Clause 13.2.8(g).

14.1.12   Compulsory Acquisition

          All or any part of the property or assets of any Obligor is compulsorily acquired by, or by the order of, any central or local governmental authority and such acquisition results in a Material Adverse Effect.

14.1.13   Security Interests


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          Any Security Interest securing obligations or liabilities in excess of
          GBP 2,500,000 (or its equivalent), affecting the business, undertaking or any of the assets of any Obligor becomes enforceable (other than by the exercise of a lien arising solely by operation of law in the ordinary course of trading where the indebtedness in respect of which that lien is being exercised (i) has been due for less than twenty days or (ii) is being contested in good faith by appropriate means) whether or not steps are taken to enforce the same.

14.1.14   Cross Default

          (a) Any other Financial Indebtedness in excess of GBP 2,500,000 (or its equivalent) of any Obligor:-

(i) is not paid when due or within any applicable grace period in any agreement relating to that Financial Indebtedness; or

(ii) becomes due and payable (or presently capable of being declared due and payable) before its normal maturity or is placed upon demand before it is due (or any commitment for any such indebtedness is cancelled or suspended) by reason of a default or event of default, however described, or by reason of any other contractual provision requiring prepayment; or

          (b) Any amount due under a WCP Facility becomes due and payable (or presently capable of being declared due and payable) before its normal maturity or is placed on demand before its time (or any WCP Commitment for any WCP Facility is cancelled or suspended) by reason of a default, however described, relating thereto.

14.1.15   Auditors' Qualification

          The Auditors qualify their report on the audited consolidated financial statements of any Obligor in any way whatsoever.

14.1.16   Material Adverse Effect

          An event or circumstance occurs or exists which has, or is reasonably likely to have, a Material Adverse Effect.

14.1.17   Litigation

          Any litigation, arbitration or administrative proceedings are current or pending at the date of this Agreement or


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          are commenced after such date against any Obligor, which proceedings are reasonably likely to have a Material Adverse Effect.

14.1.18   Environmental Defaults

          (a) any Obligor fails to comply with any Environmental Law or Environmental License or becomes subject to any liability or potential liability in respect of Dangerous Substances and that non-compliance or liability or potential liability could reasonably be expected to have a Material Adverse Effect;

          (b) if any entry on any register maintained by any government or like authority for those properties deemed contaminated with Dangerous Substances, including, without limitation, a "black spots" list, is made in respect of any property owned by any Obligor (or with respect to which property any Obligor has any liability or potential liability) and as a result of such registration there is a fall in the value of the property in question which could reasonably be expected to have a Material Adverse Effect;

          (c) any change in applicable Environmental Law results in the imposition of any liability on any Finance Party in relation to any Environmental Event which liability is reasonably likely to have a Material Adverse Effect; or

          (d) any change in applicable law causes the rights of any person in relation to any Environmental Claim against any Obligor to rank ahead of the rights of any Finance Party against it in a manner which could reasonably be expected to have a Material Adverse Effect.

14.1.19   Judgement Default

          Any final judgement, decree or order (not covered by insurance) for the payment of money in excess of GBP 2,500,000 against all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against any Obligor and shall not be discharged, and there shall be any period of 30 consecutive days following entry of such final judgement, decree or order during which a stay of enforcement of such final judgement, decree or order, by reason of a pending appeal or otherwise, shall not be in effect.


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14.1.20   Employee Benefit Plans

          An event or condition occurs or exists with respect to any Employee Benefit Plan and as a result of such event or condition, together with all other such events or conditions, a US Obligor or any ERISA Affiliate thereof has incurred or is reasonably likely to incur a liability to a Employee Benefit Plan, the PBGC or a trustee appointed pursuant to Section 4042 of ERISA (or any combination of the foregoing) which is reasonably likely to have a Material Adverse Effect.

14.1.21   Licenses, Authorisations, Material Agreements

          Any license, consent or authorisation necessary for the carrying on of the Business shall be terminated or revoked or the terms thereof shall be modified, or any Material Agreement shall cease to be in full force and effect, or the party thereto not a member of the ChiRex Group (or its successor) shall give notice to terminate prior to its scheduled termination date such Material Agreement in accordance with its terms, or any term of such Material Agreement shall be waived, amended or varied, in any case where the relevant event (taking into account any replacement or other compensating agreement or order secured by any member of the ChiRex Group) is reasonably likely to have a Material Adverse Effect.

14.2      Bankruptcy and Insolvency Types of Events of Default

          Notwithstanding the terms of Clauses 14.1.5 through 14.1.11 (inclusive), the occurrence of any event described under such Clauses with respect to any subsidiary of the Borrower shall not constitute an Event of Default if the Borrower shall have, not less than twenty days prior to the occurrence of such event, provided evidence satisfactory to the Agent that, the occurrence of such event is not reasonably likely either to (i) have a Material Adverse Effect or (ii) to result in the incurrence by the Lenders of any material liabilities or claims.

14.3      Cancellation and Repayment

          At any time after the occurrence and during the continuance of an Event of Default the Agent may and, if so instructed by the Majority Lenders, will by notice to the Borrower:-


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          (a)       cancel any unborrowed amount of the Facilities (whereupon
                    the commitment of each Lender in respect to each Facility shall be reduced to zero); and/or

          (b) declare all Advances, accrued interest thereon and any other sum accrued under this Agreement and any of the other Finance Documents to be immediately due and payable, whereupon they shall become so due and payable.

15.       GUARANTEE

15.1      Guarantee

          Subject to any limitations specified for the relevant Guarantor in its Deed of Accession and subject to Clause 15.2 below, each Guarantor irrevocably and unconditionally:-

          (a) as principal obligor, waiving any benefit under applicable law, guarantees to each Finance Party, prompt performance by each Obligor (any reference in this Guarantee to one or more Obligors shall not be construed to include a reference by a Guarantor to itself in its capacity as a Guarantor), of all its respective obligations under the Finance Documents (the "Guarantee Obligation");

          (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, such Guarantor shall forthwith on demand by the Agent pay that amount (the "Payment Obligation") as if such Guarantor instead of the relevant Obligor were expressed to be the principal obligor; and

          (c) indemnifies each Finance Party on demand against any loss or liability suffered by it under the Finance Documents as a result of any obligation guaranteed by such Guarantor being or becoming unenforceable, invalid or illegal.

15.2      Limitation on Guarantee Obligations

          Anything contained in this Clause 15 to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by any United States court of competent jurisdiction to be applicable to the obligations of any US Obligor under the Guarantee set forth in this Clause 15, such obligations of such US Obligor hereunder shall be limited to a maximum aggregate amount equal to the largest


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          amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law, to the extent applicable to any respective guarantee of any US Obligor (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such US Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such US Obligor in respect of intercompany indebtedness to any other member of the ChiRex Group to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such US Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such US Obligor pursuant to applicable law or pursuant to the terms of any agreement.

15.3      Joint and Several Liability

          Subject to any limitations specified for the relevant Obligor in its Deed of Accession, if applicable, each obligation expressed under this Agreement to be an obligation of the Obligors shall be the joint and several obligation of each Obligor.

15.4      Continuing Guarantee

          This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Obligors under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

15.5      Reinstatement

          (a) Where any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause 15 shall continue as if the discharge or arrangement had not occurred.

          (b) Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

15.6      Waiver of Defences


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          The obligations of each Guarantor under this Clause 15 will not be affected by, and each Guarantor waives its rights (to the fullest extent permitted by law) in connection with, any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause 15 or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or any Finance Party):-

          (a) any time or waiver granted to, or composition with, any Obligor or any other person;

          (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets (including any balance of any deposit or account or credit on the books of any Finance Party or other person in favour of any Obligor or any other person) of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

          (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

          (d) any variation (however fundamental) or replacement of a Finance Document or any other document or security so that references to that Finance Document in this Clause 15 shall include each variation or replacement;

          (e) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security, to the intent that such Guarantor's obligations under this Clause 15 shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

          (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under a Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of each Guarantor's


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                    obligations under this Clause 15 be construed as if there
                    were no such circumstance.

15.7      Immediate recourse

          Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to (i) proceed against or enforce any other rights or security or claim payment from any person, or (ii) pursue any other remedy in the power of any Finance Party whatsoever, before enforcing its rights against such Guarantor under this Clause 15.

15.8      Appropriations

          Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:-

          (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

          (b) hold in a market rate interest-bearing suspense account any moneys received from each Guarantor or on account of such Guarantor's liability under this Clause 15, with interest accruing thereon for the account of such Guarantor at a rate determined by such Finance Party, acting reasonably, to be appropriate in the circumstances.

15.9      Non-competition

          Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Guarantor shall not, after a claim has been made or by virtue of any payment or performance by it under this Clause 15:-

          (a) be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity


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                    in respect of any payment made or moneys received on account of such Guarantor's liability under this Clause 15;

          (b) without the consent of the Agent, claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

          (c) receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

          Each Guarantor shall hold in trust for and forthwith pay or transfer to the Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause 15.9.

15.10     Additional Security, Relation to Other Obligations of Guarantors

          This guarantee is in addition to and shall not in any way be prejudiced by any other security now or hereafter held by any Finance Party.

16.       THE AGENT AND THE OTHER FINANCE PARTIES

16.1      Appointment and duties of the Agent, Security Agent and Joint
          Arrangers

16.1.1 Each Lender hereby appoints (i) Bankers Trust Company as Agent, to act as its agent in connection with the Finance Documents, (ii) Bankers Trust Company as Security Agent, to act as security agent for purposes of the Security Documents, and (iii) Bankers Trust International PLC and Midland Bank plc to act as Joint Arrangers, under and in connection with the Finance Documents, and irrevocably authorises Bankers Trust Company for and on its behalf to exercise such rights, powers and discretions as are specifically delegated to it by the terms of the Finance Documents, together with all such rights, powers and discretions as are incidental thereto, and to give a good discharge for any moneys payable under the Finance Documents. The Lenders empower the Agent or the Security Agent, as the case may be, on the broadest terms to take such actions and to exercise any and all rights derived from this Agreement, including, but not limited to (i) the enforcement of the Finance Documents, and (ii) the


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          sending or receiving of whatever notices or communications the Agent may deem necessary or advisable.

16.1.2 The Agent will act solely as agent for the Lenders in carrying out its functions as agent under the Finance Documents and will exercise the same care as it would in dealing with a credit for its own account.

16.1.3 The relationship between the Lenders and the Agent is that of principal and agent only. The Agent shall not have, nor be deemed to have assumed, any obligations to, or trust or fiduciary relationship with, the other Finance Parties or ChiRex Inc. or any member of the ChiRex Group other than those for which specific provision is made by the Finance Documents.

16.1.4 References in this Clause 16 to "Agent" shall be deemed also to be references to the Agent in its capacities as Security Agent and Joint Arranger (save where specific reference is made to the contrary), notwithstanding the use of the expression "the Agent and the Security Agent" in certain provisions of the Finance Documents.

16.2      Agent's Duties

          The Agent shall:-

16.2.1 promptly send to each Lender details of each communication received by it from ChiRex Inc., the Borrower or the members of the ChiRex Group under the Finance Documents, except that details of any communication relating to a particular Lender shall be sent to that Lender only;

16.2.2 promptly send to each Lender a copy of any legal opinion delivered under this Agreement or any of the other Finance Documents and of any document or information received by it pursuant to Clause 13.3 (Information and Accounting Undertakings) or (if requested) pursuant to Clause 4.1;

16.2.3 subject to those provisions of this Agreement which require the consent of all the Lenders, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement or any of the Finance Documents;

16.2.4 have only those duties, obligations and responsibilities expressly specified in the Finance Documents; and


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16.2.5    without prejudice to any other clause hereof (including without limitation Clauses 16.3.5, 16.4(c) and 16.6.3), promptly notify each Lender of the occurrence of any Event of Default or Potential Event of Default of which an officer of the Agent responsible for the administration of this Agreement becomes aware.

16.3      Agent's and Security Agent's Rights

          The Agent and the Security Agent, as the case may be, may:-

16.3.1 perform any of its duties, obligations and responsibilities under the Finance Documents by or through its personnel, delegates or agents (on the basis that the Agent and/or Security Agent may extend the benefit of any indemnity received by it hereunder to its personnel, delegates or agents);

16.3.2 refrain from exercising any right, power or discretion vested in it under the Finance Documents until it has received instructions from the Majority Lenders, or where relevant, all the Lenders;

16.3.3 unless it has received notice in writing to the contrary treat (a) the Lender which makes available any portion of an Advance as the person entitled to repayment of that portion and (b) the office set under a Lender's name in Schedule 1 (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) as its Lending Office;

16.3.4 refrain from doing anything which would or might in its opinion be contrary to any law, regulation, directive, judgement or decree of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, regulation, judgement, decree or directive;

16.3.5 assume that no Event of Default or Potential Event of Default has occurred unless an officer of the Agent while active on the account of the Borrower acquires actual knowledge to the contrary;

16.3.6 refrain from taking any step (or further step) to protect or enforce the rights of any Lender under this Agreement or any of the other Finance Documents until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;


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16.3.7    rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person to whom it purports to be communicated and signed;

16.3.8 rely as to any matter of fact which might reasonably be expected to be within the knowledge of the Borrower on a statement by or on behalf of the Borrower;

16.3.9 obtain and pay for such legal or other expert advice or services as may seem necessary to it or desirable and rely on any such advice.

16.3.10 accept without enquiry such title as the Obligors may have to any asset or assets intended to be the subject of the security created by the Security Documents; and

16.3.11 hold or deposit any title deeds, the Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any banker or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit.

16.4      Exoneration of Agent, Security Agent and Joint Arrangers

          Neither the Agent nor the Security Agent nor the Joint Arrangers nor any of their respective personnel or agents:-

          (a) shall be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Information Memorandum, any of the Finance Documents or any notice or other document delivered under the Finance Documents;

          (b) shall be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Finance Documents;


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          (c)       shall be obliged to enquire as to the occurrence or
                    continuation of an Event of Default or a Potential Event of Default;

          (d) shall be responsible for any failure of any member of the ChiRex Group or any of the Lenders duly and punctually to observe and perform their respective obligations under the Finance Documents;

          (e) shall be responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with the Finance Documents;

          (f) shall be liable for acting (or refraining from acting) in what it believes to be in the best interests of the Lenders in circumstances where it has been unable, or it is not practicable, to obtain the instructions of the Lenders or the Majority Lenders (as the case may be); or

          (g) shall be liable for anything done or not done by it under or in connection with the Finance Documents save in the case of its own negligence or wilful misconduct.

16.5      The Agent, the Security Agent and the Joint Arrangers Individually

16.5.1 If it is a Lender, each of the Agent, the Security Agent and each Joint Arranger shall have the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as if it were not also acting as Agent, Security Agent or Joint Arranger.

16.5.2    Each of the Agent, the Security Agent and each Joint Arranger may:-

          (a) retain for its own benefit (and without liability to account) any fee or other sum receivable by it for its own account; and

          (b) accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this Agreement, or any subsidiary or affiliate of any party (and, in each case, may do so without liability to account).

16.6      Communications and Information


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16.6.1    All communications to any member of the ChiRex Group are to be made by or through the Agent. Each Finance Party will notify the Agent of, and provide the Agent with a copy of, any communication between such Finance Party and the relevant member of the ChiRex Group or any other of the Finance Parties on any matter concerning the Facilities or the Finance Documents.

16.6.2 The Agent will not be obliged to transmit to the other Finance Parties any information in any way relating to any of the parties to the Finance Documents which the Agent may have acquired otherwise than in connection with the Facilities or the Finance Documents.

16.6.3 In acting as Agent for the Lenders, the Agent's banking division shall be treated as a separate entity from any other of its divisions (or similar unit of the Agent in any subsequent re-organisation), subsidiaries or affiliates (the "Other Divisions") and, in the event that the Agent should act for any member of the ChiRex Group in a corporate finance or other advisory capacity ("Advisory Capacity"), any information given by any of them to one of the Other Divisions is to be treated as confidential and will not be available to the Finance Parties without the consent of the person for whom the Agent is acting in an Advisory Capacity, provided that:-

          (a) the consent of that person shall not be required in relation to any information which the Agent in its discretion determines relates to an Event of Default or a Potential Event of Default or in respect of which the Lenders have given a confidentiality undertaking in a form satisfactory to the Agent and the Borrower or that person; and

          (b) if representatives or employees of the Agent receive information in relation to an Event of Default or a Potential Event of Default while acting in an Advisory Capacity they will not be obliged to disclose such information to representatives or employees of the Agent in their capacity as agent bank, security agent or joint arranger hereunder or to any of the Lenders if to do so would breach any rule or regulation or fiduciary duty imposed upon such persons.

16.7      Non-Reliance on Agent, Security Agent or Joint Arrangers

          Each Lender confirms in favour of the Agent, Security Agent and Joint Arrangers that it is (and will at all


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          times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the ChiRex Group and has not relied, and will not at any time rely on the Agent or the Security Agent or the Joint Arrangers:-

16.7.1 to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the ChiRex Group, whether coming into its possession before or after the making of any Advance, except as otherwise specifically provided herein; or

16.7.2 to check or enquire into the adequacy, accuracy or completeness of any information provided by the ChiRex Group under or in connection with this Agreement or any other Finance Document (whether or not such information has been or is at any time circulated to it by the Agent), including, without limitation, that contained in the Information Memorandum; or

16.7.3 to assess or keep under review the business, operations, financial condition, creditworthiness, status or affairs of the ChiRex Group.

16.8      Indemnity to Agent, Security Agent and Joint Arrangers

16.8.1 Each Lender shall on demand fully indemnify the Agent, the Security Agent and the Joint Arrangers and their respective officers, employees and affiliates (collectively the "Agency Indemnitees") in the proportion which its Relevant Amount bears to the Relevant Amounts of all the Lenders at the relevant time against any cost, expense or liability sustained or incurred by any of the Agency Indemnitees in their respective capacities as Agent, Security Agent and Joint Arrangers as a consequence of or in connection with complying with any instructions from the Lenders or the Majority Lenders (as the case may be) or otherwise sustained or incurred in their respective capacities as Agent, Security Agent and Joint Arrangers in connection with the Finance Documents or its respective duties, obligations and responsibilities under the Finance Documents, except to the extent that they are sustained or incurred principally as a result of the negligence or wilful misconduct of such Agency Indemnitee as finally determined by a court having jurisdiction (the determination not being subject to appeal).

16.8.2 The provisions of Clause 16.8.1 are without prejudice to the obligations of the Borrower to indemnify the Agency


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          Indemnitees pursuant to Clause 27 and the Borrower will reimburse each
          Lender on demand for any payment made by that Lender pursuant to Clause 16.8.1.

16.9      Termination and Resignation of Agency: Appointment of Successor

16.9.1 The Agent may resign its appointment at any time by giving not less than 30 days' notice to the Lenders and the Borrower.

16.9.2    A successor Agent shall be selected:-

          (a) by the retiring Agent (following consultation with the Borrower) nominating one of its subsidiaries or affiliates as successor Agent in its notice of resignation; or

          (b) if the retiring Agent makes no such nomination, by the Majority Lenders nominating one of the Lenders as successor Agent (following consultation with the Borrower); or

          (c) if the Majority Lenders have failed to nominate a successor Agent within 30 days of the date of the retiring Agent's notice of resignation, by the retiring Agent nominating a financial institution of good standing to be the successor Agent.

16.9.3 The resignation of the retiring Agent and the appointment of the successor Agent will only become effective upon the successor Agent accepting its appointment as Agent in writing at which time:-

          (a) the successor Agent will become bound by all the obligations of the Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Agent hereunder;

          (b) the agency of the retiring Agent will terminate but without prejudice to any liabilities which the retiring Agent may have incurred or the indemnities to which the retiring Agent may be entitled prior to the termination of its agency; and

          (c) the retiring Agent will be discharged from any further liability or obligation under or in connection with the Finance Documents (save that the outgoing Agent shall pay to the successor a pro rata proportion of the agency fee paid under Clause 11.1.1(c)).


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16.9.4    The retiring Agent will co-operate with the successor Agent in order to ensure that its functions are transferred to the successor Agent without disruption to the service provided to the ChiRex Group and the Lenders and will promptly make available to the successor Agent such documents and records as have been maintained in connection with this Agreement in order that the successor Agent is able to discharge its functions.

16.9.5 The provisions of this Agreement will continue in effect for the benefit of any retiring Agent in respect of any actions taken or omitted to be taken by it or any event occurring before the termination of its agency.

16.10     Resignation of Security Agent

          The Security Agent may resign its appointment in exactly the same manner as set out in relation to the Agent in Clause 16.9 above except that the Security Agent's resignation shall not take effect until all necessary deeds and documents have been entered into in order to substitute its successor as holder of the security comprised in the Security Documents.

16.11     Payments to Finance Parties

16.11.1 The Agent will account to the other Finance Parties for their due proportion of all sums received by the Agent for such Finance Parties, whether by way of repayment of principal or payment of interest, commitment commission, fees or otherwise.

16.11.2 Save as otherwise specifically agreed between the Agent and the other Finance Parties in the case of any arrangement fee, the Agent may retain for its own use and benefit, and shall not be liable to account to the other Finance Parties for all or any part of, any sums received by it by way of agency fee or any other fee or by way of reimbursement of expenses incurred by it.

16.12     Change of Office of Agent, Security Agent or Joint Arrangers

          The Agent, the Security Agent and either Joint Arranger may at any time and from time to time in their respective sole discretion by written notice to the Borrower and each of the other Finance Parties designate a different office from which their respective duties as Agent,


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          Security Agent or Joint Arranger will thereafter be performed.

17.       EVIDENCE OF INDEBTEDNESS

          In any proceedings relating to this Agreement, a statement as to any amount due to any Finance Party under this Agreement which is certified as being correct by an officer of the Agent and a statement as to any amount due to a Finance Party under this Agreement which is certified as being correct by an officer of that Finance Party shall in the absence of manifest error, unless otherwise provided in this Agreement, be prima facie evidence of the amount so due and that such amount is in fact due and payable.

18.       APPLICATION OF MONEYS

          If any sum paid or recovered in respect of the liabilities of the Obligors under any of the Finance Documents is less than the amount then due, the Agent shall apply that sum in the following order:-

          (a) first to any unpaid fees and reimbursement of unpaid expenses of the Agent and the Security Agent;

          (b) secondly to any unpaid fees and reimbursement of unpaid expenses of the Lenders;

          (c)       thirdly to unpaid interest;

          (d)       fourthly to unpaid principal; and

          (e)       fifthly to other amounts due under the Finance Documents;

          in each case pro rata to the outstanding amounts owing to the Finance Parties under the Finance Documents taking into account any applications under this Clause 18.

19.       PRO RATA PAYMENTS

19.1 If any amount owing by any Obligor under any Finance Document to a Lender (the "Recovering Lender") is discharged by payment, set-off, use of cash collateral or any other manner other than through the Agent in accordance with Clause 9.1.1 (such amount being referred to in this Clause 19.1 as the "Recovery"), then:-


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          (a)       within two Business Days of receipt of the Recovery, the
                    Recovering Lender shall pay to the Agent an amount equal (or equivalent) to such Recovery;

          (b) the Agent shall treat such payment as if it were part of the payment to be made by the Borrower to the Lenders rateably in accordance with their respective Commitments; and

          (c) save for any receipt by the Recovering Lender as a result of the operation of paragraph (b) above, as between the members of the ChiRex Group and the Recovering Lender the Recovery shall be treated and deemed as not having been paid.

19.2 Each Lender shall notify the Agent promptly of any such Recovery by that Lender other than by payment through the Agent. If any Recovery subsequently has to be wholly or partly refunded by the Recovering Lender which paid an amount equal thereto to the Agent under Clause 19.1(a), each Lender to which any part of that amount was distributed shall, on request from the Recovering Lender, repay to the Recovering Lender such Lender's pro rata share of the amount which has to be refunded by the Recovering Lender.

19.3 Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause
          19. Notwithstanding the foregoing provisions of this Clause 19, no Recovering Lender shall be obliged to share with another person any Recovery which it receives pursuant to legal proceedings taken by it to recover any sums owing to it under the Finance Documents where such other person has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Lender are instituted by it without prior notice having been given to such other person through the Agent).

19.4 Failure by any Recovering Lender to comply with any of the provisions of this Clause 19 shall not release any other Recovering Lender from any of its obligations or liabilities under this Clause 19.

19.5 Each party to this Agreement agrees to take all steps required of it pursuant to Clause 19.1, and to use its reasonable endeavours to obtain any consents or authorisations which may at any relevant time be


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          required, for any payment by it pursuant to this Clause 19.

19.6 The provisions of this Clause 19 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in this Clause 19.

20.       SET-OFF

          Any Finance Party may without notice to any members of the ChiRex Group, following the giving of notice by the Agent pursuant to Clause 14.3, combine, consolidate or merge all or any of the accounts of any member of the ChiRex Group with, and liabilities to, that Finance Party and may set off or otherwise retain or transfer any sum standing to the credit of any such accounts in or towards the satisfaction of any of the liabilities of such member of the ChiRex Group to that Finance Party under the Finance Documents (whether or not such liabilities are then due for payment), and may do so notwithstanding that the balances on such accounts and the liabilities may not be expressed in the same currency, and each Finance Party is hereby authorised to effect any necessary conversions at the Agent's spot rate of exchange then prevailing.

21.       NOTICES

21.1 Save as specifically otherwise provided in this Agreement or agreed with the Agent any notice, demand or other communication to be served under this Agreement may be served upon any party hereto only by posting by first class (or air mail) post or by delivering the same in person or by courier or sending the same by facsimile transmission to the party to be served at its address or facsimile number given in the relevant Finance Document or at such other address or number as it may from time to time notify in writing to the other parties hereto. As regards the initial parties to this Agreement, their respective addresses and numbers are set out under their respective names in
          Schedule 1 or in the signature pages of this Agreement.

21.2 A notice or demand served by first class (or air mail) post shall be deemed duly served upon receipt, a notice or demand served in person or by courier shall be deemed duly served when delivered and a notice or demand sent by facsimile transmission shall be deemed to have been served at the time of transmission unless served on a


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          non-Business Day or after 5.00 p.m. at the place in which the recipient is located in which case it will be deemed served at 9.00 a.m. at the place in which the recipient is located on the following Business Day.

21.3 In proving service of any notice or demand it will be sufficient to prove, in the case of a letter, that such letter was properly stamped or franked first class (or with appropriate air mail postage), addressed and placed in the post, in the case of a notice or demand served by courier that it was delivered by the courier company and, in the case of a facsimile transmission, that such facsimile was duly transmitted to a current facsimile number of the addressee at the address referred to above and the transmission report indicates that it was correctly sent and received.

22.       NO IMPLIED WAIVERS

22.1 No failure or delay by the Agent, the Security Agent or the Joint Arrangers or any other Finance Party in exercising any right, power or privilege under any of the Finance Documents shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

22.2 The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights and remedies provided by law and all such rights and remedies howsoever arising will, save where expressly provided to the contrary therein, be available to the Finance Parties severally and any Finance Party shall be entitled to commence proceedings in connection therewith in its own name.

23.       INVALIDITY OF ANY PROVISION

          If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

24.       CONFIDENTIALITY

24.1 Each of the Finance Parties agrees with the Borrower to hold confidential all information which they acquire


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          under or in connection with the Finance Documents save to the extent they are required by law or regulation, or are requested by any regulator with jurisdiction over, or over any business of, the relevant Finance Party or any of its subsidiaries or affiliates, or where necessary in connection with litigation, to disclose the same or the same comes into the public domain (otherwise than as a result of a breach of this Clause 24).

24.2 Nothing in Clause 24.1 shall restrict any Finance Party from disclosing information in accordance with Clause 25.4 (Disclosure of Information).

24.3 Except to the extent required by law, all public announcements in relation to this Agreement shall be made through the Agent. The Agent will not make any written public announcement in relation to this Agreement without first having the text of the announcement approved by ChiRex Inc. (such approval not to be unreasonably withheld or delayed).

25.       CHANGES TO PARTIES

25.1      No Assignment by the ChiRex Group

          None of the members of the ChiRex Group may assign or transfer all or part of their rights or obligations under this Agreement or any of the other Finance Documents.

25.2      Lenders

25.2.1 A Lender (a "Transferor") may at any time, following consultation with the Borrower, assign or otherwise transfer (together, "Transfer") all or any part of its rights or obligations under the Finance Documents to any person which is then a Qualifying Lender (a "Transferee"), subject to the other terms of this Clause 25, provided that unless the Borrower and the Agent otherwise agree, any Transfer by a Transferor
          (i) in relation to all Facilities other than a WCP Facility, must, to the extent it has rights and/or obligations in respect of one or more Facility, be in relation to all Facilities and any Transfer shall be for the same proportion of the Transferor's rights and obligations in each Facility, and (ii) in relation to a WCP Facility must be in respect of that entire WCP Facility and that Transferor's entire WCP Commitment thereunder.

25.2.2 A Transfer of obligations of the Lenders shall only be effective if made in accordance with Clause 25.3


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          (Substitution Provisions) or if the Transferee has, prior to the
          Transfer taking effect, confirmed in writing to the Agent (acting on behalf of all the other Lenders) and to the Borrower that it undertakes to be bound by the terms of each of the Finance Documents binding upon it as a Lender in form and substance satisfactory to the Agent. On any such Transfer being made, the Transferor shall be relieved of its obligations to the extent that they are transferred to the Transferee.

25.3      Substitution Provisions

25.3.1 A Transferor may transfer, upon notice being given by the Agent to the other parties hereto as provided below, all or any of its rights and obligations under the Finance Documents to a Transferee by means of a novation effected by the Agent executing a Transfer Certificate which has been duly completed and signed on behalf of both the Transferee and the Transferor. For the avoidance of doubt, the Agent shall not be obliged to execute a Transfer Certificate unless the identity of the Transferee named therein is satisfactory to the Agent, and nothing in this Clause 25.3.1 shall be deemed to authorise the Agent to sign a Transfer Certificate which has not been signed on behalf of a Transferee and Transferor.

25.3.2 On the later of (i) the date specified in the Transfer Certificate as being the date on or as from which the substitution under this Clause
          25.3 is to take effect and (ii) the date on which the Agent executes the Transfer Certificate, the following shall occur:-

          (a) to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations under the Finance Documents, the members of the ChiRex Group and the Transferor shall each be released from further obligations to each other under the Finance Documents (and the appropriate reduction shall be made to the Commitment of the Transferor) and their respective rights against each other shall be cancelled (such rights and obligations beings referred to in this Clause 25.3.2 as "Discharged Rights and Obligations");

          (b) the members of the ChiRex Group and the Transferee shall each assume obligations towards each other and acquire rights against each other which differ from the Discharged Rights and Obligations only in so far as the members of the ChiRex Group and such Transferee have assumed and acquired the same in


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                    place of the members of the ChiRex Group and the Transferor;

          (c) the Agent, the Security Agent, the Joint Arrangers, the Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the Transferee been an original party hereto as a Lender with the rights and obligations acquired or assumed by it as a result of the novation; and

          (d) on the date upon which such transfer takes effect, the Transferee shall pay to the Agent for its own account a transfer fee of GBP 500, except that no fee shall be payable in respect of a transfer which occurs not later than six months after the Initial Drawdown Date.

25.3.3 Nothing in this Agreement or any other Finance Document shall oblige a Transferor or cause a Transferor to be liable:-

          (a) to accept a re-assignment or re-transfer from a Transferee of any of the rights or obligations assigned, transferred or novated pursuant to this Clause 25; or

          (b) to support any losses incurred by a Transferee by reason of the non-performance by any member of the ChiRex Group of their obligations under any of the Finance Documents.

25.3.4 Each of the parties hereto (other than the Transferor and the Transferee) authorises the Agent to execute on its behalf any Transfer Certificate which has been duly completed in accordance with this Clause 25.3 and executed on behalf of each of the Transferor and the Transferee.

25.3.5 The Agent shall promptly notify the other parties hereto of the receipt and execution by it on their behalf of any Transfer Certificate and shall supply a copy of the Transfer Certificate to the Borrower.

25.4      Disclosure of Information

          Each Lender may disclose to a proposed assignee or transferee or any sub-participant, risk participant or other participant proposing to enter or having entered into a contract with such Lender regarding the Finance Documents any information in the possession of such


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          Lender relating to the ChiRex Group (and any member of it) as it sees fit subject to such person agreeing in writing to be bound by the confidentiality provisions set out in Clause 24.

25.5      The Agent and the Reference Lenders

25.5.1 Changes to the Agent and the office through which the Agent acts may be effected pursuant to Clauses 16.9 and 16.12 respectively.

25.5.2 If a Reference Lender ceases to be one of the Lenders or, if a Reference Lender is not itself a Lender but an affiliate of a Lender and such Lender ceases to be one of the Lenders, then:-

          (a) the Lender or, as the case may be, affiliate of the Lender concerned shall cease to be a Reference Lender; and

          (b) the Agent shall in consultation with the Borrower appoint another Lender or an affiliate of another Lender to be a Reference Lender.

26.       LENDER DECISIONS

26.1 Subject to Clauses 26.2 and 26.3, any provision of this Agreement or any of the other Finance Documents may be amended, waived, varied or modified with the agreement of the Majority Lenders.

26.2 The following matters shall require the unanimous agreement of all of the Lenders:-

26.2.1    any increase in any Commitment of any Lender;

26.2.2 any extension of any scheduled date for payment of any sum due, owing or payable to any Lender;

26.2.3 any reduction in the amount, or change in currency, of any payment of principal, interest, fees or commissions or other amounts payable hereunder by any party;

26.2.4 any amendment, variation or modification of this Clause 26, Clause 19 (Pro Rata Payments), Clause 20 (Set-off), Clause 25.1 (Assignment by the Borrower, Etc.) or to the definition of Majority Lenders;


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26.2.5    any matter which, by the terms of this Agreement as at the date hereof, is stated to be subject to the consent of all Lenders;

26.3 Any amendment, waiver, variation or modification of Clause 16 (The Agent and the other Finance Parties) may not be effected without the agreement of the Agent (giving effect to Clause 16.1.4).

26.4 Subject to any provision of the Finance Documents entitling or obliging the Agent or the Security Agent to grant releases or permit any disposal to take place, any question which relates to the release or material variation of any security held by the Security Agent shall require the agreement of the Majority Lenders, failing which no such release or variation may be effected.

27.       INDEMNITIES

27.1      General Indemnity and Breakage Costs

          The Borrower will fully indemnify each of the Finance Parties, and their respective officers, employees, subsidiaries and affiliates (collectively the "Finance Indemnitees") from and against any expense, loss, damage or liability (including without limitation any arising from any actual or alleged breach of any Environmental Laws) which any of the Finance Indemnitees may incur as a consequence of or in connection with (i) the provision and/or Syndication of the Facilities or the use of proceeds thereof (including the distribution of the Information Memorandum), or (ii) the execution, delivery or performance of any of the Finance Documents, other than, in the case of a Finance Indemnitee, any such expense, loss, damage or liability which is finally determined by a court having jurisdiction (the determination not being subject to appeal) to have resulted principally from the negligence or wilful misconduct of such Finance Indemnitee or which is otherwise reimbursed by a member of the ChiRex Group under the Finance Documents. The Borrower will further fully indemnify each of the Finance Parties from and against any expense, loss, damage or liability which they may incur as a consequence of any failure to pay any sum due pursuant to the Finance Documents when due, or any failure to borrow when obliged to do so in accordance with this Agreement (including without limitation failure to satisfy any conditions precedent to such borrowing) or repaying an Advance otherwise than on the last day of an


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          Interest Period or otherwise in connection with a breach by ChiRex
          Inc. or any member of the ChiRex Group of this Agreement or of any Finance Document, except where it is otherwise reimbursed by a member of the ChiRex Group under the Finance Documents. Without prejudice to its generality, the indemnity in the preceding sentence extends to any interest, fees or other sums whatsoever paid or payable on account of any funds borrowed in order to carry any amount which a member of the ChiRex Group fails to pay in breach of this Agreement and to any loss (including loss of profit), premium, penalty or expenses which may be incurred in liquidating or employing deposits from third parties acquired to make, maintain or fund outstanding Advances or any other amount due or to become due under this Agreement.

27.2      Currency Indemnity

          Without prejudice to Clause 27.1, if:-

27.2.1 any amount payable by any Obligor under or in connection with any Finance Document is received by any Finance Party in a currency (the "Payment Currency") other than that agreed in the relevant Finance Document (the "Agreed Currency"), whether as a result of any judgement, decree or order or the enforcement thereof, the liquidation of that member or otherwise; and

27.2.2 the amount produced by converting the Payment Currency so received into the Agreed Currency is less than the relevant amount of the Agreed Currency;

          then the relevant Obligor shall, as an independent obligation, indemnify the relevant Finance Party for the deficiency and any loss sustained as a result. Such conversion shall be made at such prevailing rate of exchange, on such date and in such market as is determined by the relevant Finance Party as being most appropriate for the conversion. The relevant Obligor shall in addition pay the costs of the conversion as an independent and joint and several obligation.

27.3      Waiver

          Each Obligor waives any right it may have in any jurisdiction to pay any amount under any Finance Document in a currency other than that in which it is expressed to be payable in the relevant Finance Document.

28.       CERTIFICATES CONCLUSIVE


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          A certificate, determination, notification or opinion of a Finance
          Party, the Majority Lenders or any Lender provided for in any Finance Document shall be conclusive save in the case of manifest error.

29.       GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of England.

30.       JURISDICTION

30.1      Submission

          For the benefit of each Finance Party, each Obligor agrees that the courts of England shall have jurisdiction to settle any disputes in connection with any Finance Documents and accordingly submits to the jurisdiction of the English courts.

30.2      Service of Process

          Without prejudice to any other mode of service, each Obligor:-

          (a) irrevocably appoints the Borrower as its agent for service of process relating to any proceedings before the English courts in connection with any Finance Document;

          (b) agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

          (c) (without prejudice to other forms of service permitted by law) consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for notices to it from time to time under Clause 21 (Notices).

          (d) The Borrower irrevocably accepts its appointment as agent for service of process under the Finance Documents as set forth in sub-clause (a).

30.3      Forum Convenience and Enforcement Abroad

          Each Obligor:-


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          (a)       waives objection to the English courts on grounds of
                    inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and

          (b) agrees that a judgement, decree or order of an English court or other court in connection with a Finance Document is (subject to rights of appeal before the English courts or such other courts) conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

30.4      Non-Exclusivity

          Nothing in this Clause 30 limits the right of a Finance Party to bring proceedings against any Obligor in connection with any Finance Document:-

          (a)       in any other court of competent jurisdiction; or

          (b)       concurrently in more than one jurisdiction.

31.       COUNTERPARTS

          This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  [Remainder of page intentionally left blank]


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CHIREX (HOLDINGS) LIMITED, in its capacity as the Borrower


By: /s/ Michael A. Griffith
   -----------------------------------

Print Name: Michael A. Griffith
           ---------------------------

Title: Chief Financial Officer
      --------------------------------

CHIREX INC., in its capacity as a Guarantor


By: /s/ Michael A. Griffith
   -----------------------------------

Print Name: Michael A. Griffith
           ---------------------------

Title: Chief Financial Officer
      --------------------------------

CHIREX (DUDLEY) LIMITED, in its capacity as a Guarantor


By: /s/ Michael A. Griffith
   -----------------------------------

Print Name: Michael A. Griffith
           ---------------------------

Title: Chief Financial Officer
      --------------------------------

CHIREX (ANNAN) LIMITED, in its capacity as a Guarantor


By: /s/ Michael A. Griffith
   -----------------------------------

Print Name: Michael A. Griffith
           ---------------------------

Title: Chief Financial Officer
      --------------------------------


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BANKERS TRUST INTERNATIONAL PLC, in its capacity as a Joint
Arranger


By: /s/ Elene A. Harkavy
   -----------------------------------

Print Name: Elene A. Harkavy
           ---------------------------

Title: Vice President
      --------------------------------

MIDLAND BANK PLC, in its capacity as a Joint Arranger and a Lender


By: /s/ Keith Taylor
   -----------------------------------

Print Name: Keith Taylor
           ---------------------------

Title: Senior Business Banking Manager
      --------------------------------

BANKERS TRUST COMPANY, in its capacities as a Lender, Agent and Security Agent


By: /s/ Elene A. Harkavy
   -----------------------------------

Print Name: Elene A. Harkavy
           ---------------------------

Title: Vice President
      --------------------------------


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                                   SCHEDULE 1

                         Commitments and Lending Offices
                         -------------------------------

           Names and Addresses of
                     Initial Lenders                               Commitment
           ------------------------------------------------------------------
                                                                    GBP

           BANKERS TRUST COMPANY                                   31,000,000
           1 Appold Street
           London EC2A 1HE

           Attn.                                             Barry  Jefferies
           Tel:     +44 171 982 2500
           Fax:     +44 171 982 2271

           MIDLAND BANK PLC                                        31,000,000
           50 Grey Street
           Newcastle upon Tyne
           NE99 1SA

           Attn.                                                 Keith Taylor
           Tel:     +44 191 220 6127
           Fax:     +44 191 220 6197


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                                   SCHEDULE 2

                               Repayment Schedule
                               ------------------

                                                           Scheduled Repayment
           Repayment Date                                    of Term Loans
           ---------------------- --------------------------------------------
                                                                 GBP

           31st December, 1998                                4,444,444.44
           30th June, 1999                                    4,444,444.44
           31st December, 1999                                4,444,444.44
           30th June, 2000                                    4,444,444.44
           31st December, 2000                                4,444,444.44
           30th June, 2001                                    4,444,444.44
           31st December, 2001                                4,444,444.44
           30th June, 2002                                    4,444,444.44
           31st December, 2002                                4,444,444.48


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                                   SCHEDULE 3

                            Form of Drawdown Request

To: [Insert details of Agent's administrations department]

Attn:
         [            ]

GBP 62,000,000 facilities agreement dated [
   ], 1997

We refer to the above agreement between, inter alia, ourselves, the Arrangers, the Lenders described therein and yourselves as Agent (as heretofore amended, the "Facilities Agreement", which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facilities Agreement have the same meaning in this notice.

Pursuant to Clause 5.1 of the Facilities Agreement, we hereby give you notice of the following proposed drawing of an Advance under the [Tranche A Term Facility] [Tranche B Multicurrency Revolving Facility]:

(a)       Proposed Drawdown Date (a Business Day):

(b) Currency [GBP only if Tranche A Facility; USD, DEM, FF LIT, CHF, Yen and GBP if Tranche B Facility]:

(c)       Amount:

(d)       Duration of first Interest Period:

(e)       Payment instructions:

(f)       Purpose:

We confirm that no Event of Default or Potential Event of Default has occurred and is continuing unremedied or unwaived or will occur as a result of making this Advance and that each of the representations and warranties required to be made in accordance with Clause 12 of the Facilities Agreement is true and accurate on the date hereof.

Dated: _____________


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[BORROWER]


By:
   ---------------------------

Its:
    --------------------------

Notes

(1) No more than fifteen separate Tranche B Revolving Advances may be outstanding at any one time.

(2) Currencies other than USD, DEM, FF, LIT, CHF, Yen and GBP may not be requested unless the Agent has confirmed in writing to the Borrower that such other currency is freely available to all the Lenders and is one in which dealings regularly occur in the London interbank market.

(3) These notes are included for convenience only and are to be ignored in construing the Facilities Agreement.


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                                   SCHEDULE 4

                            Structure of ChiRex Group

                                [GRAPHIC OMITTED]


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                                   SCHEDULE 5

                 Calculation of the Mandatory Liquid Asset Costs
                            for any Sterling Advances

(a) The Mandatory Liquid Asset Costs for an Advance if denominated in GBP for each Interest Period for that Advance is calculated in accordance with the following formula:

                  BY + L(Y-X) + S(Y-Z)
                  -------------------
          % PER ANNUM
                          100 - (B+S)

          where on the day of the application of the formula:

          B is the percentage of the Agent's eligible liabilities which the Bank of England then requires the Agent to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

          Y is the rate at which GBP deposits are offered by the Agent to leading banks in the London interbank market at or about
                    11.00 a.m. on that day for the relevant period;

          L is the percentage of eligible liabilities which (as a result of the requirements of the Bank of England) the Agent maintains as secured money with members of the London Discount Market Association or in certain marketable or callable securities approved by the Bank of England, which percentage shall (in the absence of evidence that any other figure is appropriate) be conclusively presumed to be 5 per cent.;

          X is the rate at which secured GBP deposits may be placed by the Agent with members of the London Discount Market Association at or about 11.00 a.m. on that day for


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                    the relevant period or, if greater, the rate at which GBP
                    bills of exchange (of a tenor equal to the duration of the relevant period) eligible for rediscounting at the Bank of England can be discounted in the London Discount Market at or about 11.00 a.m. on that day;

          S is the percentage for the Agent's eligible liabilities which the Bank of England requires the Agent to place as a special deposit; and

          Z is the interest rate per annum allowed by the Bank of England on special deposits.

(b)       For the purposes of this Schedule:

          (i) "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England; and

          (ii)      "relevant period" in relation to each Interest Period means:

                    (A)       if it is 3 months or less, that Interest Period or

                    (B)       if it is more than 3 months, 3 months.

(c) In the application of the formula, B, Y, L, X, S and Z are included in the formula as figures and not as percentages, e.g. if B=0.5% and Y = 15%, BY would be calculated as 0.5 x 15.

(d) The formula is applied on the first day of each relevant period. Each amount is rounded up to the nearest one- sixteenth of one per cent.

(e) If the Agent determines that a change in circumstances has rendered, or will render, the formula inappropriate, the Agent (after consultation with the Lenders) shall notify the Borrower of the manner in which the Mandatory Liquid Asset Costs for such


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          Advances will subsequently be calculated. The manner of calculation so notified by the Agent shall, in the absence of manifest error, be binding on all the Obligors.


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                                   SCHEDULE 6

                            Form of Deed of Accession

THIS DEED is made this [ ] day of __________, by [ ], as Guarantor, IN FAVOUR
OF:

(1)       CHIREX (HOLDINGS) LIMITED (the "Borrower")

(2)       BANKERS TRUST INTERNATIONAL PLC AND MIDLAND BANK PLC as Joint
          Arrangers;

(3)       BANKERS TRUST COMPANY, as Agent (the "Agent");

(4)       BANKERS TRUST COMPANY, as Security Agent;

(5)       THE LENDERS PARTY TO THE FACILITIES AGREEMENT DESCRIBED BELOW; and

(6)       THE OBLIGORS PARTY TO THE FACILITIES AGREEMENT DESCRIBED BELOW.

WHEREAS:

(A) This Deed is supplemental to a facilities agreement (the "Facilities Agreement", which expression includes any amendments or supplements thereto or restatements thereof) dated __ October, 1997 made among the parties referred to in paragraphs (1) to (6) above.

(B) [insert name of party] wishes to accede to the Facilities Agreement as a Guarantor.

NOW THIS DEED WITNESSETH AS FOLLOWS:

(1) Words and expressions defined in the Facilities Agreement shall have the same meanings when used herein.

(2)       [insert name of Guarantor] hereby:

          (a) agrees to be bound by all the terms and conditions of the Facilities Agreement insofar as they relate to a Guarantor (including without limitation Clause 15 (Guarantee) and Clause 30 (Jurisdiction) of the


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                    Facilities Agreement) as if it were a party to the
                    Facilities Agreement in such capacity; and

          (b) represents and warrants to the Agent and the other Finance Parties in the terms of the Facilities Agreement

(3) The undersigned Guarantor agrees to be bound by all the terms and conditions of the Facilities Agreement insofar as they relate to an Obligor as if it were a party to the Facilities Agreement in such capacity.

(4) [The foregoing notwithstanding, the obligations of the undersigned Guarantors under the foregoing shall be limited as follows:

          [limitations to guarantees, if not already in Facilities Agreement, to the extent required by applicable law]

(5) The undersigned Guarantor confirms that its address for the purposes of Clause 21 (Notices) of the Facilities Agreement is set out under its name as follows:

          [Name]
          [Address]

          Attention:                             [
          ]
          Facsimile:                             [
          ]

(6) Each of the undersigned hereby agrees that [insert name of Guarantor] shall, from the date of the later of (i) the execution by Agent of this Deed and (ii) the execution by Borrower of this Deed, accede to the Facilities Agreement as if it were a Guarantor and an Obligor named therein and a party thereto.

(7) This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(8) This Deed shall be governed by and construed in accordance with the laws of England.


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IN WITNESS WHEREOF the undersigned have caused this Deed to be duly executed and delivered the day and year first above written.

EXECUTED and DELIVERED                      )
as a deed                                   )
for and on behalf of                        )
[                ]                          )
by                                          )
in the presence of                          )

EXECUTED and DELIVERED                      )
as a deed                                   )
for and on behalf of                        )
[             ]                             )
as Borrower                                 )
by [             ]                          )
in the presence of:                         )

SIGNED by
for and on behalf of
BANKERS TRUST COMPANY,
as Agent

 .............................................
Date:


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                                   SCHEDULE 7

                          Form of Transfer Certificate

[Note: the Transferor and Transferee should ensure that all regulatory requirements (in particular compliance with the Financial Services Act of 1986 and any regulations made thereunder) are satisfied in connection with their entry into of their Transfer Certificate.]

TRANSFER CERTIFICATE

To:       [name of Agent]
          for and on behalf of the Borrower, the other Obligors, the Lenders and the other Finance Parties (each as defined in the Facility Agreement referred to below).

From:     [insert name of Transferor] (the "Transferor")

          [insert name of Transferee] (the "Transferee")

This transfer certificate (this "Certificate") relates to a Facilities Agreement dated [ ] 1997, and made among Bankers Trust Company, as Agent and the Lenders and Arrangers, described therein (the "Facilities Agreement", which expression includes any amendments or supplements thereto or restatements thereof). Terms defined in the Facilities Agreement shall, unless otherwise defined in this Certificate, have the same meanings when used in this Certificate.

(1)       The Transferor by its execution of this Certificate:-

          (a) confirms that the details which appear in column II of the First Schedule of this Certificate accurately state, respectively, the amount of the Transferor's Commitment and the Transferor's participation in Advances as at the date of this Certificate;

          (b) requests the Transferee to accept and procure, in accordance with Clause [24.3] of the Facilities Agreement, transfer to the Transferee of the portion of the Transferor's participation in the Facility specified in column III of the First Schedule of this Certificate by counter-signing


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                    this Certificate and delivering it to the Agent at its
                    address for the giving of notices under the Facility Agreement so as to take effect on the date specified in the Second Schedule of this Certificate (the "Transfer Date").

(2) The Transferee by its execution of this Certificate requests the Obligors, the Lenders, the Agent and the other Finance Parties to accept this Certificate as being delivered under and for the purposes of Clause [25.3] of the Facilities Agreement so as to take effect in accordance with the terms of that Clause on the Transfer Date.

(3) The Transferee undertakes to pay to the Agent for the Agent's own account a transfer fee of [USD ________] as provided in Clause [25.3.2(d)] of the Facility Agreement.

(4)       The Transferee hereby:

          (a) confirms that it has received from the Transferor a copy of the Facilities Agreement together with such other documents and information as it has requested in connection with this transaction;

          (b) confirms that it has not relied, and will not hereafter rely, on the Transferor or any other Finance Party to the Facilities Agreement or any of the other Finance Documents to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

          (c) agrees that it has not relied, and will not hereafter rely, on the Transferor or any other Finance Party to the Facilities Agreement or any of the other Finance Documents to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, the other Obligors or any other party to the Facilities Agreement or the other Finance Documents; and


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          (d)       represents and warrants to the Transferor and all other
                    parties to the Facilities Agreement that it (i) has power to become a party to the Facilities Agreement as a "Lender" on the terms herein and therein set out, and (ii) has taken all necessary steps to authorise execution and delivery of this Certificate.

(5) Neither the Transferor nor any other Finance Party to the Facilities Agreement makes any representation or warranty nor assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents and assumes no responsibility for the financial condition of the Borrower, the other Obligors or any other party to the Finance Documents or for the performance and observance by the Borrower or any other Obligor of any of its obligations under the Finance Documents and any and all such representations and warranties and responsibility, whether express or implied by law or otherwise, are hereby excluded.

(6) On execution of this Certificate by the Agent for itself and on behalf of the Obligors, the Lenders (other than the Transferor) and the other Finance Parties, each of them accepts the Transferee on and with effect from the Transfer Date as a party in substitution for the Transferor with respect to all those rights and obligations which by the terms of the Facilities Agreement, the other Finance Documents and this Certificate are assumed by the Transferor.

(7) By its execution hereof, the Transferee confirms the appointment of [insert name of Agent] to act as its agent under and in connection with the Finance Documents and irrevocably authorises the Agent and for and on its behalf to exercise such rights, powers and discretions as are delegated to it by the terms of the Finance Documents, together with all such rights, powers and discretions as are incidental thereto, and to give a good discharge for any moneys payable under the Finance Documents.

(8) This Certificate and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.


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AS WITNESS the hands of authorised signatories for and on behalf of the
Transferor, the Transferee and the Agent on the respective dates appearing below.


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                   First Schedule to the Transfer Certificate


         I                         II                            III
 Facility Details          Transferor Position              Position to be
  to Transferee             Prior to Transfer                Transferred


[                 ]       [                   ]          [                   ]
[                 ]       [                   ]          [                   ]
[                 ]       [                   ]          [                   ]
[                 ]       [                   ]          [                   ]


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                   Second Schedule to the Transfer Certificate

Particulars relating to the Transferee

Transfer Date                  :
Lending Office                 :
Contact Name                   :
Account for Payments
                               :
Telephone                      :
Facsimile                      :

[Transferor]                                                   [Transferee]


By:..............................

By:..............................

Date: [                     ]                                  Date: [         ]


[Agent]

By:..............................


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                                   SCHEDULE 8

                             Continuing Indebtedness

                                      NONE

                                                                   Executed Copy